     As filed with the Securities and Exchange Commission on March 20, 1996
                                                     Registration No. 333- _____


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                     FIRST BANK CORPORATE CARD MASTER TRUST

                    (Issuer with respect to the Certificates)

                             ----------------------

                           FIRST BANK OF SOUTH DAKOTA
                             (NATIONAL ASSOCIATION)

                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)

      UNITED STATES                   6021                      46-0168855
    (State or other            (Primary Standard               (IRS Employer
     jurisdiction of               Industrial               Identification No.)
    incorporation or        Classification Code No.)
      organization)

                             ----------------------

                              141 NORTH MAIN AVENUE
                        SIOUX FALLS, SOUTH DAKOTA  57117
                                 (605) 339-8600
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                                  LEE R. MITAU
                     CORPORATE SECRETARY AND GENERAL COUNSEL
                             FIRST BANK SYSTEM, INC.
                             601 SECOND AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA  55402
                                 (612) 973-0363
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   COPIES TO:

         CHARLES F. SAWYER, ESQ.                  SUSAN M. CURTIS, ESQ.
          DORSEY & WHITNEY LLP            SKADDEN, ARPS, SLATE, MEAGHER & FLOM
         220 SOUTH SIXTH STREET                     919 THIRD AVENUE
      MINNEAPOLIS, MINNESOTA  55402             NEW YORK, NEW YORK 10022

                             ----------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   / /

                             ----------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                               Proposed   Proposed
                                                Maximum    Maximum
                                     Amount    Offering   Aggregate   Amount of
  Title of Each Class of              to be      Price    Offering  Registration
Securities to be Registered        Registered  Per Unit*   Price*        Fee
--------------------------------------------------------------------------------
Class A Asset Backed Certificates    $500,000    100%     $500,000    $172.42
Class B Asset Backed Certificates    $500,000    100%     $500,000    $172.41
     TOTAL                         $1,000,000    100%   $1,000,000    $344.83
--------------------------------------------------------------------------------

     * Estimated solely for the purpose of calculating the registration fee.

                             ----------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   Cross Reference Sheet Furnished Pursuant to
                          Item 501(b) of Regulation S-K


           Items and Caption
              in Form S-1                           Caption in Prospectus
              -----------                           ---------------------

 1.   Forepart of Registration Statement         Forepart of Registration
      and Outside Front Cover Page of            Statement; Outside Front Cover
      Prospectus                                 Page of Prospectus

 2.   Inside Front and Outside Back              Inside Front and Outside Back
      Cover Pages of Prospectus                  Cover Pages of Prospectus

 3.   Summary Information, Risk Factors          Summary;  Risk Factors; The
      and Ratio of Earnings to Fixed             Trust; The Receivables;
      Charges                                    Certain Legal Aspects of the
                                                 Receivables

 4.   Use of Proceeds                            Use of Proceeds

 5.   Determination of Offering Price            *

 6.   Dilution                                   *

 7.   Selling Security Holders                   *

 8.   Plan of Distribution                       Underwriting

 9.   Description of Securities to Be            Summary; The Trust; The
      Registered                                 Receivables; Description of
                                                 the Certificates

10.  Interests of Named Experts and              *
     Counsel

11.  Information with Respect to the             First Bank of South Dakota
     Registrant                                  (National Association) and
                                                 First Bank System, Inc.

12.  Disclosure of Commission Position           *
     on Indemnification for Securities
     Act Liabilities

---------------

     * Answer negative or Item inapplicable.

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY PROSPECTUS        Subject to Completion dated  _______ __, 1996

FIRST BANK CORPORATE CARD MASTER TRUST
ISSUER

$ ___________________ CLASS A ___% ASSET BACKED CERTIFICATES, SERIES 1996-1 $ ___________________ CLASS B ___% ASSET BACKED CERTIFICATES, SERIES 1996-1

FIRST BANK OF SOUTH DAKOTA (NATIONAL ASSOCIATION)
TRANSFEROR
FBS CARD SERVICES, INC.
SERVICER

Each Class A __% Asset Backed Certificate, Series 1996-1 (collectively, the "Class A Certificates") and each Class B __% Asset Backed Certificate, Series 1996-1 (collectively, the "Class B Certificates" and, together with the Class A Certificates, the "Certificates") will represent an undivided interest in the First Bank Corporate Card Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement among First Bank of South Dakota (National Association), as transferor, FBS Card Services, Inc., as servicer, and Citibank, N.A., as trustee. In addition, a Collateral Investor Interest (as defined herein) having an initial principal amount of $______ will be issued as part of Series 1996-1, and will be subordinated to the Certificates as described herein.
                                             (COVER CONTINUED ON FOLLOWING PAGE)

THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" ON PAGE 21.

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF FIRST BANK OF SOUTH DAKOTA (NATIONAL ASSOCIATION), FIRST BANK SYSTEM, INC., FBS CARD SERVICES, INC. OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              Price to       Underwriting   Proceeds to the
                              public (1)     discount       Transferor (1)(2)
--------------------------------------------------------------------------------
Per Class A Certificate                %                %                  %
--------------------------------------------------------------------------------
Per Class B Certificate                %                %                  %
--------------------------------------------------------------------------------
Total                         $              $              $
--------------------------------------------------------------------------------

(1)  Plus accrued interest, if any, calculated from         , 1996.
(2)  Before deducting expenses estimated to be $             .

The Certificates are offered by the Underwriters when, as, and if issued by the Trust and accepted by the Underwriters and subject to their right to reject orders in whole or in part. The Underwriters reserve the right to withdraw, cancel or modify such offer. It is expected that the Certificates will be delivered in book-entry form through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about _________ __, 1996 against payment therefor in immediately available funds.

                    UNDERWRITERS OF THE CLASS A CERTIFICATES
J.P. Morgan & Co.

                    UNDERWRITERS OF THE CLASS B CERTIFICATES

J.P. Morgan & Co.

_________ __, 1996

The Collateral Investor Interest is not offered hereby. The property of the Trust will include receivables (the "Receivables") generated from time to time in a portfolio of designated VISA-Registered Trademark- charge card accounts originated under First Bank's Corporate Card or Purchasing Card programs (the "Accounts"), all monies due in payment of the Receivables, all proceeds of the Receivables, any Enhancement (as defined herein), all monies on deposit in certain bank accounts of the Trust and the right to receive certain amounts of Net Interchange allocable to the Certificates, as described herein. Certain capitalized terms used herein are defined elsewhere in this Prospectus. A listing of the pages on which such terms are defined is found in the "Index of Terms" on page 82. First Bank initially will own the remaining undivided interest in the Trust not represented by the Certificates, by the Collateral Investor Interest, by other investor certificates issued by the Trust and by the interests of Enhancement providers, if any. Series 1996-1 is the first Series issued by the Trust. First Bank may from time to time offer and sell other Series that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates.

     Interest will accrue on the Class A Certificates at the rate of __% per annum. Interest will accrue on the Class B Certificates at the rate of __% per annum. Interest will accrue on the Certificates from ______ __, 1996 and is payable semi-annually on ________ and _________ (or, if any such day is not a business day, the next succeeding business day), commencing ________, 1996, or in the event an Early Amortization Event shall have occurred, monthly on or about the 15th day of each month. Principal on the Class A Certificates is scheduled to be distributed on the _______ Distribution Date, but may be paid earlier or later under certain limited circumstances described herein. Principal on the Class B Certificates is scheduled to be distributed on the _______ Distribution Date, but may be paid earlier or later under certain limited circumstances described herein. See "Maturity Considerations."

     The Class B Certificates will be subordinated to the Class A Certificates to the extent necessary to fund payments on the Class A Certificates as described herein. The Collateral Investor Interest will be subordinated to the Class A Certificates and the Class B Certificates as described herein.


                              AVAILABLE INFORMATION

     This Prospectus (the "Prospectus"), which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to First Bank System, Inc., 601 Second Avenue South, Minneapolis, Minnesota 55402, Attention: Investor Relations ((602) 973-2263).

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Transferor or any agent or Underwriter. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Transferor or the Receivables or the Accounts since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

     UNTIL ________ __, 199_ (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. UPON RECEIPT OF A REQUEST BY AN INVESTOR OR HIS OR HER REPRESENTATIVE WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE TRANSFEROR OR THE UNDERWRITERS WILL TRANSMIT OR CAUSE TO BE TRANSMITTED PROMPTLY, WITHOUT CHARGE, AND IN ADDITION TO ANY SUCH DELIVERY REQUIREMENTS, A PAPER COPY OF A PROSPECTUS, OR A PROSPECTUS ENCODED IN AN ELECTRONIC FORMAT.


                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

Available Information. . . . . . . . . . . . . . . . . . . . . . . . .    2
Incorporation of Certain Documents by Reference. . . . . . . . . . . .    2
Reports to Certificateholders. . . . . . . . . . . . . . . . . . . . .    3
Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
The Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
First Bank's Corporate Card and Purchasing Card Programs . . . . . . .   26
The Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Maturity Considerations. . . . . . . . . . . . . . . . . . . . . . . .   36
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
First Bank of South Dakota (National Association) and
  First Bank System, Inc.. . . . . . . . . . . . . . . . . . . . . . .   37
Description of the Certificates. . . . . . . . . . . . . . . . . . . .   37
Certain Legal Aspects of the Receivables . . . . . . . . . . . . . . .   71
Certain Federal Income Tax Consequences. . . . . . . . . . . . . . . .   73
ERISA Considerations . . . . . . . . . . . . . . . . . . . . . . . . .   78
Underwriting . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
Index of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82

                          REPORTS TO CERTIFICATEHOLDERS

    Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates, pursuant to the Agreement. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor does not intend to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Commission such periodic reports with respect to the Trust as are required under the Exchange Act and the rules and regulations of the Commission thereunder.

                                     SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS. A LISTING OF THE PAGES ON WHICH SUCH TERMS ARE DEFINED IS FOUND IN THE "INDEX OF TERMS" BEGINNING ON PAGE 82.

TYPE OF SECURITIES . . . . . . . .   Class A __% Asset Backed Certificates,
                                     Series 1996-1 (the "Class A Certificates") and Class B __% Asset Backed Certificates,
                                     Series 1996-1 (the "Class B Certificates," and together with the Class A Certificates, the "Certificates").

OVERVIEW OF THE TRANSACTION. . . .   The First Bank Corporate Card Master Trust
                                     (the "Trust") will be formed for the
                                     purpose of holding the Receivables and
                                     issuing the Certificates and other similar securities. Each Certificate will represent the right to receive a portion of the collections on the Receivables. Such collections will be used to pay interest and principal due on such Certificate on the applicable payment date. The Class A
                                     Certificates will also have the benefits of certain excess collections, and the subordination of the Class B Certificates and the Collateral Investor Interest. The
                                     Class B Certificates will also have the
                                     benefits of certain excess collections not needed to cover shortfalls in respect of the Class A Certificates and the subordination of the Collateral Investor
                                     Interest not used for the benefit of the Class A Certificates. The Class B
                                     Certificates therefore bear a greater risk of loss of principal and of shortfalls in payments of interest than the Class A
                                     Certificates.  Accordingly, the Class A
                                     Certificates will receive a higher credit rating than the Class B Certificates. See
                                     "Summary--Certificate Rating."  For a
                                     description of the subordination of the
                                     Class B Certificates, see "Summary--
                                     Subordination of the Class B Certificates and the Collateral Investor Interest" and "Risk Factors--Effect of Subordination."

                                     Both the Class A Certificates and the Class
                                     B Certificates are subject to repayment
                                     earlier than expected if certain events
                                     called Early Amortization Events occur.
                                     See "Description of the Certificates--Early
                                     Amortization Events."  Both the Class A
                                     Certificates and the Class B Certificates are also subject to potential delayed repayment if the principal payment rate on the Receivables decreases. See "Risk Factors--Timing of Payments and Maturity" and "Maturity Considerations." In no event, however, will principal be paid on the Class B Certificates prior to the payment in full of the Class A Certificates.

                                     For a discussion of other risk factors
                                     applicable to the Certificates, see "Risk
                                     Factors."

TRUST  . . . . . . . . . . . . . .   The Trust will be formed pursuant to a
                                     pooling and servicing agreement (the
                                     "Agreement"), among First Bank of South
                                     Dakota (National Association) ("First Bank" or the "Bank"), as transferor,

                                     FBS Card Services, Inc., as servicer, and
                                     Citibank, N.A., as trustee (the "Trustee").
                                     The Trust will be created as a master trust under which one or more series (each, a "Series") may be issued pursuant to a series supplement to the Agreement (each, a "Series Supplement"). The Certificates will be issued pursuant to the Agreement, as supplemented by the Series Supplement relating to the Certificates (the "Series 1996-1 Supplement") (the term "Agreement," unless the context requires otherwise, refers to the Agreement as supplemented by the Series 1996-1 Supplement). An interest referred to as the "Collateral Investor Interest" and deemed to be a class of investor certificates will also be issued as part of Series 1996-1 and will be subordinated to the Certificates as described herein. The Collateral Investor Interest is not offered hereby. As used in this Prospectus, the term
                                     "Certificateholders" refers to holders of the Certificates, the term "Class A Certificateholders" refers to holders of the Class A Certificates, the term "Class B Certificateholders" refers to holders of the Class B Certificates, the term "Collateral Interest Holder" refers to the holder of the Collateral Investor Interest and the term "Series 1996-1" refers to the Series issued pursuant to the Agreement, as supplemented by the Series 1996-1 Supplement.

                                     Series 1996-1 is the first Series to be
                                     issued by the Trust.  Additional Series
                                     consisting of one or more classes (each, a "Class") of certificates may be issued from time to time by the Trust.

THE TRANSFEROR . . . . . . . . . .   First Bank of South Dakota (National
                                     Association) (the "Transferor"), a national banking association organized under the laws of the United States and a wholly-owned subsidiary of First Bank System, Inc., a Delaware corporation. The principal offices of the Transferor are located at 141 North Main Avenue, Sioux
                                     Falls, South Dakota 57117, and its
                                     telephone number is (605) 339-8600.

THE SERVICER . . . . . . . . . . .   FBS Card Services, Inc. (the "Servicer"), a
                                     Minnesota corporation, and a wholly-owned subsidiary of First Bank System, Inc.

THE TRUSTEE. . . . . . . . . . . .   Citibank, N.A., a national banking
                                     association.

TRUST ASSETS . . . . . . . . . . .   The assets of the Trust will include (i)
                                     receivables (the "Receivables") arising
                                     under certain VISA-Registered Trademark-* charge card accounts (the "Accounts"), including any Additional Accounts following their designation, originated under the
                                     Bank's Corporate Card or Purchasing Card programs and selected from the portfolio of VISA accounts in such programs owned by the Bank (the "Bank Portfolio"), (ii) all monies due in payment of the Receivables
                                     (including recoveries on charged-off
                                     Receivables and amounts, if any, paid by corporate clients as co-obligors under the Corporate Card program), (iii) all proceeds of the Receivables, (iv) the right to receive

---------------

  * VISA-Registered Trademark- is a federally registered servicemark of VISA USA, Inc.

                                     certain amounts of Net Interchange (as
                                     defined herein) allocable to the
                                     Certificates (which right may not be
                                     afforded to other Series issued by the
                                     Trust), (v) all monies on deposit in
                                     certain bank accounts of the Trust (other than investment earnings on such amounts, except as otherwise specified herein) and
                                     (vi) any Enhancement (as defined herein) with respect to any particular Series or Class as described herein. The Certificateholders will not be entitled to the benefits of any Enhancement issued with respect to any Series other than Series 1996-1, and the holders of certificates of other Series will not be entitled to the benefits of any Enhancement issued with respect to Series 1996-1.

                                     Upon the formation of the Trust, the
                                     Transferor will convey to the Trustee for the benefit of the Trust all Receivables existing under certain Accounts that will be selected from the Bank Portfolio based on criteria provided in the Agreement as applied on _____ __, 1996 (the "Cut-Off Date") and will convey to the Trustee all Receivables arising under the Accounts from time to time thereafter until the termination of the Trust. In addition, pursuant to the Agreement, the Bank may or may be obligated to (subject to certain limitations and conditions) designate Additional Accounts for inclusion in the Trust. See "The Receivables" and "Description of the Certificates--Addition of Accounts."

INTEREST AND PRINCIPAL . . . . . .   Each of the Certificates offered hereby
                                     represents the right to receive certain
                                     payments from the assets of the Trust.  The
                                     Trust's assets will be allocated among the Class A Certificateholders (the "Class A
                                     Investor Interest"), the Class B
                                     Certificateholders (the "Class B Investor
                                     Interest"), the Collateral Interest Holder
                                     (the "Collateral Investor Interest," and together with the Class A Investor Interest and the Class B Investor Interest, the
                                     "Investor Interest"), the interest of the holders of other undivided interests in the Trust issued pursuant to the Agreement and applicable Series Supplements, and the
                                     Transferor (the "Transferor Interest"), as described below. The Collateral Investor
                                     Interest constitutes Enhancement for the
                                     Certificates. Allocations will be made to the Collateral Investor Interest, and the Collateral Interest Holder will have voting and certain other rights, as if the Collateral Investor Interest were a subordinated class of Certificates. The
                                     Transferor Interest will represent the
                                     right to the assets of the Trust not
                                     allocated to the Class A Investor Interest, the Class B Investor Interest, the
                                     Collateral Investor Interest or the holders of other undivided interests in the Trust.
                                     The principal amount of the Transferor
                                     Interest will fluctuate as the amount of Receivables in the Trust changes from time to time.

                                     Each Class A Certificate represents the
                                     right to receive from the assets of the
                                     Trust allocated to the Class A Certificates payments of (i) interest at the rate of __% per annum (the "Class A Certificate Rate"), accruing from _____ __, 1996 (the "Closing Date") and (ii) principal on the _____ ____ Distribution Date (the "Class

                                     A Expected Final Payment Date") or, under certain limited circumstances, during the Early Amortization Period, funded from a percentage of the payments received with respect to the Receivables and certain other funds (including, under the circumstances specified herein, funds, if any, on deposit in the Principal Funding Account), as described herein.

                                     Each Class B Certificate represents the
                                     right to receive from the assets of the
                                     Trust allocated to the Class B Certificates payments of (i) interest at the rate of __% per annum (the "Class B Certificate Rate"), accruing from the Closing Date and (ii) principal on the _____ ____ Distribution Date (the "Class B Expected Final Payment Date") or, under certain limited circumstances, during the Early Amortization Period, funded from a percentage of the payments received with respect to the Receivables and certain other funds, as described herein. No principal will be distributed on the Class B Certificates until the Class A Certificates have been paid in full. See "Description of the Certificates-- Subordination of the Class B Certificates and the Collateral Investor Interest."

                                     The interest in the Trust represented by the Class A Certificates (the "Class A Invested Amount") initially will equal $______ (the "Class A Initial Invested Amount") and will decline as principal with respect to the Class A Certificates is paid to the Class A Certificateholders or as Investor Charge-Offs with respect to the Class A Certificates occur.

                                     The interest in the Trust represented by the Class B Certificates (the "Class B Invested Amount") initially will equal $______ (the "Class B Initial Invested Amount") and will decline as principal with respect to the Class B Certificates is paid to the Class B Certificateholders, as Principal Collections allocable to the Class B Certificates are reallocated for the benefit of the Class A Certificates or as Investor Charge-Offs with respect to the Class B Certificates occur.

                                     The interest in the Trust represented by the Collateral Investor Interest (the "Collateral Invested Amount" and, together with the Class A Invested Amount and the Class B Invested Amount, the "Invested Amount") initially will equal $______ (the "Collateral Initial Invested Amount" and, together with the Class A Initial Invested Amount and the Class B Initial Invested Amount, the "Initial Invested Amount") and will decline as principal with respect to the Collateral Investor Interest is paid to the Collateral Interest Holder, as Principal Collections allocable to the Collateral Investor Interest are reallocated for the benefit of the Class A Certificates and the Class B Certificates or as Investor Charge-Offs with respect to the Collateral Investor Interest occur.

                                     During the Accumulation Period, for the
                                     sole purpose of allocating Yield
                                     Collections and the amount of Defaulted
                                     Receivables with
                                     respect to each Collection Period, an
                                     amount equal to the amount on deposit in the Principal Funding Account from time to time will be subtracted from the Class A Invested Amount (as so reduced, the "Class A Adjusted Invested Amount" and together with the Class B Invested Amount and the Collateral Invested Amount, the "Adjusted Invested Amount").

                                     The Transferor Interest will initially be held by the Transferor.

                                     The final payment of principal and interest on the Certificates will be made no later than __________ __, ____ (the "Stated
                                     Series Termination Date"). After the Stated
                                     Series Termination Date, the Trust will
                                     have no further obligation to pay principal or interest on the Certificates.

                                     The Class A Certificates, the Class B
                                     Certificates and the Collateral Investor
                                     Interest will each include the right to
                                     receive (but only to the extent needed to make required payments under the Agreement) varying percentages of Yield Collections and Principal Collections and will be allocated varying percentages of the amount of Defaulted Receivables during each calendar month (each, a "Collection Period"). Yield Collections and the amount of Defaulted Receivables at all times, and Principal Collections during the Revolving Period, will be allocated to the Investor Interest based on the Floating Allocation Percentage and will be further allocated among the Class A Investor Interest, the Class B Investor Interest and the Collateral Investor Interest based on the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage, respectively, applicable during the related Collection Period. Principal Collections during the Accumulation Period and the Early Amortization Period will be allocated to the Investor Interest based on the Fixed Allocation Percentage and will be further allocated among the Class A Investor Interest, the Class B Investor Interest and the Collateral Investor Interest based on the Class A Fixed Percentage, the Class B Fixed Percentage and the Collateral Fixed Percentage, respectively. See "Description of the Certificates--Allocation
                                     Percentages" and "--Early Amortization
                                     Events."

RECEIVABLES. . . . . . . . . . . .   The Receivables arise in Accounts that have
                                     been selected from the Bank Portfolio based on criteria provided in the Agreement as applied on the Cut-Off Date and, with respect to certain Additional Accounts, if any, on subsequent dates. The Receivables consist of amounts charged by cardholders for goods and services and cash advances plus the related amounts billed to the Accounts in respect of cash advance fees, annual cardholder fees, late fees, and other fees and charges. In addition, certain amounts of Net Interchange attributed to cardholder charges for goods and services in the Accounts will be allocated to the Certificates and treated as Yield Collections. See "First Bank's
                                     Corporate Card and Purchasing Card
                                     Programs--Interchange."

                                     The aggregate amount of Receivables in the Accounts as of the beginning of the day on the Cut-Off Date was $_______. During the term of the Trust, all new Receivables arising in the Accounts will be transferred automatically to the Trust by the Transferor. The total amount of Receivables in the Trust will fluctuate from day to day, because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day. The Trustee is not required nor expected to make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose.

                                     Pursuant to the Agreement, the Transferor will have the right (subject to certain limitations and conditions), and in some circumstances, will be obligated, to designate additional eligible VISA charge card accounts originated under the Bank's Corporate Card or Purchasing Card programs (the "Additional Accounts") and to convey to the Trust all of the Receivables in the Additional Accounts, whether such Receivables are then existing or thereafter created. In addition, the Transferor will have the right (subject to certain limitations and conditions) to designate certain Accounts and to accept the reconveyance of all the Receivables in such Accounts (the "Removed Accounts"). See "The Receivables" and "Description of the Certificates--Addition of Accounts" and "-- Removal of Accounts."

YIELD FACTOR; COLLECTIONS. . . . .   The Receivables originated under the
                                     Accounts are not subject to a monthly
                                     finance charge, and therefore, a portion of the collections on the Receivables received during the preceding Collection Period will be treated as "yield" to the Trust. Such yield will equal the product of the aggregate amount of such collections
                                     (excluding Net Interchange, if any) and the Yield Factor. Such collections, plus certain amounts of Net Interchange attributed to cardholder charges in the Accounts, will be treated as Yield
                                     Collections.  The remainder of such
                                     collections will be treated as Principal
                                     Collections.  The "Yield Factor" of the
                                     Trust is currently equal to __% and,
                                     subject to certain limitations, may be
                                     changed from time to time by the
                                     Transferor. "Net Interchange" consists of certain fees received by the Transferor from VISA as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing, net of VISA dues and rebates to corporate customers and travel agencies. See "Risk
                                     Factors--Ability to Change Yield Factor" and "First Bank's Corporate Card and
                                     Purchasing Card Programs--Interchange."

EXCHANGES. . . . . . . . . . . . .   The Agreement authorizes the Trustee to
                                     issue two types of certificates: (i) one or more Series of certificates that will be transferable and have the characteristics described below and (ii) a certificate that evidences the Transferor Interest (the
                                     "Exchangeable Transfer-
                                     or Certificate"), which initially will be held by the Transferor and which generally will be retained by the Transferor.
                                     Pursuant to any one or more Series
                                     Supplements to the Agreement, the holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor
                                     Certificate or, if provided in the relevant
                                     Series Supplement, certificates
                                     representing any Series issued by the Trust and the Exchangeable Transferor
                                     Certificate, to the Trustee in exchange for one or more new Series and a reissued
                                     Exchangeable Transferor Certificate (any such tender, an "Exchange"). Any such Series may be offered to the public or other investors under a prospectus or other disclosure document (a "Disclosure
                                     Document") in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act of 1933, as amended (the "Securities Act") or exempt from registration thereunder, directly or through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See
                                     "Description of the Certificates--
                                     Exchanges."

DENOMINATIONS. . . . . . . . . . .   Beneficial interests in the Certificates
                                     will be offered for purchase in
                                     denominations of $1,000 and integral
                                     multiples thereof.

REGISTRATION OF CERTIFICATES . . .   The Certificates initially will be
                                     represented by Certificates registered in the name of Cede, as the nominee of DTC.
                                     No Certificate Owner will be entitled to receive a Definitive Certificate, except under the limited circumstances described herein. Certificateholders may elect to hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in
                                     Europe).  Transfers will be made in
                                     accordance with the rules and operating
                                     procedures described herein.  See
                                     "Description of the Certificates--
                                     Definitive Certificates."

SERVICING FEE. . . . . . . . . . .   The Servicer will receive a monthly fee as
                                     servicing compensation from the Trust equal to one-twelfth of the product of __% per annum and the Adjusted Invested Amount as of the last day of the second preceding
                                     Collection Period (the "Monthly Investor
                                     Servicing Fee"). So long as Card Services is acting as Servicer under the Agreement, a portion of the Monthly Investor Servicing
                                     Fee equal to up to one-twelfth of the
                                     product of __% per annum and the Adjusted
                                     Invested Amount as of the last day of the second preceding Collection Period will be payable solely from Net Interchange. See
                                     "Description of the Certificates--Servicing
                                     Compensation and Payment of Expenses."

INTEREST PAYMENTS. . . . . . . . .   Interest will accrue on the unpaid
                                     principal balance of the Class A
                                     Certificates at a per annum rate equal to the Class A Certificate Rate and will accrue on the unpaid principal balance of the Class B Certificates at a per annum rate equal to the Class B Certificate Rate.
                                     Except as otherwise provided herein,
                                     interest will be paid to Certificateholders semi-annually on _________ and ________
                                     (or, if any such day is not a business day, on the next succeeding business day) and on the Class A Expected
                                     Final Payment Date with respect to the
                                     Class A Certificates and on the Class B
                                     Expected Final Payment Date with respect to the Class B Certificates (each, an
                                     "Interest Payment Date").  If an Early
                                     Amortization Period commences, then
                                     thereafter interest will be distributed to the Certificateholders monthly on each
                                     Special Payment Date.  Interest for any
                                     Interest Payment Date or Special Payment
                                     Date due but not paid on such Interest
                                     Payment Date or Special Payment Date will be payable on the next succeeding Interest
                                     Payment Date or Special Payment Date,
                                     together with additional interest on such amount at the applicable Certificate Rate
                                     (such amount, as applicable, "Additional
                                     Interest"). Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

                                     Interest payments on each Interest Payment
                                     Date or Special Payment Date will be funded from the portion of Yield Collections collected during the Collection Period or Collection Periods since the later of the Closing Date or the last date on which a payment of interest on the Certificates was made and certain other available amounts
                                     (a) with respect to the Class A
                                     Certificates, allocated to the Class A
                                     Investor Interest, and, if necessary, from Excess Spread, Shared Excess Yield Collections and Reallocated Principal Collections (to the extent available), (b) with respect to the Class B Certificates, allocated to the Class B Investor Interest and, if necessary, from Excess Spread, Shared Excess Yield Collections and Reallocated Collateral Principal
                                     Collections (to the extent available) and
                                     (c) with respect to the Collateral Investor
                                     Interest, from Excess Spread and Shared
                                     Excess Yield Collections. See "Description of the Certificates--Reallocation of Cash Flows" and "--Application of Collections-- Payment of Interest, Fees and Other Items."


                                     If payments of interest on the Certificates occur less frequently than monthly, amounts allocable to interest on the Certificates will be deposited in one or more trust accounts and will generally be invested in certain Eligible Investments pending distribution to Certificateholders. See "Description of the Certificates--Interest Payments."

PRINCIPAL PAYMENTS . . . . . . . .   Principal on the Class A Certificates is
                                     scheduled to be paid on the _______
                                     Distribution Date (the "Class A Expected
                                     Final Payment Date").  Principal on the
                                     Class B Certificates is scheduled to be
                                     paid on the_______ Distribution Date (the
                                     "Class B Expected Final Payment Date"). No principal will be distributed on the Class
                                     B Certificates until the principal balance of the Class A Certificates has been reduced to zero. Distributions of principal with respect to the Class A
                                     Certificates or the Class B Certificates may commence earlier than the Expected
                                     Final Payment Date for such Class, and the final distribution of principal with respect to the Class A Certificates or the Class B Certificates may be made later than the Expected Final Payment Date for such
                                     Class, if an Early Amortization Event
                                     occurs and the Early Amortization Period commences or under certain other circumstances described herein. See
                                     "Description of the Certificates--Principal
                                     Payments" and "Maturity Considerations."

RECORD DATE. . . . . . . . . . . .   The last business day of the month
                                     immediately preceding an Interest Payment
                                     Date or Special Payment Date.

REVOLVING PERIOD . . . . . . . . .   No principal will be payable to the Class A
                                     Certificateholders until the Class A
                                     Expected Final Payment Date or, upon the occurrence of an Early Amortization Event as described herein, the first Special
                                     Payment Date with respect to the Early
                                     Amortization Period. No principal will be payable to the Class B Certificateholders until the Class A Invested Amount is paid in full. For the period beginning on the Closing Date and ending with the commencement of the Accumulation Period or the Early Amortization Period (the
                                     "Revolving Period"), Principal Collections otherwise allocable to the
                                     Certificateholders (other than Principal
                                     Collections allocated to the Class B
                                     Certificateholders ("Reallocated Class B
                                     Principal Collections") that are used to pay any deficiency in the Class A Required
                                     Amount remaining after application of
                                     Reallocated Collateral Principal
                                     Collections) will, subject to certain
                                     limitations, be treated as Shared Principal
                                     Collections and applied to cover principal payments due to or for the benefit of certificateholders of other Series, if so specified in the Series Supplements for such other Series, or paid to the Transferor as holder of the Exchangeable
                                     Transferor Certificate or in certain
                                     circumstances, be paid to the Collateral
                                     Interest Holder. See "Description of the
                                     Certificates--Early Amortization Events" for a discussion of the events which might lead to the termination of the Revolving
                                     Period prior to the commencement of the
                                     Accumulation Period.

ACCUMULATION PERIOD. . . . . . . .   Unless an Early Amortization Event has
                                     occurred, the Revolving Period with respect to the Certificates is scheduled to end and the principal accumulation period with respect to the Certificates (the
                                     "Accumulation Period") is scheduled to
                                     commence at the close of business on the last day of the _________ ____ Collection
                                     Period. Subject to the conditions set forth under "Description of the Certificates--
                                     Postponement of Accumulation Period," the day on which the Revolving Period ends and the Accumulation Period begins may be delayed to no later than the close of business on the last day of the ________
                                     ____ Collection Period.  Unless an Early
                                     Amortization Event has occurred, the
                                     Accumulation Period will commence at the close of business on the last day of the Revolving Period and end on the earliest of
                                     (a) the commencement of the Early
                                     Amortization Period, (b) the payment in
                                     full of the Invested Amount or (c) the
                                     Stated Series Termination Date.

                                     During the Accumulation Period, prior to the payment of the Class A Invested Amount in full, amounts equal to the lesser of (a) the Fixed Allocation Percentage of Principal Collections with respect to the preceding Collection Period PLUS the amount of any Shared

                                     Principal Collections with respect to other
                                     Series that are allocated to Series 1996-1 in accordance with the Agreement MINUS the amount of Reallocated Principal Collections for such Collection Period, (b) the Controlled Deposit Amount for the related Transfer Date and (c) the Class A Adjusted Invested Amount with respect to such Transfer Date will be deposited monthly in a trust account established by the Servicer (the "Principal Funding Account") on each Transfer Date beginning with the Transfer Date in the month following the commencement of the Accumulation Period until the Principal Funding Account Balance is equal to the Class A Invested Amount. After the Class A Invested Amount has been paid in full, on each Transfer Date during the Accumulation Period, an amount equal to the lesser of (a) the Fixed Allocation Percentage of Principal Collections with respect to the preceding Collection Period PLUS the amount of any Shared Principal Collections with respect to other Series that are allocated to Series 1996-1 in accordance with the Agreement MINUS the amount of Reallocated Principal Collections for such Collection Period MINUS the portion of such amounts applied to Class A Monthly Principal on such Transfer Date and
                                     (b) the Class B Invested Amount with
                                     respect to such Transfer Date will be
                                     deposited into the Collection Account for distribution to the Class B
                                     Certificateholders until the Class B
                                     Invested Amount has been paid in full. If, for any Collection Period, Principal Collections allocable to the
                                     Certificateholders for such Collection
                                     Period exceed the applicable Controlled
                                     Deposit Amount, the amount of such excess will be first paid to the Collateral Interest Holder to the extent that the Collateral Invested Amount exceeds the Required Collateral Invested Amount and then will be treated as Shared Principal Collections and allocated to the holders of other Series of certificates issued and outstanding, if any, or, subject to certain limitations, paid to the Transferor as holder of the Exchangeable Transferor Certificate. If, for any Collection Period, Principal Collections allocable to the Certificateholders for such Collection Period are less than the applicable Controlled Deposit Amount, the amount of such deficiency will be the applicable "Deficit Controlled Accumulation Amount" for the succeeding Collection Period. See "Description of the Certificates-- Application of Collections."

                                     Unless an Early Amortization Event shall have occurred, prior to the payment of the Class A Invested Amount in full, all funds on deposit in the Principal Funding Account will be invested at the direction of the Servicer by the Trustee in certain Eligible Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") during the Accumulation Period will be applied as Class A Available Funds. If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the Covered Amount, the amount of such shortfall (the "Principal Funding Investment Shortfall") will be funded from Class A Available Funds or a withdrawal from the Reserve

                                     Account, to the extent available, or from Reallocated Principal Collections. The "Covered Amount" shall mean for any Transfer Date with respect to the Accumulation Period or the first Special Payment Date of the Early Amortization Period, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the Principal Funding Account Balance, if any, as of the Record Date preceding such Transfer Date.

                                     Funds on deposit in the Principal Funding
                                     Account will be available to pay the Class
                                     A Certificateholders in respect of the
                                     Class A Invested Amount on the Class A
                                     Expected Final Payment Date.  If the
                                     aggregate principal amount of deposits made to the Principal Funding Account is insufficient to pay the Class A Invested Amount in full on the Class A Expected Final Payment Date, the Early Amortization Period will commence as described below. Although it is anticipated that during the Accumulation Period prior to the payment of the Class A Invested Amount in full, funds will be deposited in the Principal Funding Account in an amount equal to the applicable Controlled Deposit Amount on each Transfer Date and that scheduled principal will be available for distribution to the Class A
                                     Certificateholders on the Class A Expected
                                     Final Payment Date, no assurance can be
                                     given in that regard.  See "Maturity
                                     Considerations."

EARLY AMORTIZATION PERIOD. . . . .   During the period beginning on the day on
                                     which an Early Amortization Event has
                                     occurred and ending on the earlier of (a) the date on which the Invested Amount has been paid in full and (b) the Stated Series
                                     Termination Date (the "Early Amortization
                                     Period"), Principal Collections allocable to the Certificateholders will be applied to the payment of principal on the Certificates and will be distributed monthly on each Special Payment Date, beginning with the Special Payment Date following the occurrence of an Early
                                     Amortization Event, to the Class A
                                     Certificateholders and, following payment of the Class A Invested Amount in full, to the Class B Certificateholders and, following payment of the Class B Invested
                                     Amount in full, to the Collateral Interest
                                     Holder. The Early Amortization Period is intended to result in the fastest possible distribution of principal to
                                     Certificateholders following an Early
                                     Amortization Event in order to better
                                     ensure the repayment of principal to
                                     Certificateholders. See "Description of the Certificates--Early Amortization
                                     Events" for a discussion of the events
                                     which might lead to the commencement of the Early Amortization Period.

PRINCIPAL COLLECTIONS; CERTAIN
  ALLOCATIONS. . . . . . . . . . .   Principal Collections for any Collection
                                     Period will be allocated on the basis of varying percentages. Under the Agreement, such collections will generally be, (i) during the Revolving Period, treated as Shared Principal Collections or distributed to the Transferor; PROVIDED that (a)
                                     Principal Collections allocable to the
                                     Collateral Investor Interest may be used to cover shortfalls in Yield

                                     Collections used to pay or allocate
                                     interest and other amounts to the Class A
                                     Certificates and the Class B Certificates on any Transfer Date, and (b) Principal Collections allocable to the Class B Certificates may be used to cover remaining shortfalls in Yield Collections used to pay or allocate interest and other amounts to the Class A Certificates on any Transfer Date; (ii) during the Accumulation Period, deposited into the Principal Funding Account in an amount up to the Controlled Distribution Amount, with any excess (a) paid to the Collateral Interest Holder as principal on the Collateral Investor Interest or (b) after the Collateral Investor Interest has been paid in full, treated as Shared Principal Collections or distributed to the Transferor as holder of the Exchangeable Transferor Certificate;
                                     (iii) on or after the Class A Expected
                                     Final Payment Date or during any Early
                                     Amortization Period, paid to Class A
                                     Certificateholders in respect of the Class
                                     A Invested Amount or (iv)  after the Class
                                     A Certificates have been paid in full, on or after the Class B Expected Final Payment Date or during any Early Amortization Period, paid to Class B Certificateholders as principal on the Class B Certificates. See "Description of the Certificates-- Allocation Percentages."

SUBORDINATION OF THE CLASS B
  CERTIFICATES AND THE COLLATERAL
  INVESTOR INTEREST. . . . . . . .   The Class B Certificates and the Collateral
                                     Investor Interest will be subordinated as described herein to the extent necessary to fund payments with respect to the Class A
                                     Certificates as described herein. In
                                     addition, the Collateral Investor Interest will be subordinated as described herein to the extent necessary to fund certain payments with respect to the Class B
                                     Certificates.  If the Collateral Invested
                                     Amount and the Class B Invested Amount are each reduced to zero, the Class A
                                     Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and thus will be more likely to suffer a loss.
                                     To the extent the Class A Invested Amount is reduced, the percentage of Yield
                                     Collections allocable to the Class A
                                     Certificateholders with respect to
                                     subsequent Collection Periods will be
                                     reduced. Moreover, to the extent the amount of such reduction in the Class A Invested
                                     Amount is not reimbursed, the amount of
                                     principal distributable to the Class A
                                     Certificateholders will be reduced. If the Collateral Invested Amount is reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and thus will be more likely to suffer a loss. To the extent the Class B
                                     Invested Amount is reduced, the percentage of Yield Collections allocable to the Class B Certificateholders with respect to subsequent Collection Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested
                                     Amount is not reimbursed, the amount of
                                     principal distributable to the Class B
                                     Certificateholders will be reduced.  No
                                     principal will be paid to the Class B
                                     Certificateholders until the Class A
                                     Invested Amount is paid in full.  See "Risk
                                     Factors--Effect of Subordination," "De-
                                     scription of the Certificates--Allocation
                                     Percentages," "--Subordination of the
                                     Class B Certificates and the Collateral
                                     Investor Interest" and "--Application of
                                     Collections."

ADDITIONAL AMOUNTS AVAILABLE TO
  CERTIFICATEHOLDERS . . . . . . .   With respect to any Transfer Date, Excess
                                     Spread and Shared Excess Yield Collections will be applied to fund the Class A
                                     Required Amount and the Class B Required
                                     Amount, if any.  The "Class A Required
                                     Amount" means the amount, if any, by which the sum of (a) the Class A Monthly Interest due on the related Distribution Date and any overdue Class A Monthly Interest and
                                     Class A Additional Interest thereon, (b) the Class A Servicing Fee for the related
                                     Collection Period and any overdue Class A
                                     Servicing Fee and (c) the Class A Investor
                                     Default Amount, if any, for the related
                                     Collection Period exceeds the Class A
                                     Available Funds for the related Collection
                                     Period.  The "Class B Required Amount"
                                     means the amount, if any, equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and any overdue
                                     Class B Monthly Interest and Class B
                                     Additional Interest thereon and (ii) the Class B Servicing Fee for the related
                                     Collection Period and any overdue Class B
                                     Servicing Fee exceeds the Class B Available
                                     Funds for the related Collection Period and
                                     (b) the amount, if any, by which the Class
                                     B Investor Default Amount for the related
                                     Collection Period exceeds the amount of
                                     Excess Spread and Shared Excess Yield
                                     Collections allocable to Series 1996-1
                                     available to cover the Class B Investor
                                     Default Amount for the related Collection
                                     Period.  "Excess Spread" for any Transfer
                                     Date will equal the sum of (a) the excess of (i) Class A Available Funds for the related Collection Period over (ii) the sum of the amounts referred to in clauses (a),
                                     (b) and (c) in the definition of "Class A
                                     Required Amount" above, (b) the excess of
                                     (i) Class B Available Funds for the related
                                     Collection Period over (ii) the sum of the amounts referred to in clauses (a) (i) and
                                     (a) (ii) in the definition of "Class B
                                     Required Amount" above and (c) Collateral
                                     Available Funds for the related Collection
                                     Period not used under certain circumstances to pay the Collateral Servicing Fee, as described herein. "Shared Excess Yield
                                     Collections" for any Transfer Date will
                                     equal the aggregate amount of Yield
                                     Collections for the related Collection
                                     Period allocable to other Series in excess of amounts necessary to make required payments with respect to such Series, if any.

                                     If, on any Transfer Date, the sum of Excess
                                     Spread and Shared Excess Yield Collections is less than the Class A Required Amount, Reallocated Principal Collections allocable first to the Collateral Investor Interest and then to the Class B Investor Interest with respect to the related Collection Period will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to such Collection Period are insufficient to fund the remaining Class A Required Amount for the related Transfer Date, then the Collateral Invested Amount (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Collateral Principal Collections on such Transfer
                                     Date) will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Collection Period). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Collection Period over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Collection Period). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Collection Period over such reductions in the Collateral Invested Amount and the Class B Invested Amount with respect to such Collection Period) (such reduction, a "Class A Investor Charge-Off"). If the Collateral Invested Amount and the Class B Invested Amount are reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates--Reallocation of Cash Flows" and "--Defaulted Receivables; Rebates and Fraudulent Changes; Investor Charge-Offs."

                                     If, on any Transfer Date, the sum of Excess
                                     Spread and Shared Excess Yield Collections not required to pay the Class A Required Amount and to reimburse Class A Investor Charge-Offs is less than the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Investor Interest for the related Collection Period not required to pay the Class A Required Amount will be used to fund the remaining Class B Required Amount. If such remaining Reallocated Principal Collections allocable to the Collateral Investor Interest with respect to such Collection Period are insufficient to fund the remaining Class B Required Amount for the related Transfer Date, then the Collateral Invested Amount (after giving effect to reductions for any Collateral Charge-Offs, Reallocated Collateral
                                     Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Collection Period). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the

                                     Collateral Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class B Investor Default Amount for such Collection Period over such reduction in the Collateral Invested Amount with respect to such Collection Period) (such reduction, a "Class B Investor Charge-Off"). In the event of a reduction of the Class A Invested Amount, the Class B Invested Amount or the Collateral Invested Amount, the amounts available to fund payments of principal and interest with respect to the Class A Certificates and the Class B Certificates will be decreased. See "Description of the Certificates-- Reallocation of Cash Flows" and "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

REQUIRED COLLATERAL INVESTED
  AMOUNT . . . . . . . . . . . . .   The "Required Collateral Invested Amount"
                                     with respect to any Transfer Date means (a) initially, the Collateral Initial Invested
                                     Amount and (b) on any Transfer Date
                                     thereafter, an amount equal to __% of the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount (after taking into account any reductions thereof on such Transfer Date); PROVIDED, HOWEVER, that if an Early Amortization Event occurs, then the Required Collateral Invested
                                     Amount shall equal the Required Collateral
                                     Invested Amount on the Transfer Date
                                     immediately preceding the occurrence of
                                     such Early Amortization Event.  With
                                     respect to any Transfer Date, if the
                                     Collateral Invested Amount is less than the Required Collateral Invested Amount, certain Excess Spread and Shared Excess
                                     Yield Collections allocable to Series 1996-
                                     1 will be used to increase the Collateral
                                     Invested Amount to the extent of such
                                     shortfall. If on any Transfer Date, the Collateral Invested Amount exceeds the
                                     Required Collateral Invested Amount, such excess may be applied in accordance with the loan agreement among the Transferor, the Trustee, the Servicer and the Collateral Interest Holder (the "Loan
                                     Agreement") and will not be available to the Certificateholders. See "Description of the Certificates--Required Collateral
                                     Invested Amount."

SHARED EXCESS YIELD
  COLLECTIONS. . . . . . . . . . .   Subject to certain limitations, Shared
                                     Excess Yield Collections, if any, with
                                     respect to any Series may be applied to
                                     cover any shortfalls with respect to
                                     amounts payable from Yield Collections
                                     allocable to any other Series, PRO RATA
                                     based upon the amount of the shortfall, if any, with respect to each Series. See
                                     "Description of the Certificates--Shared
                                     Excess Yield Collections."

SHARED PRINCIPAL
  COLLECTIONS. . . . . . . . . . .   Principal Collections and certain other
                                     amounts otherwise allocable to other
                                     Series, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, will be applied to cover principal payments due to or for the benefit of the holders of the Certifi-cates. See "Description of the
                                     Certificates--Shared Principal
                                     Collections."

OPTIONAL REPURCHASE. . . . . . . .   The Invested Amount will be subject to
                                     optional purchase by the Transferor on any Distribution Date after the Invested Amount is reduced to an amount less than or equal to 5% of the Initial Invested Amount, if certain conditions set forth in the Agreement are met. The purchase price will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates and the Collateral Investor
                                     Interest, if any. See "Description of the Certificates--Final Payment of Principal;
                                     Termination."

TAX STATUS . . . . . . . . . . . .   In the opinion of counsel to First Bank,
                                     for federal income tax purposes, the
                                     Class A Certificates and the Class B
                                     Certificates will be characterized as debt and the Trust will not be characterized as an association or publicly traded partnership taxable as a corporation.
                                     Under the Agreement, the Transferor, the Servicer, the Class A Certificateholders and the Class B Certificateholders will agree to treat the Class A Certificates and the Class B Certificates as debt for federal, state and other tax purposes. See
                                     "Certain Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS . . . . . . .   Subject to the conditions discussed in
                                     "ERISA Considerations," the Class A
                                     Certificates may, in general, be purchased by employee benefit plans subject to the Employee Retirement Income Security Act of
                                     1974, as amended ("ERISA"), or plans
                                     subject to Section 4975 of the Internal
                                     Revenue Code of 1986, as amended (the
                                     "Code").

                                     The Class B Certificates may be purchased by an entity only if less than 25% of the entity's assets consist of assets of benefit plan investors. Each Certificate Owner of a Class B Certificate, by its acceptance thereof, will be deemed to have represented that it is either (i) not a benefit plan investor or (ii) purchasing the Class B Certificates on behalf of an entity (including without limitation an insurance company general account) less than 25% of whose assets consist of assets of benefit plan investors.

                                     Benefit plan fiduciaries should consult
                                     with counsel before making a purchase of Certificates. See "ERISA Considerations."

CERTIFICATE RATING . . . . . . . .   It is a condition to the issuance of the
                                     Class A Certificates that they be rated in the highest rating category by at least one nationally recognized rating organization selected by the Transferor (each, a "Rating
                                     Agency"). The rating of the Class A
                                     Certificates is based primarily on the
                                     value of the Receivables as determined by the applicable Rating Agency and the terms of the Class B Certificates and the Collateral Investor Interest. See
                                     "Description of the Certificates--
                                     Subordination of the Class B Certificates and the

                                     Collateral Investor Interest" and "Risk
                                     Factors--Certificate Rating."

                                     It is a condition to the issuance of the Class B Certificates that they be rated in one of the three highest rating categories by at least one Rating Agency. The rating of the Class B Certificates is based primarily on the value of the Receivables as determined by the applicable Rating Agency and the terms of the Collateral Investor Interest. See "Description of the Certificates--Subordination of the Class B Certificates and the Collateral Investor Interest" and "Risk Factors--Certificate Rating."

                                  RISK FACTORS

     Potential investors should consider, among other things, the following risk factors in connection with the purchase of the Certificates.

     LIMITED LIQUIDITY. It is anticipated that, to the extent permitted, the Underwriters of the Certificates offered hereby will make a market in the Certificates, but in no event will any such Underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates, or if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

     NON-RECOURSE OBLIGATION. No Certificateholder will have recourse for payment of its Certificates to any assets of any of the Transferor, the Servicer or any affiliates thereof. Consequently, Certificateholders must rely solely upon payments on the Receivables and the Enhancement for the payment of principal of and interest on the Certificates. Furthermore, under the Agreement, the Certificateholders have an interest in the Receivables and collections on the Receivables only to the extent of the Invested Amount. Should the Certificates not be paid in full on a timely basis, Certificateholders may not look to any assets of any of the Transferor, the Servicer or any affiliates thereof to satisfy their claims.

     POTENTIAL PRIORITY OF CERTAIN LIENS. The Transferor warrants in the Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor will take all actions as are required under applicable law to perfect the Trust's interest in the Receivables and the Transferor warrants that if the transfer by the Transferor to the Trust granted the Trust a security interest in the Receivables, such security interest constitutes a first priority perfected security interest therein and, to the extent provided under the applicable Uniform Commercial Code (the "UCC"), in proceeds thereof (except for liens for local taxes and government charges not due and payable or being contested in good faith by the Transferor). Nevertheless, if the transfer of the Receivables to the Trust is deemed to create a security interest therein under the UCC, a tax or government lien on property of the Transferor arising before any Receivable comes into existence may have priority over the Transferor's or the Trust's interest in such Receivable. The existence of such liens could reduce the amounts payable on the Receivables and result in possible reductions in the
amount of payments on the Certificates.   See "Certain Legal Aspects of the
Receivables--Transfer of Receivables."

     RECEIVERSHIP OF TRANSFEROR. To the extent that the Transferor has granted a security interest in the Receivables to the Trust and that security interest was validly perfected before any insolvency of the Transferor and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, that security interest should not be subject to avoidance in the event of insolvency and receivership, and payments to the Trust with respect to the Receivables should not be subject to recovery by a conservator or receiver for the Transferor. If, however, the conservator or receiver were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or Certificateholders from effecting a transfer of servicing to a successor Servicer. If a conservator or receiver were appointed for the Transferor, pursuant to the Agreement, new Receivables would not be transferred to the Trust and the Trustee would sell the portion of the Receivables allocable in accordance with the Agreement to each Series (subject to certain limited rights of the Certificateholders to instruct otherwise as described under "Description of the Certificates--Early Amortization Events"), thereby causing an early termination of the Trust and a pro rata loss to the Certificateholders if the net proceeds of such sale were insufficient to pay such Certificates in full. Upon the occurrence of an Early Amortization Event, if a conservator or receiver were appointed for the Transferor and no Early Amortization Event other than such conservatorship, receivership or insolvency of the Transferor existed, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. Such action could cause delays or shortfalls in the amounts ultimately repaid to Certificateholders. In addition, a conservator or receiver for the Transferor may have the power to cause the early payment of the Certificates.

     ABILITY TO CHANGE TERMS OF THE RECEIVABLES. Pursuant to the Agreement, the Transferor does not transfer to the Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, the Transferor retains the right to determine the charges and fees which will be applicable from time to time to the Accounts and to change various other terms with respect to the Accounts. Under the Agreement, the Transferor will agree not to change the terms of the Accounts unless the change is also made applicable to the comparable segment of its portfolio of accounts with characteristics similar to the Accounts. In servicing the Accounts, the Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own and other comparable accounts. Except as specified above, there will be no restrictions on the Transferor's ability to change the terms of the Accounts. The Rating Agencies will not be asked to reassess their ratings of the Certificates in the event the Transferor changes the terms of the Accounts. There can be no assurance that a change made in the terms of the Accounts would not result in a downgrade of the ratings of the Certificates. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Transferor to take actions which would change Account terms in a manner adverse to the interests of Certificateholders.

     ABILITY TO CHANGE YIELD FACTOR. The Receivables originated under the Accounts are not subject to a monthly finance charge. As a result, in order to provide yield to the Trust on the Receivables, pursuant to the Agreement a portion of collections on the Receivables received in any period equal to the product of the aggregate amount of such collections and the Yield Factor will be treated as "Yield Collections" and the remainder of such collections will be treated as "Principal Collections." The Yield Factor is __% under the Agreement. Any increase in the Yield Factor would result in a higher yield on the Receivables and a slower payment rate of Principal Collections than otherwise would occur. Conversely, any decrease in the Yield Factor would result in less yield on the Receivables and a faster payment rate of Principal Collections than otherwise would occur. Pursuant to the Agreement, without notice to or the consent of the Certificateholders, the Transferor has the ability, after prior written notice to the Trustee, the Servicer and the Rating Agencies, to change the Yield Factor applied to collections on the Receivables; the Transferor may not however, reduce the Yield Factor at any time below __%, nor may the Transferor increase the Yield Factor above __%. In addition, the Transferor may not otherwise change the Yield Factor if an Early Amortization Event has occurred and is continuing, or if, as a result of such change, its reasonable expectation is that an Early Amortization Event would occur. In the event that the Servicer is not required to make daily deposits of collections on the Receivables in the Collection Account at the date of such change, the Transferor may specify either the first day of the current Collection Period or the first day of the next succeeding Collection Period as the effective date of such change. Under the Agreement, if the Servicer is required to make daily deposits of collections on the Receivables in the Collection Account at the time of such change, the Transferor may specify that the date all of the conditions specified in the Agreement regarding changing the Yield Factor are met is the effective date of such change.

     EFFECTS OF CONSUMER PROTECTION LAWS AND LITIGATION. The Accounts and the related Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the making and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of annual cardholder fees and other charges and fees, and failure by the Servicer to comply with such requirements also could adversely affect the Servicer's ability to collect on the Receivables. Pursuant to the Agreement, the Transferor will represent and warrant that each Receivable complies with all requirements of applicable law the failure to comply with which would have a material adverse effect on Certificateholders if such Receivable is charged off as uncollectible or if the proceeds of such Receivable are not available to the Trust. The Transferor will also make certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period, if any, and such Receivables are charged off as uncollectible or the proceeds of such Receivables are not available to the Trust will be the assignment of a balance of zero to all affected Receivables for purposes of determining the Trust Principal Component. In addition, in the event of a breach of certain representations and warranties, the Servicer may be obligated to accept the assignment and transfer of the affected Receivables or the Transferor may be obligated to accept the reassignment of all the Receivables in the Trust. Such Receivables will be assigned or reassigned without any cost, direct or indirect, incurred by Certificateholders, except that realization of amounts due with respect to such Receivables will depend upon the ability of the Servicer or the Transferor to accept such assignment or reassignment, respectively. See "Description of the Certificates--Representations and Warranties" and "--Servicer Covenants" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

     A number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally-insured state-chartered banks and federally-insured national banks) which issue credit and charge cards. These actions challenge various fees and charges (such as late fees, overlimit fees, returned check fees and annual cardholder fees) assessed against residents of the states in which such suits were filed based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state credit and charge card issuers. There can be no assurance that First Bank will not be named as a defendant in future lawsuits or administrative actions challenging the fees and charges which it assesses residents of other states. Such actions and similar actions which may be brought in other states as a result of such actions, if resolved adversely to bank credit and charge card issuers, could have the effect of limiting certain charges that could be assessed on charge card accounts of residents of such states and could require charge card issuers such as First Bank to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states. Consequently, such actions could have an adverse impact on First Bank's charge card operations.

     In October 1991, a United States District Court in the Commonwealth of Massachusetts ruled that Greenwood Trust Company (the Delaware chartered bank that issues the Discover credit card) was prohibited by Massachusetts law from assessing late charges on credit card accounts of Massachusetts residents. However, in August 1992 the United States Court of Appeals for the First Circuit reversed the federal district court on the grounds that the Massachusetts law was preempted by applicable federal law, and in January 1993 the United States Supreme Court declined to review the ruling by the Court of Appeals. In other cases decided recently in other courts, including the Supreme Court of California and a federal court in Pennsylvania, rulings similar to that of the First Circuit have resulted. One state appellate court in Pennsylvania, however, ruled in favor of a challenge to the assessment of late payment and other fees in several cases, and thereby rejected the result reached by the First Circuit in the Greenwood Trust case. In 1995, the Supreme Court of New Jersey, in two related decisions, also ruled in favor of challenges to the assessment of late payment and other fees. Other cases of this kind remain pending in other courts and still others may be brought in the future. It is likely that some plaintiffs will continue to press such cases and appeals, in any attempt to obtain results in other courts at variance with the First Circuit's decision in the Greenwood Trust case and otherwise to draw distinctions between their cases and Greenwood Trust. On January 19, 1996, the United States Supreme Court agreed to hear an appeal of the decision of the Supreme Court of California. A decision by the United States Supreme Court in this case may have the effect of resolving the conflict between the states with respect to this issue.

     EFFECTS OF DEBTOR RELIEF LAWS. Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables, if such laws result in any Receivables being written off as uncollectible. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

     COMPETITION IN THE CORPORATE CARD/PURCHASING CARD INDUSTRY. The corporate charge card/purchasing card industry is experiencing increased competition. Although First Bank is currently one of the dominant issuers in the corporate card/purchasing card industry, as new charge card issuers enter the market and all issuers seek to expand their share of the market, there is increased use of advertising, target marketing and pricing competition. The Trust will be dependent upon the Transferor's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Transferor is unable to designate Additional Accounts with respect to the Trust, an Early Amortization Event could occur, in which case the Early Amortization Period would commence. Certificateholders might then receive principal payments earlier than expected.

     TIMING OF PAYMENTS AND MATURITY. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of the Accumulation Period will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of an Early Amortization Event and commencement of the Early Amortization Period. Certificateholders might then receive principal payments earlier than expected. Certificateholders should be aware that the Transferor's ability to continue to compete in the current industry environment will affect the Transferor's ability to generate new Receivables to be conveyed to the Trust and may also affect payment patterns. A significant decrease in the monthly payment rate could slow the return or accumulation of principal payable to Certificateholders during the Early Amortization Period or Accumulation Period. No assurance can be given that payments of principal to the Certificateholders will be made as expected during the Early Amortization Period or, with respect to an Accumulation Period, on the applicable Expected Final Payment Date.

     EFFECT OF SUBORDINATION. The Class B Certificates and the Collateral Investor Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Investor Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Invested Amount may be reduced if the Collateral Invested Amount is equal to zero. Similarly, certain principal payments allocable to the Collateral Investor Interest may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Certificates and the Collateral Invested Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of Yield Collections allocated to the Class B Certificates in subsequent Collection Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced.

     CERTIFICATE RATING. Any rating assigned to the Class A Certificates or the Class B Certificates by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Class A Certificateholders or Class B Certificateholders will receive the payments of interest and principal required to be made under the Agreement and will be based primarily on the value of the Receivables in the Trust and the availability of the Enhancement. However, any such rating will not address the likelihood that the principal of the Class A Certificates or the Class B Certificates will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of an Early Amortization Event or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell either the Class A Certificates or the Class B Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant. The Transferor will request a rating of the Certificates by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to the Certificates or either Class thereof, and, if so, what such rating would be. A rating assigned to the Certificates or either Class thereof by a rating agency that has not been requested by the Transferor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Transferor's request.

     LIMITED ENHANCEMENT. The amount of Enhancement available to the Certificateholders will be limited. If the amount of the Collateral Invested Amount is reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and thus will be more likely to suffer a loss. If the Class B Invested Amount is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and thus will be more likely to suffer a loss. See "Description of the Certificates-- Required Collateral Invested Amount."

     MASTER TRUST CONSIDERATIONS. The Trust, as a master trust, may issue Series from time to time. While the principal terms of any Series (the "Principal Terms") will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by, or consent of, holders of the certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable invested percentages and allocating collections, provisions creating different or additional security or other Enhancement, provisions subordinating such Series to another Series or other Series (if the Series Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the related Agreement which is made applicable only to such Series. It will be a condition precedent to the issuance of any additional Series by the Trust that each Rating Agency that has rated any outstanding Series deliver written confirmation to the Trustee that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing and amount of payments received by a Certificateholder or otherwise adversely affect Series 1996-1. See "Description of the Certificates--Exchanges."

     EFFECT OF ADDITION OF TRUST ASSETS ON CREDIT QUALITY. The Transferor expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts may include accounts originated using criteria different from those which were applied to the Accounts designated on the Cut-Off Date related to the Trust or to previously-designated Additional Accounts, because such accounts were originated at a different date. Consequently, there can be no assurance that Additional Accounts designated in the future will be of the same credit quality as previously-designated Accounts. The designation of Additional Accounts will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates--Addition of Accounts."

     CONTROL OF ACTION UNDER AGREEMENT. Subject to certain exceptions, the Certificateholders may take certain actions, or direct certain actions to be taken, under the Agreement or the Series 1996-1 Supplement. However, the Agreement and Series 1996-1 Supplement provide that under certain circumstances the consent or approval of a specified percentage of the aggregate Invested Amount or of the invested amount of each Series will be required to direct certain actions, including amending the Agreement in certain circumstances. Certificateholders of such other Series may have interests which do not coincide in any way with the interests of the Certificateholders. In addition, Class A Certificateholders and Class B Certificateholders may have interests which do not coincide. In such instances, it may be difficult for the Certificateholders of either Class to achieve the results from the vote that they desire.

     SOCIAL, LEGAL AND ECONOMIC FACTORS. Changes in use of credit and payment patterns by customers may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Cardholders whose accounts are included in the Bank Portfolio have addresses in __ states and the District of Columbia. The Transferor, however, is unable to determine and has no basis to predict whether, or to what extent, social, legal or economic factors will affect use of credit or repayment patterns.

     EFFECTS OF BOOK-ENTRY REGISTRATION. The Class A Certificates and the Class B Certificates initially will each be represented by one or more Certificates registered in the name of Cede, as nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term is used in the Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, CEDEL or Euroclear and their participating organizations. Because DTC can only act on behalf of individuals who are Participants in DTC's system (or participate indirectly through a Participant), the ability of a Certificate Owner to pledge its Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate representing such Certificates. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

                                    THE TRUST

     The Trust will be formed in accordance with the laws of the State of New York pursuant to the Agreement. The Trust will not engage in any activity other than acquiring and holding Receivables, issuing Series of Certificates and the related Exchangeable Transferor Certificate, making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, the Trust is not expected to have any need for additional capital resources other than the assets of the Trust.


            FIRST BANK'S CORPORATE CARD AND PURCHASING CARD PROGRAMS

GENERAL

          The Receivables conveyed or to be conveyed by First Bank to the Trust arise under certain charge card accounts originated under First Bank's Corporate Card or Purchasing Card programs. These accounts were generated under the VISA USA, Inc. ("VISA") program and are owned by First Bank.

          First Bank's Corporate Card and Purchasing Card programs differ significantly from revolving credit plan products. The Corporate Card program is designed as a means of payment for company-related travel and entertainment expenses incurred by employees. The Purchasing Card program is designed as a means of reducing the administrative and processing costs associated with a company's frequent small-dollar purchases. Accounts generated under either program are not intended to be used as a method of financing purchases. Under each program, an account's full balance is billed at least monthly and is due within 30 days or less of the date the bill is printed. As a result of these payment requirements, Corporate Card and Purchasing Card account balances turn over rapidly relative to their charge volume when compared to revolving credit plan products. Under each program, the account balance is not subject to finance charge assessments.

FIRST BANK'S CORPORATE CARD PROGRAM

          ORIGINATION OF ACCOUNTS. Corporate Card accounts are originated by First Bank primarily through direct solicitation of managers who have responsibility for and control over employee travel and entertainment expenses. First Bank focuses its marketing effort on corporations with a large number of employees, requiring a substantial number of corporate charge cards. First Bank competes in this market primarily with American Express and Diners Club.

          First Bank offers three liability plans for Corporate Card customers:
Individual, Joint & Several, or Corporate. Under the Individual liability plan, the individual employee is responsible for payment of all charges while the employer agrees to reimburse the cardholder for legitimate travel and entertainment expenses. If the individual fails to pay, however, the company does not have an obligation to pay First Bank provided the company notifies First Bank promptly in the event the individual's employment is terminated. Under the Joint & Several liability plan, the company is not liable for any charges on the individual employee's account unless the account becomes 90 days past due. Under the Corporate liability plan, the company is directly responsible for payment of all charges and fees. As of ______ __, ___, the percentage of Corporate Card account balances outstanding under each liability plan was: Individual liability plan, __%; Joint & Several liability plan, __%; and Corporate liability plan, __%.

          Once the company submits an application for a Corporate Card account, a First Bank credit analyst reviews financial statements and other credit information regarding the company. Even if the company has chosen the Individual liability plan, First Bank considers it essential to review the company's credit because the company's ability to offer the cardholder stable employment and to reimburse the cardholder for legitimate charges will directly affect the cardholder's willingness and ability to make payment on the account. The credit review of the company will focus on the company's current and expected financial condition, the maximum receivables balance the company is expected to have outstanding at any one time, and the aggregate exposure of First Bank and its affiliates to the company and any related borrowers. An aggregate credit limit for all company-related accounts is established based upon such credit review. If the company has chosen the Individual liability plan, a review of each proposed cardholder is performed based upon credit scores obtained from credit bureaus. Credit scores are based on payment performance, stability of employment, length of time at current address and other factors. The company also specifies certain categories of card purchases that are deemed pre-approved (I.E., legitimate travel and entertainment expenses). First Bank does not establish spending limits for individual cardholders with respect to legitimate travel and entertainment expenses, but does establish spending limits for other categories of purchases, based on First Bank's review of the cardholder's credit history and the anticipated level of usage by the cardholder.

          First Bank monitors the performance of the company's accounts, and periodically updates its analysis of the company's financial strength. The frequency, scope and depth of these reviews depend on First Bank's assessment of the company's financial strength, First Bank's aggregate credit exposure to the company, and the performance of the company's accounts. Credit limits are adjusted accordingly as a result of such reviews.

          BILLING AND FEES. Statements are sent to each Cardholder if the company chose the Individual or Joint & Several liability plan, while statements are sent directly to the company if the company chose the Corporate liability plan. Companies can also choose to have certain charges, such as annual fees or airline tickets, centrally billed to the company. Unlike a revolving credit card, the entire balance on a charge card issued under the Corporate Card program (a "Corporate Card") is due 30 days after the statement is printed. Payments may be made by check or, for centrally billed accounts, via electronic funds transfer. Annual fees, late fees and cash advance fees vary among Accounts, but are not expected to represent a significant portion of Yield Collections on the Receivables.

FIRST BANK'S PURCHASING CARD PROGRAM

          ORIGINATION OF ACCOUNTS. First Bank markets its Purchasing Card program directly to large corporations. Charge cards under the Purchasing Card program ("Purchasing Cards") are issued directly to individual corporate employees whose job responsibilities require them to make small-dollar purchases. The Purchasing Card can eliminate much of the administrative and processing costs associated with processing a company's traditional purchase orders.

          Once the company submits an application for a Purchasing Card account, the credit approval process is similar to that for a Corporate Card account issued under the Corporate liability plan. A First Bank credit analyst reviews financial statements and other credit information regarding the company. The credit review of the company will focus on the company's current and expected financial condition, the maximum receivables balance the company is expected to have outstanding at any one time, and the aggregate exposure of First Bank and its affiliates to the company and any related borrowers. First Bank monitors the performance of the company's accounts, and periodically updates its analysis of the company's financial strength. The frequency, scope and depth of these reviews will depend on the company's perceived financial strength, First Bank's aggregate credit exposure to the company, and the performance of the company's accounts. Credit limits are adjusted accordingly as a result of such reviews.

          BILLING AND FEES. Statements are sent to the company at least monthly and balances are generally due 14 days after the statement is printed. The company has the choice of making payments by check or via electronic funds transfer. Annual fees, late fees and cash advance fees vary among Accounts, but are not expected to represent a significant portion of Yield Collections on the Receivables.

COLLECTION EFFORTS

          CORPORATE CARDS WITH INDIVIDUAL OR JOINT & SEVERAL LIABILITY. First Bank considers a Corporate Card account delinquent when a customer fails to make a payment 30 days after the billing statement is printed.

Efforts to collect account balances that are delinquent less than 60 days are made by First Bank's Technical Collections Services group, through a combination of mailed notices and telephone calls. First Bank generally suspends any account that becomes 30 days delinquent, denying authorization of any further purchases, and generally closes any account that becomes 60 days delinquent. Once an account becomes 60 days delinquent, responsibility for collection is transferred to First Bank's Corporate Card Collections Department, where a more individualized effort at collection is made. If the account was registered under the Joint & Several liability plan, First Bank charges the corporate customer for amounts due when the account becomes 90 days delinquent. First Bank generally charges off Corporate Card account balances at the end of the month in which the account becomes 150 days delinquent (although charge-offs may be made earlier in some circumstances), and transfers collection responsibility to a separate unit of First Bank System responsible for collection of charged-off accounts of all First Bank System consumer credit products. First Bank's collection and charge-off practices may change over time in accordance with its business judgment and applicable law.

          PURCHASING CARDS AND CORPORATE CARDS WITH CORPORATE LIABILITY. The collections process for Purchasing Cards and for Corporate Cards with corporate liability is conducted by First Bank's Relationship Management Department. First Bank generally considers a Purchasing Card account delinquent when the company fails to make a payment 14 days after the billing statement is printed, and generally considers a Corporate Card account with corporate liability delinquent when the company fails to make a payment 30 days after the billing statement is printed. Following the sending of notices, a National Account Manager will contact the company when the account becomes 15 days past due and will seek to determine the reason for the delinquency and work to resolve any discrepancy. The account will generally be suspended when it becomes 30 days past due, and the account will generally be closed when it becomes 60 days past due. First Bank typically charges off corporate liability account balances at the end of the month in which the account becomes 150 days past due. As of ______ __, ___, no one company accounted for more than __% of total Corporate Card and Purchasing Card account balances.

THE SERVICER - FBS CARD SERVICES, INC.

          First Bank retains FBS Card Services, Inc. ("Card Services"), a wholly owned subsidiary of First Bank System, located in Minneapolis, to perform various data processing and administrative functions associated with servicing the Corporate Card and Purchasing Card accounts, as well as First Bank's retail credit card accounts. Pursuant to the Agreement, Card Services will be retained to service the Receivables on behalf of the Trust. In processing payments on First Bank's credit and charge card accounts, Card Services utilizes both proprietary systems and a variety of services provided by Total System Services, Inc., a third-party provider of credit and charge card processing services to numerous credit and charge card issuers.

INTERCHANGE

     Creditors participating in the VISA association receive interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period of time prior to initial billing. Under the VISA system, a portion of this interchange in connection with cardholder charges for goods and services is conveyed through the VISA system from banks which clear the transactions for merchants to card issuing banks. Interchange revenue is based on the number of VISA card transactions and the amount charged per transaction. The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of Net Interchange attributed to cardholder charges for goods and services in the Accounts. Net Interchange arising under the Accounts will be allocated to the Certificates on the basis of the percentage equivalent of the ratio which the amount of the Floating Allocation Percentage of cardholder charges for goods and services in the Accounts bears to the total amount of cardholder charges for goods and services in the accounts in the Bank Portfolio. VISA may from time to time change the amount of interchange reimbursed to banks issuing VISA cards. Net Interchange will be treated as Yield Collections for the purposes of allocating Yield Collections to Certificateholders.

BANK PORTFOLIO EXPERIENCE

     The following tables set forth the historical receivable turnover rate, monthly payment rate, periodic yield computation, loss experience, and delinquency experience for each of the periods shown for the entire Bank Portfolio.

     Because the Accounts are only a portion of the Bank Portfolio, actual experience with respect to the Accounts may have been different from that of the Bank Portfolio. Because the Accounts have been selected from the Bank Portfolio in a manner not adverse to Certificateholders and represent a sizable portion of the Bank Portfolio, the Transferor believes that the performance of the Bank Portfolio reflected in the following tables is indicative of the historical performance of the Accounts. There can be no assurance that the future performance of the Accounts will be similar to that of the Bank Portfolio in the past or in the future.

     RECEIVABLE TURNOVER RATE AND PAYMENT RATE EXPERIENCE. The accounts are designed for use as a method of payment for the purchase of merchandise and services and for cash advances. Account balances are due in full each billing cycle. Therefore, accounts cannot be used by cardholders for the purpose of financing these purchases or cash advances. In contrast to revolving credit plan products which do not require payment in full each month, the requirement that account balances be paid in full each month creates a high monthly payment rate and Account balances which turn over rapidly relative to charge volume. The following two tables illustrate this product characteristic based on the historical Bank Portfolio experience.


                RECEIVABLE TURNOVER RATES FOR THE BANK PORTFOLIO
                           (DOLLARS IN THOUSANDS)

                                             YEAR ENDED DECEMBER 31,
                                             -----------------------
                                       1995           1994           1993
                                       ----           ----           ----

Charge Volume and Fees(1). . .     $4,059,430     $2,745,795     $1,583,647
Average Net Receivables(2) . .       $461,398       $317,783       $193,422
Receivable Turnover Rate(3). .           8.80           8.64           8.19
---------------
(1) Charge Volume and Fees is the sum of (a) amounts charged by cardholders for merchandise, services and cash advances for each period shown and (b) all annual, late and other fees billed to Accounts for each period shown. Charge Volume and Fees is shown net of adjustments made to accounts due to returned goods, customer disputes or certain other miscellaneous adjustments.
(2) Average Net Receivables is the arithmetic average of the daily Bank Portfolio balances for each period shown.
(3) Receivable Turnover Rate is calculated by dividing Charge Volume and Fees by Average Net Receivables for each period shown.


                 MONTHLY PAYMENT RATES FOR THE BANK PORTFOLIO(1)

                                               YEAR ENDED DECEMBER 31,
                                               -----------------------
                                         1995           1994           1993
                                         ----           ----           ----

Monthly Average Rate . . . . .          72.65%         70.62%         69.58%
Highest Month. . . . . . . . .          78.78%         75.13%         77.06%
Lowest Month . . . . . . . . .          67.36%         61.49%         59.96%


-----------------
(1) Monthly Payment Rate is calculated by dividing total collections received (excluding recoveries on charged-off receivables and excluding Net Interchange, if any) during each month by such month's opening balance.

     There can be no assurance that the Receivable Turnover Rate and the Monthly Payment Rate for Receivables in the Accounts, and thus the rate at which Certificateholders can expect principal to accumulate in the Principal Funding Account or to be paid on the Class A Expected Final Payment Date or Class B Expected Final Payment Date, as applicable, or during any Early Amortization Period, will be similar to the historical Bank Portfolio experience set forth above.

     PERIODIC YIELD COMPUTATION. Receivables originated under the Accounts, consisting of amounts charged by cardholders for goods and services, cash advances, annual, late and other fees, are not subject to a monthly finance charge. As a result, a portion of the collections on the Receivables received during the preceding Collection Period will be treated as "yield" to the Trust. Such yield will equal the product of the aggregate amount of such collections (excluding Net Interchange, if any) and the Yield Factor. Such collections, plus certain amounts of Net Interchange attributed to cardholder charges in the Accounts, will be treated as Yield Collections. The remainder of such collections will be treated as Principal Collections.

     The dollar amounts representing Computed Yield in the table below have been derived by applying a Yield Factor of __% (which is the initial Yield Factor under the Agreement) to historical monthly collections of receivables (excluding recoveries on charged-off receivables and excluding Net Interchange, if any) in the accounts in the Bank Portfolio for each period shown. Each of those dollar amounts is divided by Charge Volume and Fees for the appropriate period to produce a Computed Yield for the Bank Portfolio. To the extent that Charge Volume and Fees did not equal collections for any given period, there is a difference between the Computed Yield as a Percentage of Charge Volume and Fees and the assumed Yield Factor of __%.


               PERIODIC YIELD COMPUTATION FOR THE BANK PORTFOLIO
                          ASSUMING A __% YIELD FACTOR
                             (DOLLARS IN THOUSANDS)

                                               YEAR ENDED DECEMBER 31,
                                               -----------------------
                                         1995           1994           1993
                                         ----           ----           ----
Computed Yield(1). . . . . . . . . . .   $              $              $
Computed Yield
  as a Percentage
  of Charge Volume and Fees (2). . . .       %              %              %
Net Interchange(3) . . . . . . . . . .   $              $              $
Net Interchange
  as a Percentage
  of Charge Volume and Fees. . . . . .       %              %              %
Computed Yield and Net Interchange
  as a Percentage
  of Charge Volume and Fees. . . . . .       %              %              %
---------------
(1) Computed Yield is the dollar amount equal to the product of the __% assumed Yield Factor and collections (excluding recoveries on charged-off receivables and excluding Net Interchange, if any) for each period shown.
(2) Computed Yield as a Percentage of Charge Volume and Fees may not equal the __% assumed Yield Factor because Charge Volume and Fees may not equal collections (excluding recoveries on charged-off receivables and excluding Net Interchange, if any) for the periods shown.
(3) The amount of Net Interchange for each of the periods indicated above has been estimated. Net Interchange is equal to gross interchange reduced by VISA dues and rebates to corporate customers and travel agencies.

     There can be no assurance that the yield experience for Receivables in the Accounts will be similar to the periodic yield computation for the Bank Portfolio set forth in the table. The actual yield experience will vary month to month due to variations in Receivable Turnover Rates, Monthly Payment Rates and cardholder charge activity. The actual yield experience will also be affected by any changes to the Yield Factor. Pursuant to the Agreement, without notice to or the consent of Certificateholders, the Transferor has the ability to change the Yield Factor; the Transferor may not, however, reduce the Yield Factor below __% or increase it above __%. Further, the Transferor may not change the Yield Factor if an Early Amortization Event has occurred and is continuing, or, as a result of such change, its reasonable expectation is that an Early Amortization Event would occur. See "Risk Factors--Ability to Change Yield Factor." Changes in the amount of Net Interchange will also affect actual yield experience. VISA may from time to time change the amount of interchange reimbursed to banks issuing VISA cards, including the Bank. Reductions in the amount of Net Interchange would reduce the actual yield experience.

     LOSS EXPERIENCE.   The following table sets forth the Bank Portfolio's
historical gross loss, recovery and net loss experience for the periods shown. Due to the Bank Portfolio's Receivable Turnover Rate and Monthly Payment Rate, Gross Losses, Recoveries and Net Losses are expressed as a percentage of Charge Volume and Fees.


                     LOSS EXPERIENCE FOR THE BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                               YEAR ENDED DECEMBER 31,
                                               -----------------------
                                         1995           1994           1993
                                         ----           ----           ----

Gross Losses(1). . . . . . . .         $6,611         $4,819         $3,686
Gross Losses as a Percentage of
  Charge Volume and Fees . . .           0.16%          0.18%          0.23%
Recoveries . . . . . . . . . .         $2,854         $1,493         $1,249
Recoveries as a Percentage of
  Charge Volume and Fees . . .           0.07%          0.06%          0.08%
Net Losses . . . . . . . . . .         $3,757         $3,326         $2,437
Net Losses as a Percentage of
  Charge Volume and Fees . . .           0.09%          0.12%          0.15%

----------------
(1) Gross Losses are charge-offs before recoveries and do not include the amount of any reductions in receivables balances due to fraud, returned goods, customer disputes or certain other miscellaneous adjustments.

     There can be no assurance that the loss experience for the Accounts in the future will be similar to the historical Bank Portfolio experience set forth above.

     PERIODIC NET YIELD COMPUTATION. Computed Net Yield is the dollar amount equal to Computed Yield minus Net Losses. Computed Net Yield and Net Interchange is the dollar amount equal to Computed Yield plus an estimate of the amount of Net Interchange received during the period minus Net Losses. The table below sets forth the Computed Net Yield and the Computed Net Yield and Net Interchange for the periods shown.

                       PERIODIC NET YIELD COMPUTATION FOR
                 THE BANK PORTFOLIO ASSUMING A __% YIELD FACTOR
                             (DOLLARS IN THOUSANDS)

                                               YEAR ENDED DECEMBER 31,
                                               -----------------------
                                         1995           1994           1993
                                         ----           ----           ----
Computed Net Yield . . . . . . . . . .   $              $              $
Computed Net Yield as a Percentage
  of Charge Volume and Fees. . . . . .       %              %              %
Computed Net Yield
  and Net Interchange. . . . . . . . .   $              $              $
Computed Net Yield and Net Interchange
  as a Percentage
  of Charge Volume and Fees. . . . . .       %              %              %
-------------------


     The ability of the Trust to generate sufficient yield to pay interest to Certificateholders and to pay the Servicing Fee depends upon the Monthly Payment Rate, the Yield Factor, Net Losses, the amount of Net Interchange and the generation of new Receivables. Based on the Bank Portfolio experience described in the foregoing tables, the following example illustrates how these variables would interact to produce yield to the Trust. For the year ended December 31, 1995, the Computed Net Yield as a Percentage of Charge Volume and Fees was ____% and the Receivable Turnover Rate (total Charge Volume and Fees divided by Average Net Receivables) was ____. The product of these two variables results in a net yield as a percentage of Average Net Receivables of ____% for the year ended December 31, 1995. There can be no assurance that the experience for the Accounts in the future will be similar to the historical Bank Portfolio experience set forth above.

     DELINQUENCY EXPERIENCE. The table below sets forth the Bank Portfolio's delinquency experience for the periods shown.

                  DELINQUENCY EXPERIENCE FOR THE BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                            AVERAGE OF TWELVE MONTHS ENDED DECEMBER 31,
                                  -----------------------------------------------------------------------------------------------
                                             1995                              1994                             1993
                                  ----------------------------     -----------------------------     ----------------------------

NUMBER OF DAYS                    DELINQUENT                       DELINQUENT                        DELINQUENT
DELINQUENT(1)                      AMOUNT(2)     PERCENTAGE(3)      AMOUNT(2)      PERCENTAGE(3)     AMOUNT(2)      PERCENTAGE(3)
--------------                    ----------     -------------     ----------      -------------     ----------     -------------

30 to 59 days . . . . . . . .        $16,869           3.68%          $12,937            4.06%         $ 8,021            4.30%
60 to 89 days . . . . . . . .          3,681           0.80             2,244            0.70            1,747            0.93
90 to 119 days  . . . . . . .          1,511           0.33             1,032            0.32              623            0.34
120 or more days  . . . . . .            871           0.19               642            0.20              382            0.21

      Total(4) . . . . . . . .       $22,932           5.00%          $16,855            5.29%         $10,773            5.78%


-----------------------
(1) Delinquency is measured as the number of days after a charge is first included within an unpaid "Previous Balance" on any monthly billing statement.
(2) Delinquent amounts are the arithmetic average of the month-end billed delinquencies by category for the appropriate period.
(3) Delinquency percentage is the arithmetic average of the month-end percentages equal to ending net receivables by category divided by the aggregate ending net receivables balance.
(4)  Columns may not total due to rounding.

                                 THE RECEIVABLES

          The Receivables conveyed to the Trust will arise in VISA accounts originated under the Bank's Corporate Card or Purchasing Card programs and selected from the portfolio of VISA accounts in such programs owned by the Bank on the basis of criteria set forth in the Agreement as applied on the Cut-Off Date and, with respect to Additional Accounts, as of the related date of their designation (the "Trust Portfolio"). The Transferor will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. The Transferor will also have the right (subject to certain limitations and conditions) to designate certain Accounts as Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Transferor. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. See "Description of the Certificates--Addition of Accounts" and "--Removal of Accounts."

          The Receivables included in the Trust Portfolio, as of the Cut-Off Date, had an aggregate balance of $______. The Accounts originated under the Corporate Card program had an aggregate balance of $_____, an average balance of $_____ and an average age of approximately __ months. The Accounts originated under the Purchasing Card program had an an aggregate balance of $_____, an average balance of $_____ and an average age of approximately __ months. As of ________, 1995, cardholders whose Accounts are to be included in the Trust Portfolio had billing addresses in __ States, the District of Columbia and certain U.S. territories.

          The Receivables included in the Trust Portfolio, as of the Cut-Off Date, represent aggregate Trust principal (the "Trust Principal Component") of $______. The Trust Principal Component as of any date is an amount equal to the product of the total amount of Receivables in the Trust as of such date and one minus the Yield Factor.

          The following tables summarize the Trust Portfolio by various criteria as of the Cut-Off Date. Because the future composition of the Trust Portfolio will change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent date.

                         COMPOSITION BY ACCOUNT BALANCE
                                 TRUST PORTFOLIO

                                         PERCENTAGE
                                          OF TOTAL                  PERCENTAGE
                             NUMBER OF    NUMBER OF                  OF TOTAL
ACCOUNT BALANCE              ACCOUNTS     ACCOUNTS    RECEIVABLES   RECEIVABLES
---------------              --------     --------    -----------   -----------

Credit Balance . . . . . . .                      %   $                       %
No Balance . . . . . . . . .
$0.01 - $500.00. . . . . . .
$500.01 - $1,000.00. . . . .
$1,000.01 - $2,000.00. . . .
$2,000.01 - $3,000.00. . . .
$3,000.01 - $4,000.00. . . .
$4,000.01 - $5,000.00. . . .
$5,000.01 - $6,000.00. . . .
$6,000.01 - $7,000.00. . . .
$7,000.01 - $8,000.00. . . .
$8,000.01 - $9,000.00. . . .
$9,000.01 - $10,000.00 . . .
$10,000.01 or More . . . . .
    TOTAL. . . . . . . . . .


                      COMPOSITION BY PERIOD OF DELINQUENCY
                                 TRUST PORTFOLIO

                                         PERCENTAGE
PERIOD OF DELINQUENCY                     OF TOTAL                  PERCENTAGE
(DAYS CONTRACTUALLY          NUMBER OF    NUMBER OF                  OF TOTAL
DELINQUENT)                  ACCOUNTS     ACCOUNTS    RECEIVABLES   RECEIVABLES
---------------------        --------     --------    -----------   -----------

Not Delinquent . . . . . . .                      %   $                       %
Up to 30 Days. . . . . . . .
31 to 60 Days. . . . . . . .
61 to 90 Days. . . . . . . .
91 to 120 Days . . . . . . .
121 or more Days . . . . . .
    TOTAL. . . . . . . . . .


                           COMPOSITION BY ACCOUNT AGE
                                 TRUST PORTFOLIO

                                         PERCENTAGE
                                          OF TOTAL                  PERCENTAGE
                             NUMBER OF    NUMBER OF                  OF TOTAL
ACCOUNT AGE                  ACCOUNTS     ACCOUNTS    RECEIVABLES   RECEIVABLES
-----------                  --------     --------    -----------   -----------

Not More than 6 Months . . .                      %   $                       %
Over 6 Months to 12 Months .
Over 12 Months to 24 Months.
Over 24 Months to 36 Months.
Over 36 Months to 48 Months.
Over 48 Months to 60 Months.
Over 60 Months to 72 Months.
Over 72 Months . . . . . . .
    TOTAL. . . . . . . . . .

               GEOGRAPHIC DISTRIBUTION OF CORPORATE CARD ACCOUNTS
  ISSUED UNDER THE INDIVIDUAL LIABILITY PLAN OR JOINT & SEVERAL LIABILITY PLAN
                              IN TRUST PORTFOLIO(1)

                                         PERCENTAGE
                                          OF TOTAL                  PERCENTAGE
                             NUMBER OF    NUMBER OF                  OF TOTAL
STATE(2)                     ACCOUNTS     ACCOUNTS    RECEIVABLES   RECEIVABLES
-----                        --------     --------    -----------   -----------

                                                  %   $                       %







    TOTAL                                   100.00%   $                 100.00%
                                            ------                      ------
                                            ------                      ------

-----------------------
(1) Includes only Corporate Card accounts issued under either the Individual liability plan or the Joint & Several liability plan in the Trust Portfolio. See "--First Bank's Corporate Card Program."
(2)  Based on individual cardholders' current billing addresses.


             [GEOGRAPHIC] [STANDARD INDUSTRIAL CLASSIFICATION CODE]
                  DISTRIBUTION OF PURCHASING CARD ACCOUNTS AND
        CORPORATE CARD ACCOUNTS ISSUED UNDER THE CORPORATE LIABILITY PLAN
                              IN TRUST PORTFOLIO(1)

                                         PERCENTAGE
                                          OF TOTAL                  PERCENTAGE
                             NUMBER OF    NUMBER OF                  OF TOTAL
[STATE(2)] [SIC CODE(2)]     ACCOUNTS     ACCOUNTS    RECEIVABLES   RECEIVABLES
------------------------     --------    ----------   -----------   -----------
                                                  %   $                       %







    TOTAL                                   100.00%   $                 100.00%
                                            ------                      ------
                                            ------                      ------

-----------------------
(1) Includes only Purchasing Card accounts and Corporate Card accounts issued under the Corporate liability plan in the Trust Portfolio. See "--First Bank's Purchasing Card Program" and "--First Bank's Corporate Card Program."
[(2) Based on the [current billing addresses] [current addresses of the principal executive offices] [or, state other criteria for determining geographic location] of corporate cardholders.]
[(2) Based on the primary Standard Industrial Classification Codes of corporate cardholders.]

                             MATURITY CONSIDERATIONS

     The Agreement provides that the Class A Certificateholders will not receive payments of principal until the Class A Expected Final Payment Date, or earlier in the event of an Early Amortization Event which results in the commencement of the Early Amortization Period. Class A Certificateholders will receive payments of principal on each Special Payment Date following the Collection Period in which an Early Amortization Event occurs until the Class A Invested Amount has been paid in full or the Stated Series Termination Date has occurred. The Agreement provides that the Class B Certificateholders will not receive payments of principal until the Class B Expected Final Payment Date, or earlier in the event of an Early Amortization Event which results in the commencement of the Early Amortization Period; PROVIDED, HOWEVER, that the Class B Certificateholders will in no event begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

     Should an Early Amortization Event occur with respect to the Certificates and the Early Amortization Period commence, any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the first Special Payment Date with respect to the Early Amortization Period. Thereafter, Certificateholders will be entitled to receive Principal Collections allocable to Series 1996-1 on each Special Payment Date with respect to such Early Amortization Period, until the Stated Series Termination Date occurs. See "Description of the Certificates--Early Amortization Events."

     The ability of Certificateholders to receive payments of principal on the applicable Expected Final Payment Date depends, among other factors, on the rate of repayment on the Receivables, the timing of the receipt of such repayments, the amount of outstanding Receivables, the Yield Factor, delinquencies and charge-offs on the Accounts, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. Monthly payment rates on the Receivables may vary due to seasonal purchasing and payment habits of cardholders and to changes in any terms of discount programs in which cardholders participate. The Transferor cannot predict, and no assurance can be given, as to the cardholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Certificates or whether the terms of any subsequently issued Series might have an impact on the amount or timing of any such payment of principal.

     The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of cardholders. There can be no assurance that Principal Collections with respect to the Trust Portfolio, and thus the rate at which Certificateholders could expect to receive payments of principal on their Certificates during the Early Amortization Period or the rate at which the Principal Funding Account could be funded during the Accumulation Period, will be similar to the historical experience set forth herein.

     The Trust, as a master trust, may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by Certificateholders. Further, if an Early Amortization Event occurs, the average life and maturity of the Class A Certificates and Class B Certificates, respectively, could be significantly reduced.

     For the reasons set forth above, there can be no assurance that deposits in the Principal Funding Account will be made in accordance with the applicable Controlled Deposit Amount or that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective Expected Final Payment Dates will equal the expected number of months.


                                 USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes.

                FIRST BANK OF SOUTH DAKOTA (NATIONAL ASSOCIATION)
                           AND FIRST BANK SYSTEM, INC.

     First Bank of South Dakota (National Association) is a national banking association organized under the laws of the United States. First Bank provides a broad range of products and services to its customers in the areas of credit, treasury management, leasing, trust, mortgage, insurance, investment and other financial services. First Bank markets these services through seventeen branches located primarily in regional trade centers, including Sioux Falls and Rapid City. First Bank is a wholly-owned subsidiary of First Bank System, Inc. ("First Bank System"). First Bank System is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, with its principal assets being the stock of its banking and non-banking subsidiaries. Through its banking subsidiaries and various non-banking subsidiaries, First Bank System provides domestic banking and banking related services primarily throughout the Midwest and Rocky Mountain regions. As of December 31, 1995, First Bank had assets of $1.78 billion and shareholder's equity of $170.1 million, determined in accordance with regulatory accounting principles (which differ, in certain instances, from generally accepted accounting principles). As of December 31, 1995, First Bank System had assets of $33.87 billion and shareholders' equity of $2.72 billion, determined in accordance with generally accepted accounting principles.


                         DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement and the Series 1996-1 Supplement, copies of the forms of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. Pursuant to the Agreement, the Transferor and the Trustee may execute further Series Supplements in order to issue additional Series. The following summary of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 1996-1 Supplement.

GENERAL

     The Certificates will represent undivided interests in the Trust, including the right to receive varying percentages of all collections received with respect to the Receivables in the Trust up to (but not in excess of) amounts required to make payments of, with respect to the Class A Certificates, interest at the Class A Certificate Rate and the Class A Invested Amount on the Class A Expected Final Payment Date and, with respect to the Class B Certificates, interest at the Class B Certificate Rate and the Class B Invested Amount on the Class B Expected Final Payment Date. See "--Allocation Percentages." The property of the Trust consists of the Receivables generated under the Accounts and any Additional Accounts subsequently designated to the Trust, all monies due or to become due in payment of the Receivables (including recoveries on charged-off Receivables and amounts, if any, paid by corporate clients as co-obligors under the Corporate Card program), all proceeds of the Receivables, the right to receive certain amounts of Net Interchange allocable to the Certificates and all monies on deposit in certain bank accounts of the Trust (other than investment earnings on such amounts, except as otherwise specified herein), and any Enhancement with respect to any particular Series or Class as described herein. Monies on deposit in bank accounts of the Trust that are established for the benefit of any other Series and the drawing on or payment of Enhancements issued with respect to any other Series will not be available to Certificateholders. The Trust will not include the Receivables from any Removed Accounts. On the Closing Date, the Trustee will authenticate the Class A Certificates and the Class B Certificates and deliver such Certificates to the Transferor which will in turn deliver them to the Underwriters against payment of the net proceeds of the sale of the Certificates. The Trustee will also deliver the Collateral Investor Interest and the Exchangeable Transferor Certificate to the Transferor. The Transferor intends to sell the Collateral Investor Interest to one or more third-party investors pursuant to the Loan Agreement. The Collateral Investor Interest is not offered hereby. The Class A Initial Invested Amount will equal $______, the Class B Initial Invested Amount will equal $______ and the Collateral Initial Invested Amount will equal $______.

     The Transferor initially will own the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate will represent the undivided interest in the Trust not represented by the Certificates, by the Collateral Investor Interest, by other investor certificates issued by the Trust and by the interests of Enhancement providers. The holder of the Exchangeable Transferor Certificate will have the right to a percentage (the "Transferor Percentage") of all collections on the Receivables in the Trust.

     During the Revolving Period, the Invested Amount will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs." The amount of Principal Collections in the Trust, however, will vary each day as new Receivables are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Receivables in the Trust. When a Series is amortizing, the invested amount of such Series will generally decline as payments of principal are distributed to the Certificateholders or accumulated in a principal funding account. As a result, the Transferor Interest will generally increase each month during the amortization period with respect to a Series to reflect the reductions in the invested amount of such Series and will also change to reflect the variations in the amount of Principal Collections. The Transferor Interest may also be reduced as the result of an Exchange. See "--Exchanges."

     The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. Beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates unless Definitive Certificates are issued. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

BOOK-ENTRY REGISTRATION

     Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the Underwriters), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits or securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under any related Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulations by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Transferor would seek an alternative depository (if available) or cause the issuance of Definitive Certificates to Certificate Owners or their nominees in the manner described under "--Definitive Certificates."

DEFINITIVE CERTIFICATES

     The Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% of the Invested Amount advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

     Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest payments on each Interest Payment Date and interest and principal payments on the Expected Final Payment Date of each Class (or, if an Early Amortization Event occurs, on each Special Payment Date) will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

INTEREST PAYMENTS

     Interest on the principal amount of the Class A Certificates and the principal amount of the Class B Certificates will accrue from the Closing Date at the Class A Certificate Rate and Class B Certificate Rate, respectively. Interest will be distributed semi-annually on each Interest Payment Date, commencing _______, 1996, to Certificateholders in whose names the Certificates were registered at the close of business on the last day of the calendar month preceding the date of such payment (a "Record Date"). Interest for any Interest Payment Date will include interest at the Class A Certificate Rate or the Class B Certificate Rate, as applicable, accrued from and including the preceding Interest Payment Date or, in the case of the first Interest Payment Date, from and including the Closing Date, to but excluding such Interest Payment Date. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     On each Transfer Date, Class A Monthly Interest and Class B Monthly Interest will be deposited in a trust account in the name of the Trustee maintained with an Eligible Institution which initially shall be the Trustee (the "Interest Funding Account"). Funds on deposit in the Interest Funding Account generally will be invested in certain Eligible Investments described under "--Collection Account." Although such Eligible Investments are highly rated, Certificateholders will bear the risk of losses on such Eligible Investments to the extent that losses exceed any earnings thereon. Any earnings (net of losses and investment expenses) on funds in the Interest Funding Account will be paid monthly to the Transferor. If an Early Amortization Event occurs and an Early Amortization Period commences, then thereafter Class A Monthly Interest or Class B Monthly Interest, as the case may be, will be distributed to the Class A Certificateholders or the Class B Certificateholders monthly on each Special Payment Date and any amounts on deposit in the Interest Funding Account will be distributed to the Class A Certificateholders and the Class B Certificateholders on the first Special Payment Date.

     Interest due but not paid on any Interest Payment Date or Special Payment Date will be due on the next succeeding Interest Payment Date or Special Payment Date with, to the extent permitted by applicable law, additional interest on such amount at the Class A Certificate Rate or the Class B Certificate Rate, as applicable.

     Payments of interest in respect of the Class A Certificates on any Distribution Date will be funded from Class A Available Funds for the related Collection Period. To the extent Class A Available Funds are insufficient to pay such interest, Excess Spread and Shared Excess Yield Collections allocated to Series 1996-1 and Reallocated Principal Collections will be used to make such payments. "Class A Available Funds" means, with respect to any Collection Period, an amount equal to the sum of (i) the Class A Floating Percentage of Yield Collections with respect to such Collection Period; (ii) if such Collection Period relates to a Distribution Date that occurs on or prior to the payment in full of the Class A Certificates, the Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date; and (iii) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds with respect to the related Transfer Date as described under "--Reserve Account."

     Payments of interest in respect of the Class B Certificates on any Distribution Date will be funded from Class B Available Funds for the related Collection Period. To the extent Class B Available Funds are insufficient to pay such interest, Excess Spread and Shared Excess Yield Collections allocated to Series 1996-1 and Reallocated Collateral Principal Collections (in each case after application of such amounts in respect of the Class A Certificates) will be used to make such payments. "Class B Available Funds" means, with respect to any Collection Period, an amount equal to the sum of (i) the Class B Floating Percentage of Yield Collections with respect to such Collection Period; and
(ii) if such Collection Period relates to a Distribution Date that occurs on or after the payment in full of the Class A Certificates, the Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date not applied to make payments in respect of the Class A Certificates.

PRINCIPAL PAYMENTS

     During the Revolving Period (which begins on the Closing Date and ends on the day before the commencement of the Accumulation Period or, if earlier, the Early Amortization Period), no principal payments will be made to Certificateholders. During the Accumulation Period (on or prior to the Class A Expected Final Payment Date), principal will be deposited in the Principal Funding Account as described below and on the Class A Expected Final Payment Date will be distributed to Class A Certificateholders up to the outstanding principal amount of the Class A Certificates. After the Class A Invested Amount has been paid in full, principal will be deposited into the Collection Account as described below and on the Class B Expected Final Payment Date will be distributed to Class B Certificateholders up to the outstanding principal amount of the Class B Certificates. During the Early Amortization Period, which will begin upon the occurrence of an Early Amortization Event, and until the Stated Series Termination Date occurs, principal will be paid first to the Class A Certificateholders until the outstanding principal amount of the Class A Certificates has been paid in full, and then to the Class B Certificateholders until the outstanding principal amount of the Class B Certificates has been paid in full.

     On each Transfer Date during the Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the lesser of (a) the Fixed Allocation Percentage of Principal Collections with respect to the preceding Collection Period PLUS the amount of any Shared Principal Collections with respect to other Series that are allocated to Series 1996-1 in accordance with the Agreement MINUS the amount of Reallocated Principal Collections for such Collection Period, (b) for each Transfer Date with respect to the Accumulation Period prior to the Class A Expected Final Payment Date, the Controlled Deposit Amount for such Transfer Date and (c) the Class A Adjusted Invested Amount with respect to such Transfer Date prior to any deposits on such date. Amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Expected Final Payment Date. After the outstanding principal amount of the Class A Certificates has been paid in full, on each Transfer Date during the Accumulation Period, the Trustee will deposit in the Collection Account an amount equal to the lesser of (a) the Fixed Allocation Percentage of Principal Collections with respect to the preceding Collection Period PLUS the amount of any Shared Principal Collections with respect to other Series that are allocated to Series 1996-1 in accordance with the Agreement MINUS the portion of all such amounts applied to Class A Monthly Principal on such Transfer Date MINUS the amount of Reallocated Principal Collections for such Collection Period and (b) the Class B Invested Amount with respect to such Transfer Date prior to any deposits on such date. Such amounts in the Collection Account will be paid to the Class B Certificateholders on the Class B Expected Final Payment Date. If an Early Amortization Event occurs with respect to the Certificates during the Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the first Special Payment Date with respect to the Early Amortization Period.

     On each Special Payment Date during the Early Amortization Period until the Class A Certificates have been paid in full or the Stated Series Termination Date occurs, the Class A Certificateholders will be entitled to receive Class A Monthly Principal in an amount up to the outstanding principal amount of the Class A Certificates. After payment in full of Class A Certificates, the Class B Certificateholders will be entitled to receive on each Special Payment Date Class B Monthly Principal until the earlier of the date the Class B Invested Amount is paid in full and the Stated Series Termination Date.

POSTPONEMENT OF ACCUMULATION PERIOD

     Upon written notice to the Trustee, the Transferor may elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Transferor may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On the Determination Date and on each Determination Date thereafter, until the Accumulation Period begins, the Servicer, on behalf of the Transferor, will determine the "Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Class A Expected Final Payment Date, based on (a) the expected monthly Principal Collections expected to be distributable to the certificateholders of all Series (excluding certain other Series), assuming a rate of payment on the Receivables no greater than the lowest monthly rate of payment on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Accumulation Period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of other Series, if any, scheduled to be in their revolving periods during the Accumulation Period and on increases in the payment rate occurring after the Closing Date. The length of the Accumulation Period will not be less than one month.

SUBORDINATION OF THE CLASS B CERTIFICATES AND
THE COLLATERAL INVESTOR INTEREST

     The Class B Certificates and the Collateral Investor Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Investor Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be reduced. Similarly, certain principal payments allocable to the Collateral Investor Interest may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Collateral Invested Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of Yield Collections allocated to the Class B Certificateholders in subsequent Collection Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. No principal will be paid to the Class B Certificateholders until the Class A Invested Amount is paid in full. See "-- Allocation Percentages," "--Reallocation of Cash Flows," and "--Application of Collections--Excess Spread; Shared Excess Yield Collections."

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     On the Closing Date, the Transferor will transfer and assign to the Trust all of its right, title and interest in and to Receivables in the Accounts outstanding as of the Cut-Off Date, all of the Receivables thereafter created under the Accounts and the proceeds of all of the foregoing.

     In connection with the transfer of the Receivables by the Transferor to the Trust, the Transferor will indicate in its records, including any computer files, that the Receivables have been transferred from the Transferor to the Trust. In addition, the Transferor will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Account, as of the Cut-Off Date and for each Additional Account as of the date of its designation for inclusion in the Trust, (i) its account number and
(ii) the amount of Receivables in such Account. Card Services, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other charge card accounts and receivables and neither the computer files nor the physical documentation relating to the Accounts or Receivables will be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders. The Transferor will file one or more UCC-1 financing statements in accordance with applicable law to perfect the Trust's interest in the Receivables. See "Risk Factors--Potential Priority of Certain Liens" and "Certain Legal Aspects of the Receivables."

EXCHANGES

     The Agreement will provide for the Trustee to issue two types of certificates: (i) one or more Series of certificates which are transferable and have the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Interest, which will be held by the Transferor and generally will not be transferable. The Agreement will also provide that, pursuant to any one or more Series Supplements, the Transferor may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the certificates evidencing any Series of certificates, to the Trustee in exchange for one or more newly issued Series and a reissued Exchangeable Transferor Certificate. This exchange feature permits the creation of new Series to be issued from an already existing trust. Under the Agreement, the Transferor may define, with respect to any newly issued
Series: (i) its name or designation, (ii) its initial principal amount (or method for calculating such amount), (iii) its certificate rate (or formula for the determination thereof), (iv) the interest payment date or dates and the date or dates from which interest shall accrue, (v) the method for allocating collections to certificateholders, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts,
(vii) the percentage used to calculate servicing fees, (viii) the minimum Transferor percentage (the "Minimum Transferor Percentage") and minimum Transferor amount (the "Minimum Transferor Amount") applicable to such Series,
(ix) the applicable Minimum Trust Principal Component required to be maintained through the designation by the Transferor of Additional Accounts, (x) the issuer and terms of any Enhancement with respect thereto, (xi) the base rate for such Series, if applicable, (xii) the terms on which the certificates of such Series may be repurchased at the Transferor's option or remarketed to other investors,
(xiii) the stated Series termination date, (xiv) any deposit into any account maintained for the benefit of certificateholders, (xv) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xvi) the extent to which the certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or global certificate will be paid),
(xvii) whether the certificates of such Series may be issued in bearer form and any limitations imposed thereon, (xviii) the priority of any Series with respect to any other Series, if applicable, (xix) the rights of the holder of the Exchangeable Transferor Certificate that have been transferred to certificateholders of such Series and (xx) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the Transferor will deliver to the Trustee written confirmation that the Exchange will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding Series. The Transferor may offer any Series to the public under a Disclosure Document in transactions either registered under the Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor.

     The Agreement will provide that the Transferor may perform Exchanges and define Principal Terms such that each Series has a period during which amortization of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their revolving periods while other Series are not. Thus, certain Series may not be amortizing, while other Series are amortizing. Each Series may have the benefits of a form of Enhancement issued by issuers different from the issuers of the form of Enhancement with respect to any other Series. Under the Agreement, the Trustee shall hold any such Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such Enhancement, the Transferor may deliver a different form of Enhancement agreement. The Agreement will also provide that the Transferor may specify different Certificate rates and monthly investor servicing fees with respect to each Series. The Transferor will also have the option under the Agreement to vary between Series the terms upon which Series may be repurchased at the Transferor's option or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There is no limit to the number of Exchanges that the Transferor may perform under the Agreement. The Trust will terminate only as provided in the Agreement.

     Under the Agreement and pursuant to a Series Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Transferor may perform an Exchange by notifying the Trustee at least three business days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial invested amount (or method for calculating such amount) and (ii) its certificate rate (or the method for allocating interest payments or other cash flow to such Series). On the date of the Exchange, the Trustee will issue any such Series only upon delivery to it of the following: (i) a Series Supplement specifying the Principal Terms of such Series, (ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the certificates of such Series will be characterized as indebtedness for federal income tax purposes and (b) an opinion of counsel to the effect that, for federal income tax purposes, (1) such issuance will not adversely affect the federal and applicable state tax characterization as debt of certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (2) following such issuance the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and (3) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust (an opinion of counsel with respect to any matter to the effect referred to in clause (b) with respect to any action is referred to herein as a "Tax Opinion"), (iii) if required by the related Series Supplement, the form of Enhancement and any related agreement, (iv) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it, and (v) the existing Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged Series, if applicable, and issue the new Series and new Exchangeable Transferor Certificate.

REPRESENTATIONS AND WARRANTIES

     The Transferor will make representations and warranties to the Trustee for the benefit of the Certificateholders relating to the Accounts and the Receivables to the effect, among other things, that (i) each Receivable is an Eligible Receivable, (ii) each Receivable has been conveyed to the Trust free and clear of all liens (except such liens as may be permitted by the Agreement) or in compliance in all material respects with all applicable requirements of law, (iii) all material information with respect to the Receivables, and the Accounts related thereto, in the list provided to the Trustee is true and correct in all material respects, (iv) the Transferor has obtained all consents, licenses, approvals or authorizations required in connection with the conveyance of the Receivables to the Trust, or (v) as of the initial Closing Date, and as of the applicable Additional Account Closing Date with respect to Additional Accounts, the computer file or list of Accounts or Additional Accounts, as the case may be, provided by the Transferor to the Trustee is an accurate and complete listing of all such Accounts in all material respects or the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cut-Off Date or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust. If any representation or warranty of the Transferor described in this paragraph is not true and correct in any material respect and, as a result, any Receivables are charged off as uncollectible or the proceeds of such Receivables are not available to the Trust, unless cured within 60 days or any longer period agreed upon by the Trustee (not to exceed an additional 60 days) from the earlier to occur of the discovery of any such event by the Transferor or the Servicer, or receipt by the Transferor or the Servicer of written notice of any such event given by the Trustee, then such Receivable shall be designated an "Ineligible Receivable" and shall be assigned a balance of zero for the purpose of determining the Trust Principal Component on any day.

     On and after the date of its designation as an Ineligible Receivable, each Ineligible Receivable shall not be given credit in determining the Trust Principal Component used to calculate the Transferor Amount and the allocation percentages with respect to collections on the Receivables. See "--Allocation Percentages." In the event that the exclusion of an Ineligible Receivable from the calculation of the Trust Principal Component would cause the Transferor Amount to be reduced below the Minimum Transferor Percentage of the Trust Principal Component, the Transferor shall make a deposit into the Collection Account in an amount equal to the amount required to cause the Transferor Amount to equal the Minimum Transferor Percentage of the Trust Principal Component. Any such deposits by the Transferor shall be allocated in respect of Principal Collections and Yield Collections as provided in the Agreement. The obligation of the Transferor to make such deposits is the sole remedy with respect to Ineligible Receivables available to Certificateholders or the Trustee on behalf of the Certificateholders.

     The Transferor will represent and warrant as of the Closing Date, to the Trustee for the benefit of the Certificateholders, that (i) the Transferor is duly organized and validly existing in good standing under the laws of the United States of America, has the full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Agreement and the Series 1996-1 Supplement and to execute and deliver to the Trustee the Certificates pursuant to the Agreement,
(ii) the Agreement and the Series 1996-1 Supplement constitute legal, valid, binding and enforceable obligations of the Transferor, and (iii) the Agreement constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables, whether then existing or thereafter created in the Accounts, and the proceeds thereof, or the grant of a first priority perfected security interest in such Receivables and, with certain exceptions made for certain limited time periods, the proceeds thereof, which is effective as to each Receivable upon the transfer thereof to the Trust or upon its creation, as the case may be. In the event that (x) any of the representations and warranties described in clauses (i) through (iii) above are not true and correct or (y) a material amount of Receivables are not Eligible Receivables, and in either case such event has a material adverse effect on the interest of holders of the Certificates (without regard to the amount of any Enhancement), either the Trustee or the holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate invested amount of all Series, by written notice to the Transferor (and to the Trustee and the Servicer, if given by the certificateholders), may direct the Transferor to accept reassignment of all Receivables within 60 days of such notice or any longer period agreed upon by the Trustee (not to exceed an additional 60 days). The Transferor will be obligated to accept reassignment of all such Receivables on a Distribution Date occurring within such applicable period, unless the representations and warranties shall then be true and correct in all material respects or there shall no longer be a material amount of such Receivables which are not Eligible Receivables, as the case may be. The price for such transfer of Receivables shall be equal to the sum of the aggregate invested amounts of all Series on the Record Date related to the applicable Distribution Date on which the transfer is scheduled to be made (less the aggregate principal amount on deposit in any principal funding account) plus an amount equal to all interest accrued but unpaid on all Series at the applicable certificate rates through the end of the applicable interest periods of such Series plus certain amounts payable to Enhancement providers, if applicable. The payment of such amount into the collection account in immediately available funds will be considered a prepayment in full of all such Receivables and will be paid in full to the certificateholders and, if applicable, to Enhancement providers. The obligations described above shall be the sole remedies respecting the foregoing representations, warranties and events available to the Trustee or the certificateholders. The certificateholders will not incur any costs, direct or indirect, related to the reassignment of Receivables to the Transferor.

     An "Eligible Receivable" is defined to mean each Receivable (i) which has arisen under an Eligible Account, (ii) which was created in compliance with all applicable requirements of law, and pursuant to a cardholder agreement which complies with all applicable requirements of law in either case the failure to comply with which would have a material adverse effect upon Certificateholders,
(iii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery and performance by the Transferor of the related cardholder agreement have been duly obtained or given and are in full force and effect as of such date of creation, (iv) as to which at the time of the transfer of such Receivable to the Trust, the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except those permitted by the Agreement), (v) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust, (vi) which will at all times be the legal, valid and binding payment obligation of the cardholder thereof enforceable against such cardholder in accordance with its terms, subject to certain bankruptcy and equity related exceptions, (vii) which constitutes an "account" or a "general intangible" under and as defined in Article 9 of the applicable UCC as then in effect, (viii) which, at the time of its transfer to the Trust, has not been waived or modified except in accordance with the policies and procedures of the Transferor relating to the operation of its Corporate Card program or Purchasing Card program, as applicable, (ix) which is not subject to any setoff, right of rescission, counterclaim or other defense (including the defense of usury), other than certain bankruptcy and equity related defenses,
(x) as to which the Transferor has satisfied all obligations to be fulfilled at the time it is transferred to the Trust and (xi) as to which the Transferor has done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or Certificateholders therein. In order to qualify as an "Eligible Account," each such Account must, as of the date of its selection, (i) be in existence and owned by the Transferor, (ii) be payable in United States dollars,
(iii) not have the related card reported lost or stolen or be designated as fraudulent, (iv) not be identified in the Transferor's computer files as cancelled due to the obligor's bankruptcy or insolvency, (v) not have the receivables in such Account written off as uncollectible, (vi) not have the receivables in such Account assigned, pledged or sold, (vii) have an obligor who has provided a billing address in the United States or its territories or possessions and (viii) not be an account with respect to which First Bank or any affiliate of First Bank is the obligor.

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Agreement for any other purpose. The Servicer, however, is required to deliver to the Trustee on or before April 30 of each calendar year, beginning with April 30, 1997, an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables.

ADDITION OF ACCOUNTS

     Subject to the conditions set forth below, the Transferor will have the right to designate from time to time additional eligible VISA charge card accounts originated under the Bank's Corporate Card or Purchasing Card programs (the "Additional Accounts") to be included as Accounts and to convey to the Trust on designated dates all Receivables in such Additional Accounts (each such date, an "Additional Account Closing Date"), whether such Receivables are then existing or thereafter created. In addition, the Transferor will be required to designate the Receivables of Additional Accounts (to the extent available) and to transfer the Receivables in such Additional Accounts to the Trust if, as of the end of any Collection Period, the Trust Principal Component minus the sum of the invested amounts (or adjusted invested amounts) and any Receivables allocated to Enhancement providers for all Series (the "Transferor Amount"), as a percentage of the Trust Principal Component, is less than the Minimum Transferor Percentage specified in the Series Supplement for any Series or if, as of the end of any Collection Period, the Trust Principal Component is less than the minimum amount of the Trust Principal Component (the "Minimum Trust Principal Component") specified in the Series Supplement for any Series.
Failure to make any such required designation will result in an Early Amortization Event with respect to the related Series. The Minimum Transferor Percentage and the Minimum Transferor Amount applicable to the Certificates are
   % and $       , respectively.  The Minimum Trust Principal Component
applicable to the Certificates is the sum of the Invested Amount, the invested amounts (or other amounts, if applicable) of other Series outstanding from time to time and the Minimum Transferor Amount. The Transferor will in each case convey to the Trust its interest in all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created, subject to the following conditions, among others: (i) each such Additional Account at the time of its selection must be an Eligible Account; (ii) the selection of the Additional Accounts by the Transferor will be made in a manner which it reasonably believes will not materially adversely affect the certificateholders' interest; and (iii) the Transferor shall have delivered prior written notice of the addition to the applicable Rating Agency, the Trustee and the Servicer, and if required by the Agreement, shall have been notified in writing that such addition will not result in a reduction or withdrawal of the rating of any Series of certificates. The right to designate Additional Accounts and to transfer Receivables in such Additional Accounts to the Trust permits the Transferor to increase the Trust Principal Component, thereby permitting the issuance of additional Series or avoiding the occurrence of certain early amortization events with respect to existing Series. Certificateholders will not incur any costs, direct or indirect, as a result of the exercise of this feature.

     Although each Additional Account must satisfy certain criteria set forth in the Agreement at the time of its selection, Additional Accounts may not be of the same credit quality as the initial Accounts.

REMOVAL OF ACCOUNTS

     Subject to the conditions set forth below, on each Determination Date with respect to which the Transferor Amount as a percentage of the Trust Principal Component exceeds the percentage required by the Agreement at the end of the related Collection Period, the Transferor will have the right to accept removal of Receivables in certain Accounts designated by the Transferor from the Trust (the "Removed Accounts") and accept the conveyance of all the Receivables in the Removed Accounts, without notice to the certificateholders. The Transferor may, at its sole discretion, accept such offer in an aggregate amount equal to an amount not greater than the excess of the Transferor Amount over the Minimum Transferor Percentage of the Trust Principal Component as of the end of the related Collection Period. This feature is intended to permit the Transferor to obtain unencumbered ownership of Receivables not needed to support any Series of certificates. Certificateholders will not incur any costs, direct or indirect, as a result of the exercise of this feature. The Transferor will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the Transferor shall have delivered to the Trustee for execution a written instrument of reassignment and a computer file or microfiche list containing a true and complete list of all Accounts in the Trust after such removal, the Accounts to be identified by account number and aggregate amount of Receivables; (ii) the Transferor shall represent and warrant that no selection procedure used by the Transferor which is adverse to the interests of the certificateholders or any provider of Enhancement was utilized in selecting the Removed Accounts;
(iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause an early amortization event to occur;
(iv) the Transferor shall have delivered prior written notice of the removal to each Rating Agency which has rated any outstanding Series and prior to the date on such Receivables are to be removed shall have received notice from each Rating Agency that such removal will not cause the reduction or withdrawal of its rating of any Series of certificates; and (v) the Transferor shall have delivered to the Trustee and each Rating Agency an officer's certificate confirming the items set forth in clauses (i) through (iv) above.

COLLECTION ACCOUNT

     The Trustee will establish and maintain or cause to be established and maintained, in the name of the Trustee, on behalf of the Trust, a segregated trust account (the "Collection Account") for the benefit of the Certificateholders with an Eligible Institution. An "Eligible Institution" means a depositary institution, which may include the Trustee, organized under the laws of the United States or any one of the States thereof including the District of Columbia (or any domestic branches of foreign banks), which at all times has a short-term unsecured debt or certificate of deposit rating of at least A-1+ and P-1 by the applicable Rating Agency; PROVIDED, HOWEVER, that no such rating shall be required of an institution which shall have corporate trust powers and which maintains the Collection Account, any Principal Funding Account, any Interest Funding Account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution. Funds in the Collection Account may be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America or its agencies, (ii) time deposits, demand deposits, certificates of deposit or banker's acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency, (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from the applicable Rating Agency, (iv) Eurodollar time deposits having, at the time of the Trust's investment or contractual commitment to invest therein, a rating in the highest rating category from the applicable Rating Agency, (v) certain repurchase agreements transacted with either (a) an entity subject to the United States federal bankruptcy code or (b) a financial institution insured by the Federal Deposit Insurance Corporation (the "FDIC") or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp. and (vi) any other investments as may be approved in writing by the applicable Rating Agency prior to the Trust's investment therein, provided that such investment will not cause the Trust to be treated as an Investment Company within the meaning of the Investment Company Act of 1940, as amended (collectively, the "Eligible Investments"). Any such investment shall be held to maturity. Any earnings (net of losses and investment expenses) on funds in the Collection Account shall be paid monthly to the Transferor unless an Early Amortization Event occurs, in which event such funds will remain on deposit in the Collection Account. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the Servicer's or the Trustee's duties under the Agreement. So long as no Servicer Default has occurred and First Bank or an affiliate of First Bank maintains certain short-term credit ratings, or obtains written confirmation of the ratings on the Certificates from each Rating Agency, the Servicer need not deposit funds into the Collection Account until the business day preceding the following Distribution Date (the "Transfer Date") and may use such funds for its own purposes. See "--Allocation of Collections; Deposits in Collection Account."

ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT

     On the date of processing, the Servicer will, subject to certain exceptions, deposit collections on the Receivables and payments made by the Transferor in respect of Ineligible Receivables allocable to the Certificateholders' and Collateral Interest Holder's interests into the Collection Account except as described below. So long as a Servicer Default has not occurred, Card Services or another affiliate of First Bank is the Servicer and First Bank (i) maintains a certificate of deposit rating or meets other criteria required by the applicable Rating Agency, or (ii) obtains a written notification from each Rating Agency to the effect that such Rating Agency does not intend to downgrade or withdraw its then current rating of any outstanding Series of certificates despite the Servicer's inability to satisfy the rating requirement specified in clause (i), and for the two business day period following any reduction of either such rating or failure to satisfy the conditions of clause (ii), the Servicer need not deposit collections and payments made by the Transferor allocable to the Certificateholders' and Collateral Interest Holder's interests into the Collection Account on the date indicated in the preceding sentence but may use for its own benefit all such Collections and payments until the business day preceding the Distribution Date at which time the Servicer must deposit such amounts (net of the Monthly Investor Servicing Fee and net of any amounts to be distributed to the Transferor) into the Collection Account. Until such collections and payments are deposited in the Collection Account, such amounts will not be segregated from the assets of the Servicer, and the proceeds of any short term investment of such proceeds will accrue to the Servicer. While the Servicer holds collections and payments made by the Transferor in respect of Ineligible Receivables and is permitted to use such collections and payments for its own benefit, the Certificateholders are subject to risk of loss, including risk resulting from the insolvency of the Servicer. The Servicer will pay no fee to the Trust or the Certificateholders for use of collections and payments made by the Transferor in respect of Ineligible Receivables. Collections on Receivables allocable to the Transferor Interest will be remitted by the Servicer on each day to the Transferor.

ALLOCATION PERCENTAGES

     Pursuant to the Agreement, the Servicer will allocate among the Certificates, the certificateholders' interest for all other Series of certificates issued and outstanding, the interest of any Enhancement providers, if applicable, and the Transferor Interest all Yield Collections, Principal Collections and Defaulted Receivables with respect to each Collection Period.

     Yield Collections and Defaulted Receivables with respect to any Collection Period will be allocated to Series 1996-1 based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Collection Period, the sum of the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage.

     The "Class A Floating Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Class A Adjusted Invested Amount as of the last day of the immediately preceding Collection Period (or the Class A Initial Invested Amount, in the case of the first Collection Period applicable to Series 1996-1) and the denominator of which is equal to the greater of (i) the Trust Principal Component as of the last day of the immediately preceding Collection Period and (ii) the sum of the numerators used to calculate the allocation percentages with respect to Yield Collections and Defaulted Receivables for all Series outstanding as of the date on which such determination is being made.

     The "Class B Floating Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Class B Invested Amount as of the last day of the immediately preceding Collection Period (or the Class B Initial Invested Amount, in the case of the first Collection Period applicable to Series 1996-1) and the denominator of which is equal to the greater of (i) the Trust Principal Component as of the last day of the immediately preceding Collection Period and (ii) the sum of the numerators used to calculate the allocation percentages with respect to Yield Collections and Defaulted Receivables for all Series outstanding as of the date on which such determination is being made.

     "Collateral Floating Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Collateral Invested Amount as of the last day of the immediately preceding Collection Period (or the Collateral Initial Invested Amount, in the case of the first Collection Period applicable to Series 1996-1) and the denominator of which is equal to the greater of (i) the Trust Principal Component as of the last day of the immediately preceding Collection Period and
(ii) the sum of the numerators used to calculate the allocation percentages with respect to Yield Collections and Defaulted Receivables for all Series outstanding as of the date on which such determination is being made.

     Principal Collections with respect to any Collection Period during the Revolving Period will be allocated to Series 1996-1 based on the Floating Allocation Percentage. Principal Collections with respect to any Collection Period during the Accumulation Period or the Early Amortization Period will be allocated to Series 1996-1 based on the Fixed Allocation Period Percentage. The "Fixed Allocation Percentage" means, with respect to any Collection Period, the sum of the Class A Fixed Percentage, the Class B Fixed Percentage and the Collateral Fixed Percentage.

     "Class A Fixed Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Class A Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the Trust Principal Component as of the last day of the immediately preceding Collection Period and
(ii) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series outstanding as of the date on which such determination is being made.

     "Class B Fixed Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Class B Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the Trust Principal Component as of the last day of the immediately preceding Collection Period and
(ii) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series outstanding as of the date on which such determination is being made.

     "Collateral Fixed Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Collateral Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the Trust Principal Component as of the last day of the immediately preceding Collection Period and
(ii) the sum of the numerators used to


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

calculate the allocation percentages with respect to Principal Collections for all Series outstanding as of the date on which such determination is being made.

     As used herein, the following terms have the meanings indicated:

     "Class A Invested Amount" means, on any date of determination, an amount equal to (a) the Class A Initial Invested Amount, MINUS (b) the aggregate amount of principal payments made to the Class A Certificateholders prior to such date, MINUS (c) the aggregate amount of unreimbursed Class A Investor Charge-Offs for all prior Transfer Dates; PROVIDED, HOWEVER, that the Class A Invested Amount may not be reduced below zero.

     "Class A Adjusted Invested Amount" means, on any date of determination, the Class A Invested Amount on such date of determination minus the Principal Funding Account Balance on such date.

     "Class B Invested Amount" means, on any date of determination, an amount equal to (a) the Class B Initial Invested Amount, MINUS (b) the aggregate amount of principal payments made to the Class B Certificateholders prior to such date, MINUS (c) the aggregate amount of unreimbursed Class B Investor Charge-Offs for all prior Transfer Dates, MINUS (d) the amount of Reallocated Class B Principal Collections used to make payments in respect of the Class A Certificates on all prior Transfer Dates that have not resulted in a reduction of the Collateral Invested Amount, MINUS (e) an amount equal to the amount by which the Class B Invested Amount has been reduced on all prior Transfer Dates to fund the Class A Investor Default Amount as described under "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs", PLUS (f) the amount of Excess Spread and Shared Excess Yield Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (d) and (e); PROVIDED, HOWEVER, that the Class B Invested Amount may not be reduced below zero.

     "Collateral Invested Amount" means, on any date of determination, an amount equal to (a) the Collateral Initial Invested Amount, MINUS (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, MINUS (c) the amount of Reallocated Collateral Principal Collections used to make payments in respect of the Certificates on all prior Transfer Dates, MINUS (d) an amount equal to the amount by which the Collateral Invested Amount has been reduced on all prior Transfer Dates in respect of the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount, PLUS (e) the amount of Excess Spread and Shared Excess Yield Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d); PROVIDED, HOWEVER, that the Collateral Invested Amount may not be reduced below zero.

     "Invested Amount" means, on any date of determination, the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount.

     "Adjusted Invested Amount" means, on any date of determination, the sum of the Class A Adjusted Amount, the Class B Invested Amount and the Collateral Invested Amount.

PRINCIPAL FUNDING ACCOUNT

     The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, the Principal Funding Account, for the benefit of the Certificateholders. During the Accumulation Period, the Servicer shall transfer Principal Collections, Shared Principal Collections allocated to Series 1996-1 and other amounts described herein to be treated in the same manner as Principal Collections from the Collection Account to the Principal Funding Account as described under "--Application of Collections." Such collections and amounts will be retained in the Principal Funding Account and ultimately used to pay principal of the Class A Certificates on the Class A Expected Final Payment Date or the first Special Payment Date with respect to the Early Amortization Period, whichever occurs earlier.

     Unless an Early Amortization Event has occurred with respect to the Certificates, all amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Transfer Date (after giving effect to any deposits to, or withdrawals from the Principal Funding Account to be made on such Transfer Date) will be invested in Eligible Investments that mature on or prior to the following Transfer Date.

     On each Transfer Date with respect to the Accumulation Period (on or prior to the Class A Expected Final Payment Date) the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds. If such investments with respect to any such Transfer Date yield less than the Class A Certificate Rate, the Principal Funding Investment Proceeds with respect to such Transfer Date will be less than the Covered Amount for the following Transfer Date. It is intended that any such shortfall (the "Principal Funding Investment Shortfall") will be funded from Class A Available Funds or a withdrawal from the Reserve Account as described under "--Reserve Account" or from Reallocated Principal Collections. The Available Reserve Account Amount at any time will be limited (and could be zero) and there can be no assurance that sufficient funds will be available to fund any such shortfall. The "Covered Amount" shall mean for any Transfer Date with respect to the Accumulation Period or the first Special Payment Date of the Early Amortization Period, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and
(ii) the Principal Funding Account Balance, if any, as of the Record Date preceding such Transfer Date.

RESERVE ACCOUNT

     Pursuant to the Series 1996-1 Supplement, the Trustee will establish and maintain with an Eligible Institution the reserve account as a segregated trust account held for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Certificates during the Accumulation Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Yield Collections allocated to the Certificates (to the extent described under "-- Application of Collections--Excess Spread; Shared Excess Yield Collections") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Collection Period which commences no later than three months prior to the commencement of the Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) 0.5% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Transferor, PROVIDED, that if such designation is of a lesser amount, the Transferor shall have provided the Servicer, the Collateral Interest Holder and the Trustee with written confirmation that such designation will not result in the applicable Rating Agency reducing or withdrawing its ratings of the Certificates and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause an Early Amortization Event or an event that, after the giving of notice or the lapse of time, would cause an Early Amortization Event to occur with respect to Series 1996-1. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as Class A Available Funds.

     On or before each Transfer Date with respect to the Accumulation Period and on the first Special Payment Date with respect to the Early Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Yield Collections to be applied to the payment of the Class A Monthly Interest for such Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Principal Funding Investment Shortfall with respect to such Transfer Date; PROVIDED, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

     The Reserve Account will be terminated upon the earlier to occur of (a) the termination of the Trust pursuant to the Agreement and (b) if the Accumulation Period has not commenced, the first Transfer Date with respect to the Early Amortization Period or, if the Accumulation Period has commenced, the earlier to occur of (i) the first Transfer Date with respect to the Early Amortization Period and (ii) the Transfer Date immediately preceding the Class A Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Certificateholders.

REALLOCATION OF CASH FLOWS

     With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), if any, by which the sum of (i) Class A Monthly Interest due on the related Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest for the related Distribution Date and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iv) the Class A Servicing Fee for the related Collection Period and any unpaid Class A Servicing Fee for a prior Collection Period and (v) the Class A Investor Default Amount, if any, for the related Collection Period exceeds the Class A Available Funds. If the Class A Required Amount is greater than zero, Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread and Shared Excess Yield Collections are insufficient to fund the Class A Required Amount, Principal Collections allocable first to the Collateral Investor Interest ("Reallocated Collateral Principal Collections") and then to the Class B Certificates ("Reallocated Class B Principal Collections" and, together with the Reallocated Collateral Principal Collections, the "Reallocated Principal Collections") for the related Collection Period will then be used to fund the remaining Class A Required Amount. If such Reallocated Principal Collections with respect to the related Collection Period are insufficient to fund the remaining Class A Required Amount, then the Collateral Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Class A Investor Default Amount for such Collection Period). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Collection Period over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Collection Period). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Collection Period over such reductions in the Collateral Invested Amount and the Class B Invested Amount with respect to such Collection Period). Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

     With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), if any, equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date, (ii) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) any Class B Additional Interest for the related Distribution Date and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date and (iv) the Class B Servicing Fee for the related Collection Period and any unpaid Class B Servicing Fee for a prior Collection Period exceeds the Class B Available Funds, and (b) the amount, if any, by which the Class B Investor Default Amount for the related Collection Period exceeds the amount of Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 available to cover the Class B Investor Default Amount on such Transfer Date as specified under "--Application of Collections" herein. If the Class B Required Amount is greater than zero, Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 not required to fund the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread and Shared Excess Yield Collections are insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Collection Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Invested Amount remaining after any adjustments made thereto for the benefit of Class A Certificateholders will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such Collection Period).
In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount remaining after any adjustments made thereto for the benefit of Class A Certificateholders will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class B Investor Default Amount for such Collection Period over such reduction in the Collateral Invested Amount with respect to such Collection Period), and the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

     Reductions of the Class A Invested Amount or Class B Invested Amount will thereafter be reimbursed and the Class A Invested Amount or Class B Invested Amount increased to the extent of Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 and Reallocated Principal Collections available for such purposes on each Distribution Date.

     With respect to each Transfer Date, the Servicer will determine the amount (the "Collateral Required Amount"), if any, equal to the sum of (a) the amount, if any, by which the sum of (i) Collateral Monthly Interest due on the related Distribution Date, (ii) any Collateral Monthly Interest previously due but not paid to the Collateral Interest Holder on a prior Distribution Date, (iii) any Collateral Additional Interest for the related Distribution Date and any Collateral Additional Interest previously due but not paid to the Collateral Interest Holder on a prior Distribution Date and (iv) the Collateral Servicing Fee for the related Collection Period and any unpaid Collateral Servicing Fee for a prior Collection Period exceeds the Collateral Available Funds, and (b) the amount, if any, by which the Collateral Default Amount, if any, for the related Collection Period exceeds the amount of Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 available on such Transfer Date as specified under "--Application of Collections" herein. If the Collateral Required Amount is greater than zero, Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 not required to fund the Class A Required Amount or the Class B Required Amount or reimburse Class A Investor Charge-Offs or Class B Investor Charge-Offs or pay certain other amounts will be used to fund the Collateral Required Amount with respect to such Transfer Date. If such Excess Spread and Shared Excess


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

Yield Collections are insufficient to fund the Collateral Required Amount, the Collateral Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Collateral Default Amount for such Collection Period).

APPLICATION OF COLLECTIONS

     PAYMENT OF INTEREST, FEES AND OTHER ITEMS. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the following priority:

          (a) On each Transfer Date, an amount equal to the Class A Available Funds with respect to such Transfer Date will be distributed in the following priority:

               (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Interest Payment Date or Special Payment Date, plus additional interest at the Class A Certificate Rate with respect to amounts that were due but not paid to Class A Certificateholders on a prior Interest Payment Date or Special Payment Date ("Class A Additional Interest"), will be deposited into the Interest Funding Account;

               (ii) an amount equal to the Class A Servicing Fee for the related Collection Period, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer for a prior Collection Period, will be distributed to the Servicer;

               (iii) an amount equal to the Class A Investor Default Amount for the related Collection Period will be treated as a portion of Principal Collections allocable to Series 1996-1 for such Transfer Date; and

               (iv) the balance, if any, will constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Shared Excess Yield Collections" below.

          (b) On each Transfer Date, an amount equal to the Class B Available Funds with respect to such Transfer Date will be distributed in the following priority:

               (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Interest Payment Date or Special Payment Date, plus any additional interest at the Class B Certificate Rate with respect to amounts that were due but not paid to Class B Certificateholders on a prior Interest Payment Date or Special Payment Date ("Class B Additional Interest"), will be deposited into the Interest Funding Account;

               (ii) an amount equal to the Class B Servicing Fee for the related Collection Period, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer for a prior Collection Period, will be distributed to the Servicer; and

               (iii) the balance, if any, will constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Shared Excess Yield Collections" below.

          (c) On each Transfer Date, an amount equal to the Collateral Available Funds with respect to such Transfer Date will be distributed in the following priority:

               (i) an amount equal to the Collateral Servicing Fee for the related Collection Period, plus the amount of any Collateral Servicing Fee previously due but not distributed to the Servicer for a prior Collection Period, will be distributed to the Servicer; and

               (ii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "--Excess Spread; Shared Excess Yield Collections" below.

     "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal amount of the Class A Certificates as of the related Record Date; PROVIDED, HOWEVER, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the outstanding principal amount of the Class A Certificates at the Class A Certificate Rate for the period from the Closing Date through________________, 1996.

     "Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the outstanding principal amount of the Class B Certificates as of the related Record Date; PROVIDED, HOWEVER, with respect to the first Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the outstanding principal amount of the Class B Certificates at the Class B Certificate Rate for the period from the Closing Date through ________________, 1996.

     "Collateral Available Funds" means, with respect to any Collection Period, an amount equal to the Collateral Floating Percentage of the Yield Collections with respect to such Collection Period.

     "Distribution Date" means the __ day of each month (or, if any such day is not a business day, on the next succeeding business day), commencing ___________, 1996.

     "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clauses (a)(iv), (b)(iii) and
(c)(ii) above.

     "Special Payment Date" means each Distribution Date with respect to any Early Amortization Period.

     EXCESS SPREAD; SHARED EXCESS YIELD COLLECTIONS. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 with respect to the related Collection Period to make the following distributions in the following priority:

          (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund any deficiency pursuant to clauses (a)(i), (ii) and (iii) above under "--Payment of Interest, Fees and Other Items," in that order of priority;

          (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Principal Collections allocable to Series 1996-1 for such Transfer Date as described under "--Payments of Principal" below;

          (c) an amount up to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund any deficiency pursuant to clauses (b)(i) and (ii) above under "--Payment of Interest, Fees and Other Items," in that order of priority;

          (d) an amount equal to the Class B Investor Default Amount for such Transfer Date will be treated as a portion of Principal Collections allocable to Series 1996-1 for such Transfer Date as described under "-- Payments of Principal" below;

          (e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (d) and (e) of the definition of "Class B Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Principal Collections allocable to Series 1996-1 for such Transfer Date as described under "--Payments of Principal" below;

          (f) an amount up to the Collateral Required Amount, if any, with respect to such Transfer Date will be used to fund any deficiency pursuant to clause (c)(i) above under "--Payment of Interest, Fees and Other Items";

          (g) an amount equal to the Collateral Monthly Interest for such Transfer Date will be distributed to the Collateral Interest Holder;

          (h) an amount equal to the Collateral Default Amount for such Transfer Date will be treated as a portion of Principal Collections allocable to Series 1996-1 for such Transfer Date as described under "-- Payments of Principal" below;

          (i) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced below the Required Collateral Invested Amount for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Principal Collections allocable to Series 1996-1 for such Transfer Date as described under "--Payments of Principal" below;

          (j) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account; and

          (k) the balance, if any, will constitute "Shared Excess Yield Collections" to be applied with respect to other Series in accordance with the Agreement; PROVIDED that if no other Series exists, the balance, if any, will be distributed to the Transferor.

     "Collateral Monthly Interest" means, with respect to any Transfer Date, an amount equal to the interest payable to the Collateral Interest Holder pursuant to the Loan Agreement. Collateral Monthly Interest is generally payable at the Collateral Rate on the outstanding principal amount of the Collateral Investor Interest. "Collateral Rate" means a rate equal to ____, or such lesser rate designated pursuant to the Loan Agreement.

     "Collateral Default Amount" means, with respect to any Transfer Date, the product of the Collateral Floating Percentage applicable during the related Collection Period and the Investor Default Amount for such Collection Period.

     PAYMENTS OF PRINCIPAL. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Principal Collections allocable to Series 1996-1 available therefor ("Available Principal Collections") on deposit in the Collection Account in the following priority:

          (a) On each Transfer Date with respect to the Revolving Period, all such Available Principal Collections, less any portion thereof relating to Principal Collections allocated at the option of the Transferor as part of Collateral Monthly Principal to make a payment with respect to the Collateral Investor Interest (subject to maintaining the Required Collateral Invested Amount), will be treated as Shared Principal Collections with respect to other Series and applied as described under "-- Shared Principal Collections;" and

          (b) On each Transfer Date with respect to the Accumulation Period or the Early Amortization Period, all such Available Principal Collections will be deposited or distributed in the following priority:

               (i) an amount equal to Class A Monthly Principal for such Transfer Date will, during the Accumulation Period, be deposited in the Principal Funding Account for payment to the Class A Certificateholders on the earlier to occur of the Class A Expected Final Payment Date and the first Special Payment Date with respect to the Early Amortization Period or, during the Early Amortization Period, be distributed to the Class A Certificateholders;

               (ii) after the Class A Invested Amount has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the Class B Monthly Principal for such Transfer Date will be distributed to the Class B Certificateholders on the earlier to occur of the Class B Expected Final Payment Date and the first Special Payment Date with respect to the Early Amortization Period or, during the Early Amortization Period, be distributed to the Class B Certificateholders;

               (iii) an amount equal to Collateral Monthly Principal for such Transfer Date will be applied in accordance with the Loan Agreement; and

               (iv) the balance, if any, will be treated as Shared Principal Collections with respect to other Series and applied as described under "--Shared Principal Collections."

     "Class A Monthly Principal" with respect to any Transfer Date relating to the Accumulation Period or the Early Amortization Period, prior to the payment in full of the Class A Invested Amount, will equal the lesser of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount, and on or prior to the Class A Expected Final Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Invested Amount prior to any deposits on such Transfer Date.

     "Class B Monthly Principal" with respect to any Transfer Date relating to the Accumulation Period or the Early Amortization Period, after the Class A Certificates have been paid in full (after taking into account payments to be made on the related Distribution Date), will equal the lesser of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Transfer Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Invested Amount on such Transfer Date.

     "Collateral Monthly Principal" means (i) on any Transfer Date prior to the payment in full of the Class B Certificates, either (A) during the Revolving Period, subject to certain limitations specified in the Loan Agreement, the excess of the Collateral Invested Amount over the Required Collateral Invested Amount (such excess, the "Enhancement Surplus") or any lesser amount (including zero) as the Transferor may determine, at its option and in its sole discretion, or (B) during the Accumulation Period, subject to certain limitations specified in the Loan Agreement, an amount up to the Enhancement Surplus and (ii) beginning with the Transfer Date on which the Class B Certificates have been paid in full (after taking into account payments to be made on the related Distribution Date), the Available Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal; PROVIDED, HOWEVER, that Collateral Monthly Principal may not exceed the Collateral Invested Amount with respect to any Transfer Date.

     "Controlled Deposit Amount" shall mean, for any Transfer Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Transfer Date and any Deficit Controlled Accumulation Amount for the immediately preceding Transfer Date.

     "Controlled Accumulation Amount" means (a) for any Transfer Date with respect to the Accumulation Period, $_______; PROVIDED, HOWEVER, that if the commencement of the Accumulation Period is delayed as described above under "-- Postponement of Accumulation Period," the Controlled Accumulation Amount will be higher, and (b) for any Transfer Date with respect to the Accumulation Period after the payment in full of the Class A Invested Amount, an amount equal to the Class B Invested Amount on such Transfer Date.

     "Deficit Controlled Accumulation Amount" means (a) on the first Transfer Date with respect to the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount distributed from the Collection Account as Class A Monthly Principal for such Transfer Date and (b) on each subsequent Transfer Date with respect to the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Transfer Date over the amount distributed from the Collection Account as Class A Monthly Principal for such subsequent Transfer Date.

REQUIRED COLLATERAL INVESTED AMOUNT

     On each Transfer Date, the amount of enhancement ("Enhancement") available to the Certificateholders will equal the Collateral Invested Amount. The "Required Collateral Invested Amount" means, with respect to any Transfer Date, subject to certain limitations more fully described herein, an amount equal to __% of the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount (after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date); PROVIDED, HOWEVER, that if an Early Amortization Event occurs, then the Required Collateral Invested Amount shall equal the Required Collateral Invested Amount on the Transfer Date immediately preceding the occurrence of such Early Amortization Event. With respect to any Transfer Date, if the Collateral Invested Amount is less than the Required Collateral Invested Amount, certain Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 will be used to increase the Collateral Invested Amount to the extent of such shortfall. If on any Transfer Date, the Collateral Invested Amount exceeds the Required Collateral Invested Amount, such excess may be applied in accordance with the Loan Agreement and will not be available to the Certificateholders.
See "--Application of Collections." The Collateral Invested Amount is limited and will not provide protection against all risks of loss. If losses occur which exceed the amount covered by the Collateral Invested Amount, Certificateholders will bear their allocable share of deficiencies.

     Enhancement with respect to any other Series or Class thereof issued by the Trust from time to time may include any letter of credit, guaranteed rate agreement, maturity guaranty facility, liquidity facility, cash collateral account, cash collateral guaranty, surety bond, insurance policy, interest rate cap agreement, interest rate swap agreement, spread account, reserve account or other similar arrangement for the benefit of the Certificateholders of such Series or Class.

SHARED EXCESS YIELD COLLECTIONS

     Certificateholders may be entitled to receive all or a portion of Shared Excess Yield Collections with respect to another Series to cover any shortfalls with respect to amounts payable from Yield Collections allocable to Series 1996-
1. Series 1996-1 is the first Series to be issued by the Trust. The Transferor may cause the Trust to issue additional Series from time to time but there can be no assurance that the Transferor will do so.

SHARED PRINCIPAL COLLECTIONS

     To the extent that Principal Collections and certain other amounts that are allocated to the invested amount of any Series are not needed to make payments or deposits with respect to such Series, such collections ("Shared Principal Collections") will be applied to cover principal payments due to or for the benefit of Certificateholders of another Series. Any such reallocation will not result in a reduction in the invested amount of the Series to which such collections were initially allocated. Series 1996-1 is the first Series to be issued by the Trust. The Transferor may cause the Trust to issue additional Series from time to time but there can be no assurance that the Transferor will do so.


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

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

     On or before each Transfer Date, the Servicer will calculate the Investor Default Amount for the preceding Collection Period. The term "Investor Default Amount" means, for any Collection Period, the product of (i) the Floating Allocation Percentage with respect to such Collection Period and (ii) the amount of Defaulted Receivables for such Collection Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Collection Period and the Investor Default Amount for such Collection Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Percentage applicable during the related Collection Period and the Investor Default Amount for such Collection Period. The amount of "Defaulted Receivables" for any Collection Period will be an amount (not less than zero) equal to the result of (a) the amount of the Receivables that were charged off in such Collection Period less
(b) the amount of recoveries received by the Servicer in such Collection Period with respect to Receivables previously charged off as uncollectible and less
(c) the full amount of any Defaulted Receivables which were assigned a balance of zero as a result of their designation as Ineligible Receivables or as to which the Transferor or the Servicer becomes obligated to accept reassignment for such Collection Period unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Transferor or the Servicer. Receivables in an Account will be considered charged off for the purposes of the Agreement on the earlier of (i) the last day of the month in which such Account becomes 150 days delinquent on a contractual basis and (ii) the date on which such Account is charged off in accordance with the customary and usual servicing procedures of the Servicer.

     An amount equal to the Class A Investor Default Amount for each Collection Period will be funded with Class A Available Funds, Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 and Reallocated Principal Collections applied as described above in "--Application of Collections--Payment of Interest, Fees and Other Items" and "--Reallocation of Cash Flows." An amount equal to the Class B Investor Default Amount for each Collection Period will be funded with Class B Available Funds, Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 and Reallocated Collateral Principal Collections applied as described above in "--Application of Collections--Payment of Interest, Fees and Other Items" and "--Reallocation of Cash Flows."

     On each Transfer Date, if the Class A Required Amount for such Transfer Date exceeds the sum of (a) Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 and (b) Reallocated Principal Collections, then the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Transfer Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 and available for such purpose as described above in "--Application of Collections--Excess Spread; Shared Excess Yield Collections."

     On each Transfer Date, if the Class B Required Amount for such Transfer Date exceeds the sum of (a) Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs and (b) Reallocated Collateral Principal Collections not required to pay the Class A Required Amount, then the Collateral Invested Amount remaining after any reduction for the benefit of Class A Certificates will be reduced by the amount of such excess, but not by more than the Class B Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (a "Class B Investor Charge-Off"). If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge-Offs, it will thereafter be increased on any Transfer Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 and available for such purpose as described above in "--Application of Collections--Excess Spread; Shared Excess Yield Collections."

     On each Transfer Date, if the Collateral Required Amount for such Transfer Date exceeds the sum of Excess Spread and Shared Excess Yield Collections which are allocated and available to fund such amount as described under "-- Application of Collections--Excess Spread; Shared Excess Yield Collections," the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the lesser of the Collateral Default Amount and the Collateral Invested Amount for such Transfer Date (a "Collateral Investor Charge-Off" and, together with the Class A Investor Charge-Offs and the Class B Investor Charge-Offs, the "Investor Charge-Offs"). If the Collateral Invested Amount has been reduced by the amount of any Collateral Investor Charge-Offs, it will thereafter be increased on any Transfer Date (but not by an amount in excess of the aggregate Collateral Investor Charge-Offs) by the amount of Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 and available for such purpose as described above in "--Application of Collections--Excess Spread; Shared Excess Yield Collections."

     If the Servicer makes a downward adjustment of the amount of any Receivable because of a rebate, refund, unauthorized charge, billing error or certain other noncash items, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving collections therefor or charging off such amount as uncollectible, or any Receivable is discovered as having been created through a fraudulent or counterfeit action (each, an "Adjustment"), the aggregate balance of the Receivables will be reduced by the amount of such Adjustments. To the extent that such reduction in the aggregate balance of the Receivables would cause the Transferor Amount to be less than zero, the Transferor shall deposit an amount sufficient to prevent the Transferor Amount from being reduced below zero. Any such deposit into the Collection Account shall be deemed a Principal Collection.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

     The Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the Invested Amount is reduced to an amount less than or equal to 5% of the Initial Invested Amount, if certain conditions set forth in the Agreement are met. The repurchase price will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates and the Collateral Investor Interest.

     The Certificates will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. The final distribution of principal and interest on the Certificates will be made no later than the ______ ____ Distribution Date (the "Stated Series Termination Date"); PROVIDED, HOWEVER, that the Certificates may be subject to prior termination as provided above. If the Invested Amount is greater than zero on the Stated Series Termination Date, the Trustee will sell or cause to be sold certain Receivables (in an amount up to 110% of the Invested Amount and any other amounts specified in the Agreement) in the manner provided in the Agreement and pay the net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Certificates and any other amounts specified in the Agreement, to the Certificateholders on such Stated Series Termination Date as final payment of the Certificates.

     Unless the Transferor instructs the Trustee otherwise, the Trust will only terminate on the earlier to occur of: (a) the day following the day on which the aggregate Invested Amount of all Series and any amounts payable to Enhancement providers is zero or (b) ______ (the "Final Termination Date"). Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Transferor all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than amounts in the accounts maintained by the Trust for the final payment of principal and interest to Certificateholders).

EARLY AMORTIZATION EVENTS

     An "Early Amortization Event" refers to any of the following events:

          (a) failure on the part of the Transferor (i) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period) or (ii) duly to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Agreement or the Series 1996-1 Supplement, which failure in the case of clause (ii) hereof continues unremedied for a period of 60 days after written notice thereof and continues to materially and adversely affect the interests of the Certificateholders for such period;

          (b) any representation or warranty made by the Transferor in the Agreement or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice thereof and as a result of which the interests of the Certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period; PROVIDED, HOWEVER, that an Early Amortization Event pursuant to this subparagraph (b) shall not be deemed to occur if during such 60-day period (or such longer period as the Trustee may specify) the Transferor has accepted designation of the related Receivable or all such Receivables, if applicable, as Ineligible Receivables or reassignment of such Receivables in accordance with the provisions of the Agreement;

          (c) certain events of insolvency, conservatorship or receivership relating to the Transferor (such events include the appointment (voluntary or involuntary) of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Transferor or all or substantially all of its property; the Transferor admitting in writing its inability to pay its debts as they become due, filing a petition to take advantage of an insolvency or reorganization statute, making an assignment for the benefit of its creditors or voluntarily suspending payment of its obligations; and the Transferor being unable to transfer Receivables to the Trust in accordance with the Agreement);

          (d) failure by the Transferor to transfer Receivables in Additional Accounts to the Trust when required pursuant to the Agreement;

          (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

          (f) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (g) insufficient moneys in the Principal Funding Account to pay the Class A Invested Amount in full on the Class A Expected Final Payment Date or in the Collection Account to pay the Class B Invested Amount in full on the Class B Expected Final Payment Date; or

          (h) on any Determination Date the Collateral Invested Amount is less than the Required Collateral Invested Amount.

     In the case of any event described in clause (a), (b) or (e) above, an Early Amortization Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or Certificateholders (including, for this purpose, the Collateral Interest Holder) evidencing undivided interests aggregating more than 50% of the Invested Amount, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders) declare that an Early Amortization Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (c) or (f), an Early Amortization Event with respect to all Series then outstanding, and in the case of any event described in clause (d), (g) or (h), an Early Amortization Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which an Early Amortization Event is deemed to have occurred, the Early Amortization Period will commence. If, because of the occurrence of an Early Amortization Event, the Early Amortization Period begins earlier than the Class A Expected Final Payment Date or the Class B Expected Final Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

     If the only Early Amortization Event to occur is either the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, the receiver or conservator for the Transferor may have the power to delay or prevent commencement of the Early Amortization Period.

     In addition to the consequences of an Early Amortization Event discussed above, if the Transferor voluntarily enters liquidation or any person is appointed a receiver or conservator of the Transferor, on the day of such liquidation or appointment the Transferor will immediately cease to transfer Receivables to the Trust and the Transferor will promptly give notice to the Trustee of such appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by the Certificateholders representing undivided interests aggregating more than 50% of the invested amount of each Series (or if any Series has more than one Class, of each Class of such Series), the Trustee will sell, dispose of or otherwise liquidate the portion of the Receivables allocated to the Certificates and the Receivables allocable to any other Series that did not vote to continue the Trust in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections and will be applied as provided above in "--Application of Collections." If the portion of such proceeds allocated to the Invested Amount and the proceeds of any other amounts allocable to the Certificates under the Agreement are not sufficient to pay in full the remaining amount due on the Certificates, the Certificateholders will suffer a corresponding loss. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

INDEMNIFICATION

     The Agreement provides that the Servicer will indemnify the Trust, for the benefit of Certificateholders, and the Trustee, including its officers, directors and employees, from and against any loss, liability, expense, damage or injury arising out of or relating to any claims, actions or proceedings brought or asserted by third parties which are suffered or sustained by reason of any acts or omissions of the Servicer pursuant to the Agreement; PROVIDED, HOWEVER, that the Servicer shall not indemnify the Trust for the benefit of Certificateholders or the Trustee or its officers, directors or employees for any liabilities, costs or expenses with respect to (i) any action taken by the Trustee at the request of Certificateholders, (ii) any U.S. federal, state or local income or franchise taxes required to be paid by the Trust, the Trustee or the Certificateholders or (iii) with respect to the Trustee and its officers, directors and employees, any wrongful actions taken by or omissions of the Trustee.

     Under the Agreement, the Transferor will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) arising out of or based on the arrangement created by the Agreement or the actions of the Servicer taken pursuant to the Agreement as though the Agreement created a partnership under the Uniform Partnership Act. The Transferor will also pay, indemnify and hold harmless each Certificateholder for any such losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) except to the extent that they arise from any action by any Certificateholder. In the event of a Service Transfer, the successor Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the actions or omissions of such successor Servicer.

     Except as provided in the preceding paragraph, the Agreement provides that none of the Transferor, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders, any Enhancement provider or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. However, none of the Transferor, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties.

     In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Agreement, the Servicer, whether acting itself or through one or more subservicers, will be responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures and the degree of skill and care applied or exercised with respect to charge card receivables owned by the Servicer or any subservicer. The Servicer and any subservicer will be required to maintain or cause to be maintained fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

     Servicing activities performed by the Servicer with respect to the Accounts include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, providing billing records to cardholders and maintaining internal records. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

SERVICER COVENANTS

     In the Agreement, the Servicer covenants to the Certificateholders and the Trustee as to each Receivable and related Account that: (i) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account and will comply with all applicable requirements of law in connection with servicing the Receivable and the Account, the failure to comply with which would have a material adverse effect on Certificateholders (without regard to the amount of any Enhancement);
(ii) it will not permit any rescission or cancellation of the Receivable, except as ordered by a court of competent jurisdiction or except in accordance with the Servicer's usual and customary servicing practices; and (iii) it will do nothing to impair the rights of the Certificateholders in the Receivables and will not reschedule, revise or defer payments due on the Receivables, except in accordance with the Servicer's usual and customary servicing practices.

     Under the terms of the Agreement, the Servicer will be obligated to accept the transfer of any Receivable if it discovers, or receives written notice from the Trustee, that (i) any covenant of the Servicer set forth above has not been complied with in respect of such Receivable or (ii) the Servicer has not complied in all material respects with all applicable requirements of law applicable to the Receivables or Accounts, and in either case such noncompliance has not been cured within 60 days thereafter and the Receivable has been charged off as uncollectible or the proceeds of the Receivables are not available to the Trust. Such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable into the Collection Account on the business day preceding the Distribution Date following the Collection Period during which such obligation arises. The amount of such deposit shall be deemed a payment in respect of the related Receivable and will be treated under the Agreement in the same manner as are payments received by the Servicer from cardholders under the Accounts. Any amounts so paid by the Servicer shall be allocated in respect of Principal Collections and Yield Collections as provided in the Agreement. This transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such reassigned Receivables shall be automatically assigned to the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation for its servicing activities is a monthly servicing fee (the "Servicing Fee"). The share of the Servicing Fee allocable to the Certificateholders with respect to any Transfer Date (the "Monthly Investor Servicing Fee") will be equal to one-twelfth of the product of (a) __% (the "Servicing Fee Percentage") and (b) the Adjusted Invested Amount as of the last day of the second preceding Collection Period (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); PROVIDED, HOWEVER, with respect to the first Transfer Date, the Monthly Investor Servicing Fee will be equal to the product of (x) the Servicing Fee Percentage,
(y) the Initial Invested Amount and (z) a fraction, the numerator of which is the number of days in the period from the Closing Date through ___________ __, 1996 and the denominator of which is 360. On each Transfer Date, Servicer Interchange with respect to the related Collection Period that is on deposit in the Collection Account shall be withdrawn from the Collection Account and paid to the Servicer in payment of a portion of the Monthly Investor Servicing Fee with respect to such Collection Period. The "Servicer Interchange" for any Collection Period or portion thereof during which Card Services is acting as Servicer under the Agreement will be equal to the product of (a) the Floating Allocation Percentage for such Collection Period and (b) the portion of Yield Collections with respect to such Collection Period that is attributable to Net Interchange; PROVIDED, HOWEVER, that Servicer Interchange for a Collection Period shall not exceed one-twelfth of the product of (i) the Servicing Base Amount and (ii) __%. In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account, a portion of the Monthly Investor Servicing Fee with respect to such Collection Period will not be paid to the extent of such insufficiency until the Transfer Date or Dates with respect to which Servicer Interchange is available in the Collection Account prior to giving effect to the payment of the portion of the Monthly Investor Servicing Fee constituting Servicer Interchange for such Transfer Date or Dates. In no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

     The share of the Monthly Investor Servicing Fee allocable to the Class A Certificateholders (after giving effect to the distribution of any Servicer Interchange to the Servicer) with respect to any Transfer Date (the "Class A Servicing Fee") will be equal to one-twelfth of the product of (a) the Class A Adjusted Invested Amount as of the last day of the second preceding Collection Period and (b) __% (the "Net Servicing Fee Rate"); PROVIDED, HOWEVER, that with respect to the first Transfer Date, the Class A Servicing Fee will be equal to the product of (x) the Class A Initial Invested Amount, (y) the Net Servicing Fee Rate and (z) a fraction, the numerator of which is the number of days in the period from the Closing Date through _________ __, 1996 and the denominator of which is 360. The share of the Monthly Investor Servicing Fee allocable to the Class B Certificateholders (after giving effect to any distribution of Servicer Interchange to the Servicer) with respect to any Transfer Date (the "Class B Servicing Fee") will be equal to one-twelfth of the product of (a) the Class B Invested Amount as of the last day of the second preceding Collection Period and
(b) the Net Servicing

Fee Rate; PROVIDED, HOWEVER, that with respect to the first Transfer Date, the Class B Servicing Fee will be equal to the product of (x) the Class B Initial Invested Amount, (y) the Net Servicing Fee Rate and (z) a fraction, the numerator of which is the number of days in the period from the Closing Date through ___________ __, 1996 and the denominator of which is 360. The share of the Monthly Investor Servicing Fee allocable to the Collateral Interest Holder (after giving effect to the distribution of any Servicer Interchange to the Servicer) with respect to any Transfer Date (the "Collateral Servicing Fee") will be equal to one-twelfth the product of (a) the Net Servicing Fee Rate and (b) the Collateral Invested Amount as of the last day of the second preceding Collection Period; PROVIDED, HOWEVER, that with respect to the first Transfer Date, the Collateral Servicing Fee will be equal to the product of (x) the Net Servicing Fee Rate, (y) the Collateral Initial Invested Amount and (z) a fraction the numerator of which is the number of days in the period from the Closing Date through ___________ __, 1996 and the denominator of which is 360. The remainder of the Servicing Fee shall be paid by First Bank or the certificateholders of other Series (as provided in the related Series Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid and in no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid by First Bank or the certificateholders of any other Series or to be paid out of Servicer Interchange. The Class A Servicing Fee, the Class B Servicing Fee and the Collateral Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Payment of Interest, Fees and Other Items" above.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, expenses related to enforcement of the Receivables, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE SERVICER AND THE TRANSFEROR

     The Servicer may not resign from its obligations and duties under the Agreement, except upon determination that such duties are impermissible under applicable law, regulation or order. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement.

     Card Services, as Servicer, will be permitted under the Agreement to delegate certain of its servicing obligations. Notwithstanding any such delegation, Card Services, as Servicer, will continue to be liable for all of its obligations as Servicer under the Agreement.

     Any person into which, in accordance with the Agreement, any of the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which any of the Transferor or the Servicer is a party, or any person succeeding to the business of any of the Transferor or the Servicer, will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement.

SERVICER DEFAULT

     In the event of any Servicer Default (as defined below), either the Trustee or Certificateholders evidencing undivided interests aggregating more than 50% of the aggregate principal amount of all Series, by written notice to the Servicer (and to the Trustee, if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer, in its capacity as servicer under the Agreement, with respect to all of the Receivables held by the Trust with respect to all Series, and the proceeds thereof, and the Trustee shall thereafter appoint a new Servicer (a "Service Transfer"). The rights and interests of the Transferor under the Agreement in the Transferor Interest will not be affected by any Service Transfer. The Transferor shall have the right, exercisable at any time within 60 days of the giving of the notice of termination as described above, to nominate to the Trustee a potential successor Servicer. The Trustee shall as promptly as possible appoint the entity nominated by the Transferor if such entity meets certain eligibility criteria set forth in the Agreement.

If the Transferor does not nominate an entity to be successor Servicer within such 60 day period, the Trustee shall as promptly as possible appoint a successor Servicer, and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. If the Trustee is unable to obtain any bids from eligible Servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the related Servicer Default, then the Trustee will offer the Transferor the right to accept the retransfer of all of the Receivables. The deposit amount of such a retransfer for the Certificates shall be equal to the sum of the Invested Amount plus accrued and unpaid interest on the Certificates and Collateral Investor Interest.

     A "Servicer Default" refers to any of the following events:

          (i) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any withdrawal, on the date the Servicer is required to do so under the Agreement or any Series Supplement (upon expiration of a five day grace period), PROVIDED, HOWEVER, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice thereof;

          (ii) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Agreement or any Series Supplement which has a material adverse effect on the certificateholders of any Series issued and outstanding (without regard to the amount of any Enhancement), which continues unremedied for a period of 60 days after written notice and which continues to materially adversely affect the rights of such certificateholders, or the Servicer assigns its duties under the Agreement, except as specifically permitted thereunder;

          (iii) any representation, warranty or certification made by the Servicer in the Agreement or any Series Supplement or in any certificate delivered pursuant to the Agreement or any Series Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the certificateholders of any Series issued and outstanding (without regard to the amount of any Enhancement), and continues to be incorrect in any material respect for a period of 60 days after written notice and continues to materially adversely affect the rights of such certificateholders; or

          (iv) the occurrence of certain events of bankruptcy or insolvency relating to the Servicer (such events include the appointment (voluntary or involuntary) of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer or all or substantially all of its property and the Servicer admitting in writing its inability to pay its debts as they become due, filing a petition to take advantage of an insolvency or reorganization statute, making an assignment for the benefit of its creditors or voluntarily suspending payment of its obligations).

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 business days after the applicable grace period or a delay in or failure of performance referred to under clauses (ii) or (iii) for a period of 60 business days after the applicable grace period shall not constitute a Servicer Default, if such delay or failure could not have been prevented by the exercise or reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement or any Series Supplement and the Servicer shall provide the Trustee and the provider of Enhancement, if any, applicable to any Series, the Transferor and the certificateholders of each Series issued and outstanding prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer will immediately notify the Trustee in writing of any Servicer Default.

REPORTS TO CERTIFICATEHOLDERS

     Prior to each Distribution Date, the Servicer will forward to the Trustee a statement (the "Monthly Servicer Report") prepared by the Servicer (as determined on the fifth business day prior to such Distribution Date (the "Determination Date")) setting forth certain information with respect to the Trust and the Certificates, including: (a) the aggregate amount of collections, the aggregate amount of Yield Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period;
(b) the applicable allocation percentages with respect to Yield Collections and Principal Collections for such Collection Period; (c) the total amount to be deposited in the Principal Funding Account; (d) the aggregate outstanding balance of the Accounts which were delinquent by 30 days, 60 days, 90 days and 120 days or more as of the billing date for each such Account occurring in the Collection Period immediately preceding such Distribution Date; (e) the Investor Default Amount for the Collection Period immediately preceding such Distribution Date; (f) the amount of Investor Charge-Offs and the amount of reimbursements thereof for the Collection Period immediately preceding such Distribution Date;
(g) the amount of the Monthly Investor Servicing Fee for the Collection Period immediately preceding such Distribution Date; (h) the aggregate amount of Receivables in the Trust at the close of business on the last day of the Collection Period preceding such Distribution Date; (i) the Invested Amount at the close of business on the last day of the Collection Period immediately preceding such Distribution Date; and (j) whether an Early Amortization Event shall have occurred. The Trustee will make such statement available to the Certificateholders or Certificate Owners upon request.

     On each Interest Payment Date (including the Class A Expected Final Payment Date and the Class B Expected Final Payment Date) or Special Payment Date, as the case may be, the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a statement (the "Payment Date Statement") prepared by the Servicer setting forth the information with respect to the Certificates set forth in the Monthly Servicer Report supplied to the Trustee as described in the preceding paragraph since the immediately preceding Interest Payment Date or Special Payment Date, as the case may be, and the following additional information (which, in the case of (a), (b) and (c) below, will be stated on the basis of an original principal amount of $1,000 per Certificate):
(a) the total amount distributed; (b) the amount of such distribution allocable to principal; (c) the amount of such distribution allocable to interest; (d) the amount, if any, by which the principal balance of the Certificates exceeds the Invested Amount as of the Record Date with respect to such Interest Payment Date or Special Payment Date; and (e) the "series factor" as of the end of the Record Date with respect to such Interest Payment Date or Special Payment Date (consisting of an eight-digit decimal expressing the Invested Amount as of such Record Date (determined after taking into account any increase or decrease in the Invested Amount which will occur on the following Interest Payment Date or Special Payment Date) as a proportion of the Initial Invested Amount).

     The fiscal year of the Trust ends on December 31 in each year. On or before January 31 of each calendar year, beginning with January 31, 1997, the Paying Agent, on behalf of the Trustee, will furnish or cause to be furnished to each person who at any time during the preceding calendar year was a Certificateholder of record (or, if so provided in applicable Treasury regulations, made available to Certificate Owners) a statement prepared by the Servicer containing the information required to be provided by an issuer of indebtedness under the Code for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as the Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns.

EVIDENCE AS TO COMPLIANCE

     The Agreement will provide that on or before April 30 of each calendar year, beginning on April 30, 1997, the Servicer will cause a firm of nationally recognized independent accountants to furnish a report to the effect that such firm has applied procedures, as agreed upon between such firm and the Servicer, to certain documents and records relating to the servicing of the Receivables and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing was not conducted in compliance with certain applicable terms and conditions set forth in the Agreement except for such exceptions or errors as shall be set forth in such statement. In addition, on or before April 30 of each calendar year, beginning with April 30, 1997, such accountants will compare the mathematical calculations of the amounts contained in the Monthly Servicer Reports and other certificates delivered during the preceding calendar year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a certificate to the Trustee stating that such amounts are in agreement except for such exceptions which shall be set forth in such report.

     The Agreement will provide for delivery to the Trustee on or before April 30 of each calendar year, beginning with April 30, 1997, of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

AMENDMENTS

     The Agreement may be amended by the Transferor, the Servicer and the Trustee, without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein and to add any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement. In addition, the Agreement may be amended from time to time by the Transferor, the Servicer and the Trustee, without Certificateholder consent, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of certificateholders of any Series then issued and outstanding provided that (i) the Servicer must provide an opinion of counsel to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the certificateholders of any outstanding Series, which opinion of counsel may rely as to any rated Series solely on the rating confirmation referred to in clause (iii) below (or 100% of the Class of certificateholders so affected shall have consented), (ii) such amendment shall not, as evidenced by an opinion of counsel, cause the Trust to be characterized for federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal income tax status of any outstanding Series of certificates or the federal income taxation of any certificate owner and (iii) the applicable Rating Agency shall confirm that such amendment shall not cause a reduction or withdrawal of the rating of any outstanding Series of certificates. Any Series Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not require Certificateholder consent under the provisions of the Agreement.

     The Agreement may also be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66-2/3% of the principal amount of all Series adversely affected for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of certificateholders of any Series then issued and outstanding. Any such amendment shall require that the applicable Rating Agency confirm that such amendment will not cause a reduction or withdrawal of the rating of any outstanding Series of certificates. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (ii) change the definition or the manner of calculating the invested amount, the invested percentage, the applicable available amount under any Enhancement or the investor default amount of such Series, or (iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected.

     Promptly following the execution of any amendment to the Agreement, the Trustee will furnish written notice of the substance of such amendment to each certificateholder of all Series (or with respect to an amendment of a Series Supplement, to the applicable Series).


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

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder or group of certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the invested amount of a Series, the Trustee will afford such certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other certificateholders with respect to their rights under the Agreement.

     The Agreement generally does not provide for any annual or other meetings of certificateholders.

THE TRUSTEE

     Citibank, N.A. will be Trustee under the Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group. The Trustee's Corporate Trust Office is located at 120 Wall Street, New York, New York 10043.

     For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event a successor Trustee will be appointed as provided in the Agreement. The Servicer may also remove the Trustee, if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, a successor Trustee will be appointed as provided in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     The Transferor will covenant and warrant that the transfer of Receivables by it to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Certificate, or a grant of a security interest to the Trust in and to the Receivables. The Transferor will also covenant and warrant to the Trust in the Agreement that, in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the UCC and assuming that the Transferor is not at the time the subject of any insolvency proceedings, there exists a valid, subsisting and enforceable first priority perfected security interest in the Receivables in existence since the time of the formation of the Trust in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter and, with certain exceptions, and for certain limited time periods, the proceeds thereof, in favor of the Trust on and after their creation.

     The Receivables are "accounts" or "general intangibles" as defined in
Article 9 of the UCC. The absolute transfer of accounts and the transfer of accounts and general intangibles as security for an obligation are treated under
Article 9 of the UCC as creating a security interest therein and are subject to its provisions,


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

including the filing of financing statements to perfect the Trust's security interest. Financing statements covering the Receivables will be filed under the applicable UCC to protect the Trust. The absolute transfer of general intangibles is not governed by Article 9 of the UCC but by applicable state law.

     There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the date on which such Receivables are transferred to the Trust could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivables. Under the Agreement, the Transferor will represent and warrant that it transferred the Receivables to the Trust free and clear of the lien of any third party, except certain permitted tax liens. In addition, the Transferor will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust.

     Unless continuation statements are filed within the time specified in the UCC in respect of the security interest of the Trust in the Receivables, the perfection of such interest will lapse.

     As set forth under "Description of the Certificates--Allocation of Collections; Deposits in Collection Account," cash collections of Receivables will, except in certain circumstances, be available for use by the Servicer until deposited into the Collection Account on the business day preceding each Distribution Date. In the event of insolvency or receivership of the Servicer or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such cash collections.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

     The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Transferor.

     Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before the passage of FIRREA that the FDIC in its capacity as receiver or conservator for the Transferor would not interfere with the timely transfer to the Trust of payments collected on the Receivables or interfere with the timely liquidation of Receivables as described below. To the extent that the Transferor has granted a security interest in the Receivables to the Trust, and that interest is validly perfected before the Transferor's insolvency and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by a receiver or conservator of the Transferor. If, however, a receiver were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur.

     The Agreement will provide that, upon the appointment of a receiver or conservator for the Transferor, the Transferor will promptly give notice thereof to the Trustee, and an Early Amortization Event with respect to all Series will occur. Under the Agreement no new Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of certificates representing undivided interests aggregating more than 50% of the aggregate principal amount of each Class of each Series and, if specified in the related Prospectus Supplement, the Enhancement provider with respect to such Series, or unless otherwise required by the receiver or conservator for the Transferor, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. If the only Early Amortization Event to occur is either the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, such receiver or conservator may have the power


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

to require the Transferor to continue to transfer new Receivables to the Trust, and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period.

CONSUMER PROTECTION LAWS

     The relationship between the cardholder and charge card issuer is extensively regulated by federal and state consumer protection statutes. With respect to charge cards issued by the Transferor the most significant federal laws include the federal Truth-In-Lending and Equal Credit Opportunity Acts. These statutes and certain state laws impose disclosure requirements before and when an Account is opened, at the end of monthly billing cycles and at year-end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, cardholders are entitled under these laws to have payments and credits applied to the charge card account promptly and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set off against the obligation to pay the amount of Receivables owing. The Transferor has agreed to accept the designation as Ineligible Receivables of all Receivables that have been charged off and that were not created in compliance in all material respects with the requirements of such laws. The Servicer has also agreed in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "Description of the Certificates--Representations and Warranties."

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders, if such laws result in any Receivables being charged off as uncollectible when there are not funds available under any Enhancement. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Set forth below is a discussion of the material federal income tax consequences to Certificate Owners. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change (which may be retroactive). Dorsey & Whitney LLP, counsel to First Bank ("Counsel"), is delivering its opinion regarding certain federal income tax matters discussed below. The opinion of Counsel specifically addresses only those issues specifically identified below as being covered by such opinion; however, the opinion of Counsel also states that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS"). This discussion does not deal with all aspects of federal income taxation that may be relevant to Certificate Owners in light of their personal investment circumstances, nor to certain types of owners subject to special treatment under the federal income tax laws (E.G., banks, life insurance companies and tax-exempt organizations). Prospective investors are encouraged to consult their own tax advisors with regard to the federal income tax consequences of owning and disposing of the Certificates, as well as the tax consequences arising under the laws of any applicable state, foreign country or other jurisdiction.

TREATMENT OF THE CERTIFICATES AS INDEBTEDNESS OF THE TRANSFEROR

     The Transferor and the holders of Certificates will express in the Agreement the intent that, for federal, state and local income and franchise tax purposes, the Certificates will be indebtedness secured by the

Receivables and any other Trust assets allocable to the Certificates. The Transferor, by entering into the Agreement, and each Certificate Owner, by the acceptance of an interest in a Certificate, will agree to treat the Certificates as indebtedness for federal, state and local income and franchise tax purposes. The Agreement generally will refer to the transfer of the related Receivables as a "sale," however, and since different criteria are used in determining the nontax accounting treatment of the transaction, the Transferor will treat the Agreement, for certain nontax purposes, as effecting a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for nontax purposes.

     The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value and bears the risk of loss if the property decreases in value. Based upon an analysis of such factors, Counsel's opinion provides that for federal income tax purposes the Certificates will be characterized as indebtedness secured by the Receivables and any other Trust assets, and the Trust will not be characterized as an "association" or "publicly traded partnership" taxable as a corporation.

INTEREST INCOME TO CERTIFICATE OWNERS

     Assuming the Certificates are debt obligations for federal income tax purposes, interest on the Certificates will be taxable as ordinary interest income when received by Certificate Owners utilizing the cash-basis method of accounting and when accrued by Certificate Owners utilizing the accrual method of accounting. Under the applicable regulations, the Certificates would be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of a Certificate (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Certificates are sold to the public). Any OID would be considered DE MINIMIS under the regulations if it does not exceed 1/4% of the stated redemption price at maturity of a Certificate multiplied by the number of full years until its maturity date. It is anticipated that the Certificates will not be considered issued with more than DE MINIMIS OID. Under the OID regulations, an owner of a Certificate issued with a DE MINIMIS amount of OID must include such OID in income, on a PRO RATA basis, as principal payments are made on the Certificate.

     While it is not anticipated that the Certificates will be issued with more than DE MINIMIS OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the Certificates are not deemed to be "qualified stated interest" because the Certificates do not provide for default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the Certificates. In addition, under the OID regulations, certain variable interest rates may not be treated as qualified stated interest. Based upon existing authority, however, the Transferor and the Trustee will treat interest payments on the Certificates as qualified stated interest under the OID regulations. If the Certificates are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the Certificates would be includible in the income of Certificate Owners as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a Class of Certificates were not materially different from its coupon, this treatment would have no significant effect on Certificate Owners using the accrual method of accounting. However, cash method Certificate Owners may be required to report income with respect to the Certificates in advance of the receipt of cash attributable to such income.


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

     A Certificate Owner must include OID in income as interest over the term of the Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each Certificate Owner should consult its own tax advisor regarding the impact of the OID rules if the Certificates are issued with OID.

     A Certificate Owner who purchases a Certificate at a discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Certificate. A Certificate Owner who purchases a Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Certificate in accordance with rules set forth in Section 171 of the Code.

     As an alternative to the above treatments, accrual method Certificate Owners may elect to include in gross income all interest with respect to a Certificate, including stated interest, acquisition discount, OID, DE MINIMIS OID, market discount, DE MINIMIS market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method.

DISPOSITION OF CERTIFICATES

     Generally, gain or loss will be recognized on a sale or other taxable disposition of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates. A Certificate Owner's tax basis in a Certificate will generally equal the cost thereof increased by any OID, market discount and gain previously included by such Certificate Owner in income with respect to the Certificate and decreased by any bond premium previously amortized and any principal payments previously received by such Certificate Owner with respect to the Certificate. Any such gain or loss will be capital gain or loss if the Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital gain or loss will be long-term if the Certificate was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid on the Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification of their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information only from Participants and Indirect Participants rather than from the Trustee. Each nonexempt Certificate Owner will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the Certificate Owner's name, address, federal taxpayer identification number and a statement that such Certificate Owner is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Trustee (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the Certificate Owner, and remit the withheld amounts to the IRS as a credit against the Certificate Owner's federal income tax liability.

POSSIBLE CLASSIFICATION OF THE TRUST AS A PARTNERSHIP OR ASSOCIATION

     As described above, it is the opinion of Counsel that for federal income tax purposes the Certificates will be characterized as debt and the Trust will not be characterized as an association or publicly traded partnership taxable as a corporation. However, this opinion is not binding on the IRS and no assurance can be given that this characterization will be sustained.

     If the IRS were to contend successfully that any class of Certificates is not debt for federal income tax purposes, the Trust might be classified for federal income tax purposes as a partnership, an association taxable as a corporation, or a publicly traded partnership taxable as a corporation. In the opinion of Counsel, if the IRS were to contend successfully that the Collateral Investor Interest were not debt for federal income tax purposes (assuming that neither the Class A Certificates or Class B Certificates, nor certificates of any other outstanding Series, were also recharacterized), the arrangement between the Transferor and the Collateral Interest Holder would be classified as a partnership for federal income tax purposes and would not be treated as a publicly traded partnership because of an exception for (i) an entity whose income is interest income that is not derived in the conduct of a financial business or (ii) partnership interests that are privately placed. In such case, the partnership would not be subject to federal income tax. If the Class A Certificates or Class B Certificates are treated as equity interests in a partnership, the partnership would in all likelihood be treated as a publicly traded partnership. A publicly traded partnership is, in general, taxable as a corporation. If the partnership were nevertheless not taxable as a corporation because of an exception for an entity whose income is interest income that is not derived in the conduct of a financial business, it would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by the partnership would be passed through to the partners in the partnership (including the Certificate Owners) according to their respective interests therein.

     The income reportable by the Certificate Owners as partners in such a partnership could differ from the income reportable by them as holders of debt. However, except as provided below, it is not expected that such differences would be material. If the Certificate Owners were treated as partners, a cash-basis Certificate Owner might be required to report income when it accrues to the partnership rather than when it is received by the Certificate Owner. Moreover, if the Certificates are interests in a partnership, an individual Certificate Owner's share of expenses of the partnership would be miscellaneous itemized deductions that might not be deductible in whole or in part, causing the Certificate Owner to be taxable on a greater amount of income than the stated interest on the Certificates. Finally, if any Class of Certificates is treated as equity in a partnership in which other Certificates are debt, all or part of a tax-exempt Certificate Owner's share of income from Certificates treated as equity would be treated as unrelated debt-financed income taxable to the Certificate Owner.

     Alternatively, if the Trust were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Distributions by the entity (other than interest distributions on Classes of Certificates properly characterized as debt) would probably not be deductible in computing the entity's taxable income. Such an entity-level tax could result in reduced distributions to Certificate Owners, and the Certificate Owners could be liable for a share of such a tax. Moreover, all or part of the distributions on Certificates treated as equity would probably be treated as dividend income to the recipients, although such dividends might, under certain circumstances, be eligible for the dividends received deduction under the Code.

     Since the Transferor will treat the Certificates as indebtedness for federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Certificates.

FOREIGN INVESTORS

     If, in accordance with the opinion of counsel, the Certificates are classified as debt for federal income tax purposes, the following information describes the federal income tax treatment of investors that are not U.S. persons (each a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

          (A) Interest paid or accrued to a Foreign Person would be except from U.S. withholding taxes (including backup withholding taxes); PROVIDED that the Foreign Person complies with applicable identification requirements (and does not actually or constructively owns 10% or more of the voting stock of First Bank and is not a controlled foreign corporation with respect to First Bank). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds the Certificates on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of the Certificates stating that the owner is not a U.S. person and providing the owner's name and address, (ii) IRS Form 1001 signed by the beneficial owner of the Certificates or the owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; PROVIDED that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the owner is a U.S. person or that any certification on the form is false.

          (B) An owner of a Certificate who is a Foreign Person will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of the Certificate; PROVIDED that (i) the gain is not effectively connected to a trade or business carried on by the owner in the United States, (ii) in the case of an owner who is an individual, the owner is not present in the United States for 183 days or more during the taxable year in which the sale, exchange or redemption occurs, (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied, and (iv) the Certificate was held as a capital asset.

          (C) If the interest, gain or income on a Certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

          (D) A Certificate owned by an individual who at the time of death is a nonresident alien will not be subject to United Sates federal estate tax as a result of the owner's death if, immediately before his death, (i) the decedent did not actually or constructively own 10% or more of the voting stock of First Bank and (ii) the ownership of the Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States.

     If the IRS were to contend successfully that the Certificates are equity interests in a partnership (not taxable as a corporation), a Certificate Owner that is a Foreign Person might be required to file a U.S. income tax return and pay tax on its share of partnership income at regular U.S. rates, including, in the case of a corporation, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the Certificates are recharacterized as equity interests in an association taxable as a corporation or a publicly traded partnership taxable as a corporation, an owner who is a Foreign Person would generally be taxed (and be subject to withholding) on the gross amount of the distributions on the Certificates, to the extent they are treated as dividends, at the rate of 30% (unless the rate is reduced by applicable treaty).

FUTURE LEGISLATION

     Recent legislation proposed in the U.S. Congress (the "Legislation") would provide for a new type of entity for federal income tax purposes, the "financial asset securitization investment trust" (a "FASIT"). If the Legislation were enacted in its present form, it could enable trusts such as the Trust to be treated by statute as a pass-through entity not subject to entity-level tax and to issue securities that would be treated by statute as debt for federal income tax purposes. It is unclear whether the Legislation will be enacted, to what extent its provisions will be modified prior to enactment, and whether its provisions, as enacted, would enable a FASIT election to be made for all or a portion of the Trust or the securities issued thereby. The Agreement may provide that the Transferor may cause a FASIT election to be made for all or a portion of the Trust if the Transferor delivers to the Trustee a Tax Opinion.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh Plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c) a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in JOHN HANCOCK LIFE INS. CO. V. HARRIS TRUST AND SAV. BANK, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (E.G., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to such Plans by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans, and both ERISA and the Code prohibit certain transactions involving "plan assets" between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans. Violation of these rules may result in the imposition of an excise tax or penalty. Thus, a Plan fiduciary considering an investment in Certificates should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

     Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may be deemed to include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Accordingly, an investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn could have the consequence that certain aspects of such investment, including the operation of the Trust, might give rise to or result in prohibited transactions under ERISA and the Code.

CLASS A CERTIFICATES

     The Regulation contains an exception to the plan asset rules that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets, regardless of the fact that the security might otherwise represent an equity interest in the issuer. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is "widely-held," I.E., owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Under the Regulation, a class of securities will not fail to be widely-held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the control of the issuer.

     The Underwriters expect that the Class A Certificates will be held by at least 100 independent investors at the conclusion of the offering, although no assurances can be given, and no monitoring or other measures will be taken, to ensure that such condition will be met. The Transferor anticipates that the other conditions of the Regulation will be met with respect to the Class A Certificates. Accordingly, subject to the other considerations discussed herein, the Class A Certificates may, in general, be purchased by Plans.

CLASS B CERTIFICATES

     The Underwriters do not expect that the Class B Certificates will be held by 100 or more independent investors. Accordingly, the Class B Certificates may not, in general, be purchased by Plans.

     However, in addition to the exemption for "publicly offered securities," the Regulation also contains an exemption with respect to classes of securities (other than publicly offered securities) in which equity participation by "benefit plan investors" in each class is "not significant." Under the Regulation, equity participation in an entity by benefit plan investors is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by "benefit plan investors," which is defined to encompass all Plans, including without limitation governmental plans and other plans not subject to Title I of ERISA. Accordingly, although no assurances can be given, and no monitoring or other measures will be taken to ensure that participation in the Class B Certificates by benefit plan investors will be less than 25%, the Class B Certificates may be purchased by any entity (including without limitation insurance company general accounts) only if less than 25% of the entity's assets consist of assets of benefit plan investors.

     EACH CERTIFICATE OWNER OF A CLASS B CERTIFICATE (INCLUDING BUT NOT LIMITED TO ANY INSURANCE COMPANY GENERAL ACCOUNT) WILL BE DEEMED EITHER (A) TO HAVE REPRESENTED THAT IT IS NEITHER A PLAN NOR ACQUIRING THE CLASS B CERTIFICATES ON BEHALF OF OR USING THE ASSETS OF ANY PLAN OR (B) TO HAVE REPRESENTED AND COVENANTED THAT, AT THE TIME OF PURCHASE AND AT ALL TIMES THEREAFTER WHILE IT IS HOLDING ANY CLASS B CERTIFICATES, LESS THAN 25% OF ITS ASSETS CONSIST OF ASSETS OF BENEFIT PLAN INVESTORS.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the Class A Certificates with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Transferor and the underwriters named below (the "Underwriters"), the Transferor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Class A Certificates and Class B Certificates set forth opposite its name.

                                                         PRINCIPAL AMOUNT
UNDERWRITERS                                          OF CLASS A CERTIFICATES
------------                                          -----------------------

J.P. Morgan Securities Inc.. . . . . . .               $    __________
 . . . . . . . . . . . . . . . . . . . .                    __________

 . . . . . . . . . . . . . . . . . . . .                    __________
 . . . . . . . . . . . . . . . . . . . .                    __________
    Total. . . . . . . . . . . . . . . .               $
                                                            ----------
                                                            ----------



                                                         PRINCIPAL AMOUNT
                                                      OF CLASS B CERTIFICATES
                                                      -----------------------

J.P. Morgan Securities Inc.. . . . . . .               $    __________
 . . . . . . . . . . . . . . . . . . . .                    __________
 . . . . . . . . . . . . . . . . . . . .                    __________
 . . . . . . . . . . . . . . . . . . . .                    __________
    Total. . . . . . . . . . . . . . . .               $
                                                            ----------
                                                            ----------


     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any of the Certificates are purchased.

     The Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of ___% of the principal amount of the Class A Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of ___% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

     The Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of___% of the principal amount of the Class B Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of ___% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

     Each Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Certificates to a person who is of a kind described in Article 8 of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) (No.2) Order 1995 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

     The Transferor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with First Bank, its affiliates and the Trust.

                                  LEGAL MATTERS

     It is anticipated that certain legal matters and federal income tax matters relating to the issuance of the Certificates will be passed uponfor First Bank by Dorsey & Whitney LLP. Certain legal matters relating to the issuance of the Certificates and ERISA matters will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom.

                                 INDEX OF TERMS

Term                                                                        Page
----                                                                        ----

Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 5
Accumulation Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Accumulation Period Length . . . . . . . . . . . . . . . . . . . . . . . . . .43
Additional Account Closing Date. . . . . . . . . . . . . . . . . . . . . . . .48
Additional Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 48
Additional Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Adjusted Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . 8, 52
Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4, 5
Available Principal Collections. . . . . . . . . . . . . . . . . . . . . . . .58
Available Reserve Account Amount . . . . . . . . . . . . . . . . . . . . . . .54
Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Bank Portfolio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Card Services. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
Cede . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
CEDEL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
CEDEL Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Certificate Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1, 4
Class. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Class A Additional Interest. . . . . . . . . . . . . . . . . . . . . . . . . .56
Class A Adjusted Invested Amount . . . . . . . . . . . . . . . . . . . . . 8, 52
Class A Available Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Class A Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Class A Certificate Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Class A Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .1, 4
Class A Expected Final Payment Date. . . . . . . . . . . . . . . . . . . . 7, 11
Class A Fixed Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . .51
Class A Floating Percentage. . . . . . . . . . . . . . . . . . . . . . . . . .51
Class A Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . . 7
Class A Invested Amount. . . . . . . . . . . . . . . . . . . . . . . . . . 7, 52
Class A Investor Charge-Off. . . . . . . . . . . . . . . . . . . . . . . .17, 61
Class A Investor Default Amount. . . . . . . . . . . . . . . . . . . . . . . .61
Class A Investor Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Class A Monthly Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .57
Class A Monthly Principal. . . . . . . . . . . . . . . . . . . . . . . . . . .59
Class A Required Amount. . . . . . . . . . . . . . . . . . . . . . . . . .16, 54
Class A Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
Class B Additional Interest. . . . . . . . . . . . . . . . . . . . . . . . . .56
Class B Available Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Class B Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Class B Certificate Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Class B Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .1, 4
Class B Expected Final Payment Date. . . . . . . . . . . . . . . . . . . . 7, 11
Class B Fixed Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . .51
Class B Floating Percentage. . . . . . . . . . . . . . . . . . . . . . . . . .51
Class B Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . . 7
Class B Invested Amount. . . . . . . . . . . . . . . . . . . . . . . . . . 7, 52

Term                                                                        Page
----                                                                        ----

Class B Investor Charge-Off. . . . . . . . . . . . . . . . . . . . . . . .18, 62
Class B Investor Default Amount. . . . . . . . . . . . . . . . . . . . . . . .61
Class B Investor Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Class B Monthly Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .57
Class B Monthly Principal. . . . . . . . . . . . . . . . . . . . . . . . . . .59
Class B Required Amount. . . . . . . . . . . . . . . . . . . . . . . . . .16, 55
Class B Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19, 73
Collateral Available Funds . . . . . . . . . . . . . . . . . . . . . . . . . .57
Collateral Default Amount. . . . . . . . . . . . . . . . . . . . . . . . . . .58
Collateral Fixed Percentage. . . . . . . . . . . . . . . . . . . . . . . . . .51
Collateral Floating Percentage . . . . . . . . . . . . . . . . . . . . . . . .51
Collateral Initial Invested Amount . . . . . . . . . . . . . . . . . . . . . . 7
Collateral Interest Holder . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Collateral Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . 7, 52
Collateral Investor Charge-Off . . . . . . . . . . . . . . . . . . . . . . . .62
Collateral Investor Interest . . . . . . . . . . . . . . . . . . . . . . . . . 5
Collateral Monthly Interest. . . . . . . . . . . . . . . . . . . . . . . . . .58
Collateral Monthly Principal . . . . . . . . . . . . . . . . . . . . . . . . .59
Collateral Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
Collateral Required Amount . . . . . . . . . . . . . . . . . . . . . . . . . .55
Collateral Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . .67
Collection Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
Collection Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Controlled Accumulation Amount . . . . . . . . . . . . . . . . . . . . . . . .59
Controlled Deposit Amount. . . . . . . . . . . . . . . . . . . . . . . . . . .59
Cooperative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Corporate Card . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73
Covered Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14, 53
Cut-Off Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Defaulted Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
Deficit Controlled Accumulation Amount . . . . . . . . . . . . . . . . . .13, 60
Definitive Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . .41
Depositaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
Depository . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
Determination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
Disclosure Document. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
DDisqualified Persons. . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
Distribution Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
DOL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
DTC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3, A-1
Early Amortization Event . . . . . . . . . . . . . . . . . . . . . . . . . . .63
Early Amortization Period. . . . . . . . . . . . . . . . . . . . . . . . . . .14
Eligible Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
Eligible Institution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
Eligible Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
Eligible Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
Enhancement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60

Term                                                                        Page
----                                                                        ----

Enhancement Surplus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19, 78
Euroclear. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Euroclear Operator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Euroclear Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Euroclear System . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Excess Spread. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16, 57
Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Exchangeable Transferor Certificate. . . . . . . . . . . . . . . . . . . . . .10
FASIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
FDIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .72
FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
Final Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
FIRREA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21, 72
First Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
First Bank System. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
Fixed Allocation Percentage. . . . . . . . . . . . . . . . . . . . . . . . . .50
Floating Allocation Percentage . . . . . . . . . . . . . . . . . . . . . . . .50
Foreign Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .76
Global Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
Indirect Participants. . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
Ineligible Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
Initial Invested Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Interest Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Interest Payment Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Invested Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 52
Investor Charge-Offs . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
Investor Default Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . .61
Investor Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73
Legislation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
Loan Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
Minimum Transferor Amount. . . . . . . . . . . . . . . . . . . . . . . . . . .45
Minimum Transferor Percentage. . . . . . . . . . . . . . . . . . . . . . . . .45
Minimum Trust Principal Component. . . . . . . . . . . . . . . . . . . . . . .48
Monthly Investor Servicing Fee . . . . . . . . . . . . . . . . . . . . . .10, 66
Monthly Servicer Report. . . . . . . . . . . . . . . . . . . . . . . . . . . .69
Net Interchange. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Net Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
OID. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .74
Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
Parties in Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
Payment Date Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
Previous Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
Principal Collections. . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
Principal Funding Account. . . . . . . . . . . . . . . . . . . . . . . . . . .13
Principal Funding Account Balance. . . . . . . . . . . . . . . . . . . . . . .53
Principal Funding Investment Proceeds. . . . . . . . . . . . . . . . . . .13, 53

Term                                                                        Page
----                                                                        ----

Principal Funding Investment Shortfall . . . . . . . . . . . . . . . . . .14, 53
Principal Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25, 45
Proposed Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .75
Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Purchasing Cards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
Rating Agency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
Reallocated Class B Principal Collections. . . . . . . . . . . . . . . . .12, 54
Reallocated Collateral Principal Collections . . . . . . . . . . . . . . . . .54
Reallocated Principal Collections. . . . . . . . . . . . . . . . . . . . . . .54
Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 5
Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
Removed Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 49
Required Collateral Invested Amount. . . . . . . . . . . . . . . . . . . .18, 60
Required Reserve Account Amount. . . . . . . . . . . . . . . . . . . . . . . .53
Reserve Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
Reserve Account Funding Date . . . . . . . . . . . . . . . . . . . . . . . . .53
Revolving Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Series . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5, A-1
Series 1996-1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Series 1996-1 Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Series Supplement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Service Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Servicer Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
Servicer Interchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
Servicing Base Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . .66
Shared Excess Yield Collections. . . . . . . . . . . . . . . . . . . . . .16, 58
Shared Principal Collections . . . . . . . . . . . . . . . . . . . . . . . . .60
Special Payment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
Stated Series Termination Date . . . . . . . . . . . . . . . . . . . . . . 8, 62
Tax Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
Terms and Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Transfer Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
Transferor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Transferor Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
Transferor Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Transferor Percentage. . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1, 4
Trust Portfolio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
Trust Principal Component. . . . . . . . . . . . . . . . . . . . . . . . . . .33
Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
U.S. Person. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-4
UCC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .79
Underwriting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .79
VISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Yield Collections. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

Term                                                                        Page
----                                                                        ----

Yield Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                                                                         ANNEX I


          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered First Bank Corporate Card Master Trust Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

     Registration Fee. . . . . . . . . . . . . . .     $344.83
     Printing and Engraving. . . . . . . . . . . .     $   *
     Trustee's Fee . . . . . . . . . . . . . . . .     $   *
     Legal Fees and Expenses . . . . . . . . . . .     $   *
     Blue Sky Fees and Expenses. . . . . . . . . .     $   *
     Accountant's Fees and Expenses. . . . . . . .     $   *
     Rating Agency Fees. . . . . . . . . . . . . .     $   *
     Miscellaneous Fees and Expenses . . . . . . .     $   *
                                                       -------
          Total Expenses . . . . . . . . . . . . .     $   *
                                                       -------
                                                       -------

--------------------

     * To be supplied by amendment.

Item 14.  Indemnification of Directors and Officers

          Article Twelve of the Amended and Restated Articles of Association of First Bank of South Dakota (National Association) provides as follows:

          TWELFTH. Any person, such person's heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit or proceeding, whether civil, criminal, or administrative, to which such person or such person's heirs, executors, or administrators shall be made a party by reason of such person being or having been a director, advisory director, officer, employee, or agent of the Association or of any firm, corporation, or organization which such person served in any such capacity at the request of the Association. Provided, however, that no such person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding: (1) as to which such person shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct, or criminal acts in the performance of such person's duties to the Association, or (2) which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of outstanding shares of the Association, or the board of directors acting by vote of directors not parties to the same or substantially the same action, suit or proceeding constituting a majority of the whole number of directors, or (3) against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by such person in the form of payment to the Association.
The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, such person's heirs, executors, or administrators, may be entitled as a matter of law.

          Such expenses actually incurred by such person in connection with such action, suit, or proceeding may be paid by the Association in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Association. Prior to the advancement of any such expenses, the board of directors shall determine in writing that all of the following conditions are met: (1) such person has a substantial likelihood of prevailing on the merits,
(2) in the event such person does not prevail, such person will have the financial capability to reimburse the Association, and (3) payment of such expenses by the Association will not adversely affect the safety and soundness of the Association. If at any time the board of directors believes, or should reasonably believe, that any of the above conditions are not met, the

Association shall cease paying such expenses. Further, the Association shall enter into a written agreement with such person specifying the conditions under which such person shall reimburse the Association.

          The Association may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying such directors, advisory directors, officers, employees, or agents to the extent that such indemnification is allowed in this Article Twelfth. Such insurance shall not provide coverage of liability for any formal order issued by a regulatory authority assessing civil money penalties against a director, advisory director, officer, employee, or agent. Further, such insurance may, but need not be, for the benefit of all such directors, advisory directors, officers, employees, or agents.

Item 15.  Recent Sales of Unregistered Securities

          Not applicable.

Item 16.  Exhibits and Financial Statement Schedules

          (a) Exhibits

Number       Description
------       -----------

1.1    --    Form of Underwriting Agreement*

3.1    --    Amended and Restated Articles of Association of the Transferor

3.2    --    Bylaws of the Transferor

4.1    --    Form of Pooling and Servicing Agreement among the Transferor, the
             Servicer and the Trustee*

4.2    --    Form of Series 1996-1 Supplement to the Pooling and Servicing
             Agreement among the Transferor, the Servicer and the Trustee*

4.3    --    Form of Class A Certificate (contained in Exhibit 4.2)*

4.4    --    Form of Class B Certificate (contained in Exhibit 4.2)*

5.1    --    Opinion of Dorsey & Whitney re Legality*

8.1    --    Opinion of Dorsey & Whitney re Tax Matters*

23.1   --    Consent of Dorsey & Whitney (contained in Exhibit 5.1)*

23.2   --    Consent of Dorsey & Whitney (contained in Exhibit 8.1)*

24     --    Powers of Attorney (Included at page II-4)

------------------

     *     To be filed by amendment.

          (b)  Financial Statement Schedules

                Not applicable.

Item 17.  Undertakings

          The undersigned Registrant hereby undertakes as follows:

          (a) To provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (d) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Lee R. Mitau, Susan E. Lester and David
J. Parrin, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota, on March 19, 1996.

                                        FIRST BANK OF SOUTH DAKOTA
                                        (NATIONAL ASSOCIATION)


                                        By   /s/  Daniel P Murphy
                                             ----------------------
                                             Daniel P. Murphy
                                             Director and President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

        Signature                     Title                            Date
        ---------                     -----                            ----

     /s/  Daniel P Murphy     Director and President              March 19, 1996
     ---------------------    (principal executive officer)
     Daniel P. Murphy


     /s/  Susan E. Lester     Executive Vice President            March 19, 1996
     ---------------------    and Chief Financial Officer
     Susan E. Lester          (principal financial officer)


     /s/  David J. Parrin     Senior Vice President and           March 19, 1996
     ---------------------    Controller (principal accounting
     David J. Parrin          officer)


     /s/  Thomas J. Flynn     Director                            March 19, 1996
     ---------------------
     Thomas J. Flynn


     /s/  Barry L. Martin     Director                            March 19, 1996
     ---------------------
     Barry L. Martin

        Signature                     Title                            Date
        ---------                     -----                            ----

     /s/  Craig A. Johnson    Director                            March 19, 1996
     ---------------------
     Craig A. Johnson


     /s/  Philip G. Heasley   Director                            March 19, 1996
     ---------------------
     Philip G. Heasley

                                INDEX TO EXHIBITS

                                                             Sequentially
Exhibit                                                       Numbered
Number                      Description                         Page
-------                     -----------                      ------------

1.1            Form of Underwriting Agreement*

3.1            Amended and Restated Articles of
               Association of the Transferor

3.2            Bylaws of the Transferor

4.1            Form of Pooling and Servicing
               Agreement among the Transferor, the
               Servicer and the Trustee*

4.2            Form of Series 1996-1 Supplement to
               the Pooling and Servicing Agreement
               among the Transferor, the Servicer
               and the Trustee*

4.3            Form of Class A Certificate
               (contained in Exhibit 4.2)*

4.4            Form of Class B Certificate
               (contained in Exhibit 4.2)*

5.1            Opinion of Dorsey & Whitney re
               Legality*

8.1            Opinion of Dorsey & Whitney re Tax
               Matters*

23.1           Consent of Dorsey & Whitney
               (contained in Exhibit 5.1)*

23.2           Consent of Dorsey & Whitney
               (contained in Exhibit 8.1)*

24             Powers of Attorney (Included at page
               II-4)

-------------------------
*    To be filed by amendment.